                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                           ARIS CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                       FRED SCHAPELHOUMAN, CHIEF FINANCIAL OFFICER
      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                              2229 112TH AVENUE NE
                            BELLEVUE, WA 98004-2936
                                 AUGUST 3, 2001

Dear Shareholder:

    You are cordially invited to attend a special meeting of shareholders of ARIS Corporation ("ARIS") to be held at the offices of ARIS on September 11, 2001 at 10:00 a.m., local time. A notice of the special meeting, a proxy card and a proxy statement/prospectus containing information about the matters to be acted upon are enclosed. All holders of record of ARIS common stock as of the close of business on July 30, 2001 are entitled to notice of, and to vote at, the special meeting.

    On June 11, 2001, ARIS's board of directors approved an Agreement and Plan of Merger between CIBER, Inc. ("CIBER") and ARIS. Subsequently, ARIS's board of directors approved a Second Amended and Restated Agreement and Plan of Merger by and between CIBER and ARIS. Among other things, the Second Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") provides for the merger of ARIS with and into CIBER, with CIBER being the surviving corporation (the "Merger"). In the Merger, each share of your ARIS common stock will be exchanged for $1.30 cash and up to .220 of one share of CIBER common stock subject to adjustment as provided in the Merger Agreement. CIBER common stock is listed on the NYSE under the trading symbol "CBR." On August 2, 2001, CIBER common stock closed at a price of $7.00 per share.

    After careful consideration, the ARIS board of directors has determined the Merger to be in your best interests and has declared the Merger advisable. ARIS's board of directors has unanimously approved the Merger Agreement and recommends that you vote FOR the proposal to adopt the Merger Agreement and approve the transactions contemplated thereby.

    YOUR VOTE IS IMPORTANT. THE MERGER CANNOT BE COMPLETED UNLESS TWO-THIRDS OF THE OUTSTANDING ARIS COMMON STOCK IS VOTED IN FAVOR OF ADOPTING THE MERGER AGREEMENT AND APPROVING THE MERGER. PLEASE TAKE PART IN THE AFFAIRS OF ARIS BY VOTING. Each record holder of a share of ARIS common stock will be entitled to cast one vote per share.

    This proxy statement/prospectus provides you with detailed information concerning CIBER and the Merger. Please give all of the information contained in the proxy statement/prospectus your careful attention. In particular, you should carefully consider the discussion in the section entitled "Risk Factors" on page 9 of the proxy statement/prospectus.

    You can find out how to obtain additional information regarding CIBER and ARIS in the section entitled "Where You Can Find More Information" on page 65 of this proxy statement/prospectus.

    Whether or not you plan to attend the meeting, please vote by submitting a voting proxy by completing, signing, dating and returning the accompanying proxy card in the enclosed prepaid envelope. Your prompt cooperation and interest in ARIS is greatly appreciated and your vote is very important.

                                          Sincerely,

                                          /s/ Kendall W. Kunz

                                          KENDALL W. KUNZ
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                          SECRETARY

August 3, 2001

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SHARES OF CIBER COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL.
--------------------------------------------------------------------------------

    THIS PROXY STATEMENT/PROSPECTUS IS DATED AUGUST 3, 2001 AND FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT AUGUST 8, 2001.
--------------------------------------------------------------------------------

                                ARIS CORPORATION
                              2229 112TH AVENUE NE
                            BELLEVUE, WA 98004-2936
                                 AUGUST 3, 2001

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                             ---------------------

Time: 10:00  a.m.

Date: September 11, 2001

Place: ARIS Corporation; 2229 112th Avenue NE; Bellevue, WA 98004-2936

Purpose:

    To approve and adopt the Merger Agreement and approve the Merger with CIBER, Inc., as described in more detail in the accompanying proxy statement/prospectus and to consider and act upon such other proposals as may properly be brought before the meeting.

    Only shareholders of record on the close of business on July 30, 2001 may vote at the meeting. Only shareholders or their proxy holders and ARIS guests may attend the meeting.

    YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF ARIS, IN THE ENCLOSED ENVELOPE PROMPTLY.

                                          By Order of the Board of Directors

                                          /s/ Kendall W. Kunz

                                          KENDALL W. KUNZ
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                          SECRETARY

August 3, 2001

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER......................      1
SUMMARY.....................................................      4
  The Companies.............................................      4
  The Merger................................................      4
FORWARD LOOKING STATEMENTS IN THIS PROXY
  STATEMENT/PROSPECTUS......................................      8
RISK FACTORS................................................      9
THE SPECIAL MEETING OF ARIS SHAREHOLDERS....................     12
  Proxy statement/prospectus................................     12
  Date, time and place of the special meeting...............     12
  Purpose of the special meeting............................     12
  Shareholder record date for the special meeting...........     12
  Proxies...................................................     13
  Voting electronically or by telephone.....................     13
  Solicitation of proxies...................................     14
THE MERGER..................................................     15
  Effect of the merger and conversion of ARIS common
    stock...................................................     15
  Background of the merger..................................     15
  Joint reasons for the merger..............................     18
  Factors Considered by and Recommendation of the ARIS Board
    of Directors............................................     18
  Factors Considered by the CIBER Board of Directors........     20
  Opinion of ARIS's Financial Advisor.......................     20
  Interests of ARIS Directors and Officers in the Merger....     27
  Equity grants and employee benefits after completion of
    the merger for ARIS employees...........................     27
    ARIS Options............................................     27
    Nonexecutive Option Grants..............................     28
    Executive Option Grants & Severance Benefits............     28
    ARIS 401(k) Plan........................................     28
    ARIS Health Plans.......................................     28
  Exchange of ARIS stock certificates for CIBER stock
    certificates............................................     28
  U.S. federal income tax consequences of the merger........     29
  Information reporting and backup withholding..............     31
  Reporting requirements....................................     31
  Accounting treatment of the merger........................     31
  Restrictions on sales of shares by affiliates of ARIS and
    CIBER...................................................     31
  Listing on the NYSE of CIBER common stock to be issued in
    the merger..............................................     32
  Delisting and deregistration of ARIS common stock after
    the merger..............................................     32
  Dissenters' Rights........................................     32
THE MERGER AGREEMENT........................................     35
  The Merger................................................     35
    Certificate of Incorporation and Bylaws of ARIS After
     the Merger.............................................     35
    Directors and Officers of ARIS After the Merger.........     35
    Effect of Merger on Capital Stock of ARIS...............     35
    Procedure for Exchanging ARIS Common Stock for CIBER
     Common Stock...........................................     35
  Representations and warranties............................     35
    ARIS Representations and Warranties.....................     36
    CIBER Representations and Warranties....................     36
  ARIS's conduct of business before completion of the
    merger..................................................     37
  CIBER's conduct of business before completion of the
    merger..................................................     38

  Regulatory filings........................................     39
  Special meeting of ARIS shareholders......................     39
  Non-solicitation by ARIS..................................     40
  Treatment of ARIS stock options and contingent obligation
    to issue shares.........................................     40
  ARIS's employee benefit plans.............................     40
  Indemnification...........................................     40
  Conditions to completion of the merger....................     40
  Termination of the Merger Agreement.......................     42
  Payment of Termination Fee................................     42
  Extension, waiver and amendment of the merger agreement...     43
OTHER AGREEMENTS............................................     43
  Voting agreements.........................................     43
ARIS CORPORATION SUMMARY OF SELECTED FINANCIAL DATA.........     44
CIBER, INC. SUMMARY OF SELECTED FINANCIAL DATA..............     45
CIBER, INC. AND ARIS CORPORATION COMPARATIVE PER SHARE DATA
  (UNAUDITED)...............................................     46
CIBER, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED
  FINANCIAL STATEMENTS......................................     47
DESCRIPTION OF CIBER'S CAPITAL STOCK........................     53
  Authorized Capital Stock..................................     53
  CIBER Common Stock........................................     53
  CIBER Preferred Stock.....................................     53
COMPARISON OF RIGHTS OF HOLDERS OF ARIS COMMON STOCK AND
  CIBER COMMON STOCK........................................     55
  Business Combinations.....................................     55
  State Takeover Legislation................................     55
  Rights Of Dissenting Shareholders.........................     56
  Amendments To Certificate or Articles of Incorporation....     57
  Amendment To Bylaws.......................................     58
  No Preemptive Rights......................................     58
  Redemption Of Capital Stock...............................     58
  Dividend Sources..........................................     59
  Duration Of Proxies.......................................     59
  Shareholder/Stockholder Action............................     59
  Shareholder/Stockholder Proposals.........................     60
  Meetings of Shareholders/Stockholders.....................     60
  Cumulative Voting.........................................     60
  Number And Election Of Directors..........................     60
  Removal Of Directors......................................     61
  Vacancies.................................................     61
  Indemnification of Directors and Officers.................     62
  Limitation of Personal Liability of Directors.............     64
LEGAL MATTERS...............................................     64
EXPERTS.....................................................     64
WHERE YOU CAN FIND MORE INFORMATION.........................     65
ANNEX A--Second Amended and Restated Agreement and Plan of
  Merger....................................................    A-1
ANNEX B--Opinion of Friedman Billings & Ramsey Co., Inc.....    B-1
ANNEX C--Dissenters' Rights.................................    C-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q:                      Why are CIBER and ARIS combining businesses?

A:                      The boards of directors of CIBER and ARIS have determined
                        that a combined company has the potential to realize a
                        stronger competitive position and to achieve improved
                        long-term operating and financial results. In particular, we believe the merger will provide CIBER and ARIS with the
                        opportunity to:

                        -  offer a combination of information technology services to better serve the needs of customers;

                        -  provide greater geographic coverage for existing and new customers;

                        -  provide greater corporate cost saving synergies; and

                        - provide ARIS shareholders with CIBER shares that offer better liquidity based on the historical trading volume of
                           CIBER and ARIS shares.

Q: When and where is the special shareholders' meeting being held and what specific proposals will I be asked to consider?

A: The ARIS special shareholders' meeting will take place at 10 a.m. on September 11, 2001 at the corporate offices of ARIS. At the special meeting, ARIS shareholders will be asked to adopt the merger agreement and approve the merger of ARIS with and into CIBER. Following the merger, ARIS shareholders will become shareholders of CIBER, and ARIS will no longer exist as a separate entity.

                        The ARIS board of directors recommends voting in favor of this proposal.

                        In addition, ARIS shareholders may be asked to vote on any other matters that properly come before the meeting.

Q:                      What will I receive in the merger?

A:                      If the merger is completed, you will receive $1.30 in cash and up to .220 of one share of CIBER common stock for each share of ARIS common stock that you own at the time of the merger (subject to adjustment as provided in the merger
                        agreement). You will not receive any fractional shares of
                        CIBER common stock in the merger, but instead will receive a cash payment as determined under the merger agreement.

Q:                      When can I sell the shares of CIBER stock that I receive in the merger?

A: The shares of CIBER common stock received by you in the merger will be freely transferable unless you are an "affiliate" of either CIBER or ARIS. Generally, an "affiliate" is considered to be someone who is a senior executive officer or director of a company or someone who owns more than 10% of the outstanding stock of a company.

Q: How many shares of CIBER common stock will ARIS's shareholders own after the merger?

A: Based on the number of outstanding shares of ARIS stock as of July 30, 2001, after the merger, shareholders of ARIS will own approximately 2.5 million shares of CIBER common stock. This will constitute approximately 4% of the outstanding CIBER common stock after the merger.

Q:                      What do I need to do now?

A:                      After carefully reading and considering the information
                        contained in this proxy statement/ prospectus, please
                        respond by completing, signing and dating your proxy card
                        and returning it in the enclosed postage paid envelope.
                        Alternatively, you may submit your proxy by telephone or by using the internet by following the instructions herein.
                        Please submit your proxy as soon as possible so that your
                        shares may be represented at the special meeting.


Q:                      What happens if I do not indicate how to vote my proxy?

A:                      If you properly sign your proxy card but do not include
                        instructions on how to vote, your shares will be voted FOR adoption of the merger agreement and approval of the merger.

Q:                      What happens if I do not return a proxy card?

A: Not returning your proxy card will have the same effect as voting against the merger. This is why it is so important that you make your vote count by completing and returning your proxy card.

Q: May I change my vote after I have mailed my signed proxy card or voted over the internet or the telephone?

A:                      Yes, you may change your vote at any time before your proxy is voted at the special meeting. You can do this in one of four ways:

                        - you can send a written notice to the Secretary of ARIS stating that you would like to revoke your proxy;

                        -  you can complete and submit a new proxy card;

                        - you can vote by telephone or over the internet (your latest vote is counted); or

                        -  you can attend the special meeting and vote in person.

                        If your ARIS stock is registered in your name, your
                        attendance at the meeting alone will not revoke your proxy.
                        Only your vote at the meeting will revoke your proxy.

Q: If my broker holds my shares in "street name," will my broker vote my shares for me?

A:                      No. Your broker will not be able to vote your shares without instructions from you. If you do not provide your broker
                        with voting instructions, your shares will be considered
                        present at the special meeting for purposes of determining a quorum but will not be voted in favor of the merger. If you have instructed a broker to vote your shares, you must
                        follow directions received from your broker to change those instructions.

Q:                      Should I send in my stock certificates now?

A:                      No. After the merger is completed, CIBER's exchange agent
                        will send you written instructions for exchanging your ARIS stock certificates for CIBER stock certificates.

Q:                      Will an ARIS shareholder's rights as a CIBER shareholder be different than a ARIS shareholder's rights as a ARIS
                        shareholder?

A:                      Yes. At the time of the merger and upon the exchange of ARIS common stock for CIBER common stock, each ARIS shareholder will become a CIBER shareholder. There are differences
                        between the rights of shareholders of CIBER and shareholders of ARIS. Please carefully review the description of these
                        differences in the section entitled "Comparison of Rights of
                        Holders of ARIS Common Stock and CIBER Common Stock" on page
                        55 of this proxy
                        statement/prospectus.

Q:                      Am I entitled to dissenters' rights?

A:                      Yes. Under Washington law, you are entitled to dissenters'
                        rights in the merger. Please review the discussion regarding dissenters' rights on page 32 of this proxy
                        statement/prospectus for a complete description of how to
                        exercise your dissenters' rights.

Q: How many shares of common stock must be represented either in person or by proxy to hold the meeting?

A: A majority of the outstanding shares of ARIS common stock must be represented in person or by proxy to constitute a quorum at the special meeting.

Q:                      How many votes are needed to approve the merger?


A:                      Two-thirds of the outstanding shares of ARIS common stock
                        must be voted in favor of the merger for it to be approved.

                        You should be aware that Kendall Kunz, ARIS's president and chief executive officer, and Paul Song Chairman and founder of ARIS and his family interests, have entered into
                        agreements with CIBER to vote their shares of ARIS common
                        stock in favor of the merger. These individuals held
                        approximately 35% of ARIS's outstanding common stock as of the record date.

Q:                      When do you expect the merger to be completed?

A: CIBER and ARIS expect to complete the merger as soon as possible after the ARIS special meeting on September 11, 2001.

Q:                      Who can help answer my questions?

A:                      You can call ARIS investor relations at (425) 372-2704 with any questions about the merger.

                                    SUMMARY

    This summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to for a more complete understanding of the merger. In particular, you should read the documents attached to this proxy statement/prospectus, including the merger agreement, which is attached as Annex A. Throughout this proxy statement/ prospectus capitalized terms that are not defined herein have the meaning given to them in the merger agreement. In addition, we incorporate by reference important business and financial information about CIBER and ARIS into this proxy statement/prospectus. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 65 of this proxy statement/ prospectus. Note that throughout the proxy statement/prospectus the terms shareholder and stockholder are both used. Under Washington State law a holder of capital stock of a corporation is a called a shareholder. Under Delaware law a holder of capital stock is called a stockholder.

THE COMPANIES

CIBER, INC.

    CIBER, Inc. and its subsidiaries provide information technology ("IT") system integration consulting and other services and to a lesser extent, re-sell certain hardware and software products. CIBER's clients consist primarily of Fortune 2000 and middle market companies across most major industries and governmental agencies. CIBER operates from branch offices across the United States, plus offices in Canada and Europe. Requests for additional information about CIBER may be directed to:

       CIBER, Inc.
       Investor Relations
       5251 DTC Parkway
       Suite 1400
       Greenwood Village, CO 80111
       (303) 220-0100

ARIS CORPORATION

    ARIS Corporation is an eBusiness and IT consulting firm that provides a full range of services including business strategy, enterprise applications and front-end web development. Requests for additional information about ARIS may be directed to:

       ARIS Corporation
       Investor Relations
       2229 112th Avenue NE
       Bellevue, WA 98004-2936
       (425) 372-2747

THE MERGER

    THE MERGER AGREEMENT IS ATTACHED AS ANNEX A TO THIS PROXY
STATEMENT/PROSPECTUS AND IS INCORPORATED BY THIS REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS. ARIS ENCOURAGES ITS SHAREHOLDERS TO READ THE MERGER AGREEMENT AS IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER. CAPITALIZED TERMS NOT DEFINED IN THIS PROXY STATEMENT/PROSPECTUS SHALL HAVE THE MEANINGS GIVEN TO THEM IN THE MERGER AGREEMENT.

    ARIS will merge with and into CIBER, and CIBER shall be the surviving entity. As a result of the merger, shareholders of ARIS will become shareholders of CIBER, and ARIS will no longer exist as a separate entity.

SHAREHOLDER APPROVAL

    The holders of two-thirds of the outstanding shares of ARIS common stock must approve and adopt the merger and the merger agreement. CIBER shareholders are not required to adopt the merger agreement or vote on and approve the merger. You are entitled to cast one vote for each share of ARIS common stock you owned as of July 30, 2001, the record date for the special meeting.

RECOMMENDATION OF ARIS'S BOARD OF DIRECTORS

    After careful consideration, ARIS's board of directors has determined the merger to be advisable and in your best interests and recommends that you vote FOR the adoption of the merger agreement and approval of the merger.

OPINION OF ARIS'S FINANCIAL ADVISOR

    ARIS retained Friedman, Billings, Ramsey & Co., Inc. ("FBR") in a letter agreement dated May 24, 2001, and amended on July 31, 2001 to review the fairness of the consideration to the ARIS shareholders. FBR rendered an opinion to the ARIS board of directors on June 11, 2001 to the effect that, based upon and subject to the considerations and limitations set forth in such opinion, as of such date, the consideration was fair, from a financial point of view, to the ARIS shareholders.

COMPLETION AND EFFECTIVENESS OF THE MERGER

    CIBER and ARIS will complete the merger when all of the conditions to completion of the merger, as described below, are either satisfied or waived. The merger will become effective upon the filing of a certificate of merger with the State of Delaware, and the articles of merger and plan of merger with the State of Washington.

    CIBER and ARIS are working toward completing the merger as quickly as possible, and the parties hope to complete the merger in the third calendar quarter of 2001.

CONDITIONS TO COMPLETION OF THE MERGER

    Completion of the merger is subject to the satisfaction or written waiver of a number of conditions, including:

    - holders of two-thirds of the outstanding shares of ARIS common stock must vote in favor of adopting the merger agreement and approving the merger;

    - the registration statement, of which this proxy statement/prospectus is a part, must be declared and remain effective with the SEC;

    - no law, regulation or order preventing the completion of the merger shall be in effect;

    - any applicable waiting periods shall have expired; and

    - no pending or threatened legal proceeding exists in which a governmental entity is challenging the merger.

    In addition, there are other conditions that must be satisfied or waived by ARIS or CIBER prior to the completion of the merger, these conditions are described in greater detail in the section titled "The Merger Agreement" beginning on page 35 of this proxy statement/prospectus.

TERMINATION OF THE MERGER AGREEMENT

    ARIS and CIBER may mutually agree to terminate the merger agreement without completing the merger. Additionally, the merger maybe terminated under any of the following circumstances:

    - by either party if the merger is not finalized by November 15, 2001;

    - by ARIS or CIBER if the other party shall have failed to perform in a material respect any of its representations, warranties, covenants contained in the agreement;

    - by either party if a court or other governmental entity shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transaction;

    - by either party if ARIS does not receive a two-thirds shareholder vote in favor of the merger at the ARIS Special Shareholders Meeting;

    - by CIBER if ARIS shall have violated the non-solicitation clause contained in the merger agreement;

    - by ARIS if the average of the daily closing prices of a share of CIBER Common Stock on the NYSE for the five (5) consecutive trading days ended three (3) days prior to the Closing is less than $4.00;

    - by ARIS if CIBER's Tangible Net Worth on the Final Closing Balance Sheet Date is less than ninety percent (90%) of its Tangible Net Worth on May 31, 2001;

    - by CIBER if ARIS shall have suffered or incurred any ARIS Material Adverse Effect since March 31, 2001; and

    - by CIBER if prior to the ARIS Shareholders' meeting, ARIS receives an Acquisition Proposal that it determines is a Superior Proposal, and the board of directors of ARIS resolves that it is in the best interest of ARIS to accept the Superior Proposal.

    In addition, even if ARIS has met all of the conditions to consummating the merger, CIBER may pay to ARIS $2,500,000 in exchange for the right to cancel the merger agreement at its sole discretion.

PAYMENT OF TERMINATION FEE

    Under certain situations if the merger is not completed, CIBER or ARIS may be required to pay a termination fee of $1,500,000 to the other party under the merger agreement. Furthermore, CIBER at its sole discretion, regardless of whether or not the conditions to the merger have been waived or satisfied, may pay ARIS a termination fee of $2,500,000 in exchange for the full release of all obligations under the merger agreement.

ARIS PROHIBITED FROM SOLICITING OTHER OFFERS

    ARIS has agreed, subject to limited exceptions, not to initiate or engage in discussions with another party regarding any business combination while the merger with CIBER is pending. Furthermore, in the event that ARIS is approached by another party that makes an Acquisition Proposal, ARIS has agreed to promptly notify CIBER of the third party's proposal.

INTERESTS OF SOME ARIS DIRECTORS AND OFFICERS IN THE MERGER

    In considering the recommendations of the ARIS board of directors, you should be aware that certain ARIS directors and executive officers have change of control agreements and other contingent rights that may result in their interests in the merger being different from yours.

SHARE OWNERSHIP OF MANAGEMENT

    As of the record date, ARIS directors, executive officers and affiliates beneficially owned approximately 38.7% of the outstanding shares of ARIS common stock.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    In general, ARIS shareholders will not recognize gain or loss for United States federal income tax purposes on the shares of CIBER they receive as a result of the merger. ARIS shareholders will recognize gain or loss for United States federal income tax purposes on the cash consideration received from CIBER. The specific treatment of this gain or loss, and whether it will be treated as dividend or capital gain or loss may vary from shareholder to shareholder. You are encouraged to consult your own tax advisor because tax matters can be complicated, and the tax consequences of the merger to you will depend upon your own situation.

    It is a condition to the merger that CIBER and ARIS receive written confirmations from professional service firms stating that the merger will likely be considered a tax-free reorganization for U.S. federal income tax purposes. You should carefully read the discussion under "U.S. federal income tax consequences of the merger" on page 29 of this proxy statement/prospectus. Again, you are encouraged to consult your own tax advisor because tax matters can be complicated, and the tax consequences of the merger to you will depend upon your own situation.

ACCOUNTING TREATMENT OF THE MERGER

    CIBER intends to account for the merger as a purchase.

RESTRICTIONS ON THE ABILITY TO SELL CIBER STOCK

    All shares of CIBER common stock received by you in connection with the merger will be freely transferable unless you are considered an "affiliate" of either CIBER or ARIS at the time of the merger. Affiliates of CIBER or ARIS are subject to certain securities laws that restrict their ability to transfer the shares they receive in the merger.

    Generally, an affiliate is considered to be someone who is a senior executive officer or director of a company or someone who owns more than 10% of the outstanding stock of a company.

LISTING OF CIBER COMMON STOCK

    The shares of CIBER common stock to be issued in connection with the merger shall have been approved for listing on the NYSE subject to official notice of issuance.

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                    FORWARD LOOKING STATEMENTS IN THIS PROXY
                              STATEMENT/PROSPECTUS

    This proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to CIBER's and ARIS's financial condition, results of operations and businesses and on the expected impact of the merger on the combined company's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. In evaluating the merger, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" on page 9 of this proxy statement/ prospectus.

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                                  RISK FACTORS

    IN ADDITION TO THE RISKS RELATING TO THE BUSINESSES OF CIBER AND ARIS THAT ARE INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS FROM OUR OTHER SECURITIES AND EXCHANGE COMMISSION FILINGS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS RELATED TO THE MERGER IN DETERMINING WHETHER TO VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AND THE MERGER AGREEMENT. YOU SHOULD ALSO CONSIDER THE RISK FACTORS THAT WILL GENERALLY HAVE AN IMPACT ON THE COMBINED COMPANY'S FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS AFTER THE MERGER, INCLUDING THOSE DESCRIBED IN "FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT/PROSPECTUS."

CIBER AND ARIS MAY ENCOUNTER DIFFICULTIES IN INTEGRATING THEIR OPERATIONS AND MAY NOT ACHIEVE COST SAVINGS AND STRATEGIC AND OTHER BENEFITS.

    CIBER's acquisition of ARIS involves the combination of two companies that have previously operated independently. CIBER and ARIS entered into the merger agreement with the expectation that the merger will result in benefits to the combined company. After the merger, integrating the operations of ARIS with those of CIBER may be difficult, time consuming and costly. Any failure by CIBER to integrate their operation successfully could have a material adverse effect on the business of CIBER. The difficulties involved in integrating the companies, which could be substantial, include the following:

    - management and key personnel could be distracted from the day-to-day business;

    - the business cultures of the two companies could prove to be incompatible;

    - managing the combined company's geographically dispersed operations could be difficult and costly;

    - the potential loss of customers who determine not to be customers of the combined company;

    - implementing uniform controls, systems, and procedures could be costly and time consuming; and

    - key officers, management, technical, sales, customer support, and other personnel may not be satisfied or happy in the combined company and may leave.

BECAUSE THE PRICE OF CIBER COMMON STOCK MAY FLUCTUATE, YOU CANNOT BE SURE OF THE MARKET VALUE OF THE CIBER COMMON STOCK THAT YOU RECEIVE IN THE MERGER.

    Upon completion of the merger, each share of ARIS common stock will be converted into up to .220 shares of CIBER common stock and the cash consideration of $1.30. Any change in the price of CIBER common stock prior to the merger will affect the market value of the shares of CIBER common stock that ARIS common shareholders will receive on the date of the merger. The exchange ratio will be adjusted for changes in the market price of CIBER common stock. If that price is either less than $5.75 or greater than $8.75 an adjustment will be made to the exchange ratio. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in CIBER's businesses, operations and prospects and regulatory considerations. Many of these factors are beyond CIBER's control. In addition, ARIS is permitted to terminate the merger agreement if the average CIBER Closing Stock Price for the five (5) consecutive trading days ended three (3) days prior to the final closing of the merger is less than $4.00. The parties have agreed, however, that in the event the average closing price of CIBER stock is less than $4.25, then the CIBER Closing Stock Price shall be $4.25, and if such average closing price is greater than $10.25, then the CIBER Closing Stock Price shall be $10.25.

    The prices of CIBER common stock and ARIS common stock at the closing of the merger may vary from their respective prices on the date the merger agreement was executed, on the date of this joint proxy statement/prospectus and on the date of the ARIS shareholder meeting. As a result, the value represented by the exchange ratio will also vary. For example, based on the range of closing prices of CIBER common stock during the period from June 13, 2001, the last trading day before public announcement of the merger, through June 19, 2001, the exchange ratio represented a value based on the CIBER common stock ranging from a high of $6.80 to a low of $6.17 for each share of ARIS common stock (excluding the $1.30 cash payment). Because the date the merger is completed may be later than the dates of the meeting, at the time of ARIS shareholders' meeting, you will not necessarily know the market value of the combined company's common stock that you will hold upon completion of the merger.

THE NUMBER OF CIBER SHARES RECEIVED BY ARIS SHAREHOLDERS IN THE MERGER MAY
  DECREASE.

    Pursuant to the terms of the merger agreement, if ARIS fails to meet certain consulting revenue targets, as defined in the merger agreement, the total amount of Merger Consideration paid to ARIS in the merger will be decreased by three or six percent. Such reduction in Merger Consideration shall be reflected only in the Stock Consideration portion of the Merger Consideration.

CONDITIONS TO THE MERGER MAY NOT BE SATISFIED.

    The merger agreement contains conditions that, if not satisfied or waived, would result in the merger not occurring, even though the ARIS shareholders may have approved it. We cannot assure you that all of the closing conditions to the merger will be satisfied, that any unsatisfied conditions will be waived, or that the merger will occur. If the merger does not occur, ARIS may incur significant expenses that could have a material adverse effect on the financial and operating results of ARIS.

ARIS MAY SUFFER FROM A MATERIAL ADVERSE AFFECT THAT RESULTS IN THE MERGER NOT BECOMING FINAL.

    There are conditions placed on ARIS by the merger agreement that require ARIS to retain employee consultants and not suffer an ARIS Material Adverse Affect. Factors beyond ARIS's control will influence whether these employee consultants choose to remain employed by the combined companies or choose to work elsewhere. If less than 200 of the employee consultants employed as of June 14, 2000 are not employed by ARIS as of the completion of the merger, then ARIS will suffer material adverse effect and as a result the merger may not become final. In addition, external factors such as the continued demand for ARIS's services and whether ARIS is able to meet certain revenue targets required by the merger agreement are beyond ARIS's control.

EVEN IF CONDITIONS TO THE MERGER ARE SATISFIED CIBER MAY CHOOSE TO NOT FINALIZE THE TRANSACTION.

    Pursuant to the terms of the merger agreement CIBER, at it sole discretion, and even if all conditions to the merger have been satisfied, may choose to pay to ARIS $2,500,000 in exchange for not finalizing the merger. If CIBER were to do so, the potential impact on ARIS's business remains an undetermined risk.

THE PRICE OF CIBER COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE VALUE OF ARIS COMMON STOCK.

    Upon completion of the merger, ARIS shareholders will become CIBER common shareholders. CIBER's business differs from that of ARIS and CIBER's results of operations, as well as the price of CIBER common stock, may be affected by factors different from those affecting ARIS's results of operations and the value of ARIS stock. For a discussion of CIBER's business and certain factors to consider in connection with its business, see CIBER's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and CIBER's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, each of which is incorporated by reference in this proxy statement/prospectus.

FUTURE RESULTS OF THE COMBINED COMPANIES MAY MATERIALLY DIFFER FROM THE PRO FORMA FINANCIAL INFORMATION PRESENTED IN THIS DOCUMENT.

    Future results of the combined company may be materially different from those shown in the pro forma financial statements that only show a combination of our historical results.

THE TERMINATION FEE AND VOTING AGREEMENTS MAY DISCOURAGE OTHER COMPANIES FROM TRYING TO ACQUIRE ARIS.

    In the merger agreement, ARIS agreed to pay CIBER a termination fee in specified circumstances, including where ARIS breaches the no shop provisions of the agreement, resolves to accept a Superior Proposal, or withdraws, modifies or amends its approval or recommendation in favor of the Merger in a manner adverse to CIBER.

    In addition, shareholders who held, as of July 30, 2001, approximately 35% of the common stock of ARIS outstanding on that date have signed voting agreements agreeing to vote in favor of the merger proposal and against any proposal relating to the acquisition of ARIS by a third party. These agreements could discourage other companies from trying to acquire ARIS even though another company might be willing to offer greater value to ARIS than ARIS will receive by virtue of the merger. In addition, payment by ARIS of the termination fee and of CIBER's expenses could have an adverse effect on ARIS's financial condition.

ARIS MAY LOSE AN OPPORTUNITY TO ENTER INTO A MERGER OR BUSINESS COMBINATION WITH ANOTHER PARTY ON MORE FAVORABLE TERMS BECAUSE OF PROVISIONS IN THE MERGER AGREEMENT THAT PROHIBIT ARIS FROM ENTERING INTO SUCH TRANSACTIONS OR SOLICITING SUCH PROPOSALS.

    While the merger agreement is in effect, subject to certain exceptions contained in the merger agreement, ARIS's board of directors is not to solicit, initiate or encourage any inquiries or proposals that may lead to a proposal or offer to enter into certain transactions, such as a merger, sale of assets or other business combination, with any person other than CIBER. As a result of these restrictions, ARIS may lose an opportunity to enter into a transaction with another potential partner on more favorable terms.

IF THE MERGER IS NOT COMPLETED, ARIS MAY BE UNABLE TO ATTRACT ANOTHER STRATEGIC PARTNER ON EQUIVALENT OR MORE ATTRACTIVE TERMS THAN THOSE BEING OFFERED BY CIBER.

    If the merger agreement is terminated and the ARIS board of directors determines that it is in the best interests of the ARIS shareholders to seek a merger or business combination with another strategic partner, ARIS cannot assure you that it will be able to find a partner offering terms equivalent or more attractive than the price and terms offered by CIBER in the merger.

THE INTERNAL REVENUE SERVICE COULD CHALLENGE THE TAX-FREE NATURE OF THE MERGER.

    Notwithstanding both CIBER and ARIS's intention that this transaction qualify as a tax-free reorganization, there remains some degree of risk that the Internal Revenue Service will challenge the tax-free status of this transaction. Neither CIBER nor ARIS can guarantee that such a challenge would be unsuccessful.

                    THE SPECIAL MEETING OF ARIS SHAREHOLDERS

PROXY STATEMENT/PROSPECTUS

    This proxy statement/prospectus is being furnished to you in connection with the solicitation of proxies by ARIS's board of directors in connection with the proposed merger. This proxy statement/ prospectus is first being furnished to shareholders of ARIS on or about August 8, 2001.

DATE, TIME AND PLACE OF THE SPECIAL MEETING.

    The special meeting of shareholders of ARIS is scheduled as follows:

10:00  a.m.
September 11, 2001
ARIS Corporation
2229 112th Avenue NE
Bellevue, WA 98004-2936

PURPOSE OF THE SPECIAL MEETING

    The special meeting is being held so that shareholders of ARIS can consider and vote upon a proposal to adopt the merger agreement and transact any other business that properly comes before the special meeting or any adjournment thereof. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

    If the shareholders of ARIS approve and adopt the merger agreement and the other conditions to completion of the merger are satisfied or waived, ARIS will merge with and into CIBER. You will be entitled to receive $1.30 cash and up to
 .220 of one share of CIBER common stock for each share of ARIS common stock that you hold on the effective date of the merger (subject to adjustments as provided in the merger agreement).

SHAREHOLDER RECORD DATE FOR THE SPECIAL MEETING

    ARIS's board of directors has fixed the close of business on July 30, 2001 as the record date for determination of ARIS shareholders entitled to notice of, and to vote at, the special meeting. On the record date, there were 11,456,251 shares of ARIS common stock outstanding, held by approximately 164 holders of record.

    A majority of the outstanding shares of ARIS common stock entitled to vote at the special meeting must be represented, either in person or by proxy, to constitute a quorum at the special meeting. The affirmative vote of the holders of at least two-thirds of the shares of ARIS common stock outstanding on the record date is required to adopt the merger agreement. You are entitled to one vote for each share of ARIS common stock held by you on the record date on each proposal to be presented to shareholders at the special meeting.

    On the record date for the special meeting, directors and executive officers of ARIS and their affiliates held approximately 4,443,990 shares of ARIS common stock representing approximately 38.7% of all outstanding shares of ARIS common stock as of the record date.

    Kendall Kunz, ARIS's president and chief executive officer, and Paul Song, Chairman and founder of ARIS, and Paul Song's family interests, have executed voting agreements in favor of CIBER, and have agreed to vote their shares of ARIS common stock in favor of the merger. These individuals hold approximately 35% of ARIS's outstanding common stock as of the record date.

PROXIES

    All shares of ARIS common stock represented by properly executed proxies received before or at the special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR adoption of the merger agreement. If you hold your ARIS stock in a brokerage account or through a bank, you are urged to vote your proxy through the internet, the telephone, or mark a box on the proxy and to indicate how to vote your shares.

    If a properly executed proxy is returned and the shareholder has instructed the proxies to abstain from voting on adoption of the merger agreement, the ARIS common stock represented by the proxy will be considered present at the special meeting for purposes of determining a quorum, but will not be voted for or against the merger, thereby having the effect of being a vote against the merger. If your shares are held in an account at a brokerage firm or bank, you must instruct such institution how to vote your shares. If an executed proxy card is returned by a broker holding shares in the name of a brokerage firm or bank and it indicates that the broker or bank does not have instructions or discretionary authority to vote on adoption of the merger agreement, then the shares will be considered present at the meeting for the purpose of determining a quorum, but will not be considered to have been voted in favor of adoption of the merger agreement. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker or bank.

    Because adoption of the merger agreement requires the affirmative vote of two-thirds of the shares of ARIS common stock outstanding on the record date, abstentions, failures to vote and broker non-votes will have the same effect as a vote against adoption of the merger agreement.

    ARIS does not expect that any matter other than adoption of the merger agreement will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld in the proxy.

    You may revoke your proxy at any time before it is voted by:

    - notifying in writing the Secretary of ARIS at ARIS Corporation at 2229 112th Avenue NE Bellevue, WA 98004-2936;

    - properly submitting a subsequent proxy;

    - appearing in person and voting at the special meeting; or

    - if you voted electronically through the internet or by telephone, changing your vote by voting again at a later date, using the same procedures.

    Attendance at the special meeting will not in and of itself constitute the revocation of a proxy.

    You should not send in any stock certificates with your proxies. A transmittal form with instructions for surrender of the stock certificates of ARIS common stock will be mailed to you as soon as practicable after completion of the merger.

VOTING ELECTRONICALLY OR BY TELEPHONE

    Because Washington, the state in which ARIS is incorporated, permits electronic submission of proxies through the internet or by telephone, in addition to submission of proxies by mail on the enclosed proxy card or voting instructions, ARIS shareholders whose shares are held by a broker or bank have the option to vote electronically by submitting their proxies or voting instructions through the internet or by telephone. Please review your proxy card for exact instructions on how to vote on the internet or by telephone.

    The internet and telephone procedures described below for submitting your proxy or voting instructions are designed to authenticate shareholders' identities, to allow shareholders to have their shares voted and to confirm that their instructions have been properly recorded. Shareholders submitting proxies or voting instructions via the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, which would be borne by the shareholder.

    ARIS holders whose shares are held in their brokerage account or through a bank need to check their proxy card and the instructions for voting electronically.

SOLICITATION OF PROXIES

    CIBER and ARIS will equally share the expenses incurred in connection with the printing and mailing of this proxy statement/prospectus. ARIS will also request banks, brokers and other intermediaries holding shares of ARIS common stock beneficially owned by others to send this proxy statement/prospectus to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, telegram and other electronic means, advertisements and personal solicitation by the directors, officers or employees of ARIS. No additional compensation will be paid to directors, officers or employees for such solicitation. ARIS has retained Allen Nelson and Company to serve as proxy solicitor.

    You should not send in any stock certificates with your proxy card. A transmittal letter with instructions for the surrender of stock certificates will be mailed to you as soon as practicable after completion of the merger.

                                   THE MERGER

    This section of the proxy statement/prospectus describes material aspects of the proposed merger, including the merger agreement. While we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should read this entire proxy statement/prospectus and the other documents we refer to carefully for a more complete understanding of the merger. In addition, we incorporate important business and financial information about CIBER and ARIS into this proxy statement/prospectus by reference. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 65 of this proxy statement/prospectus.

EFFECT OF THE MERGER AND CONVERSION OF ARIS COMMON STOCK

    Upon the completion of the merger, ARIS will merge with and into CIBER. CIBER will survive the merger, and ARIS will no longer exist as a separate entity. The shareholders of ARIS will become stockholders of CIBER. The CIBER Amended and Restated Certificate of Incorporation, the CIBER Amended and Restated Bylaws, and the laws of the State of Delaware govern the rights of CIBER stockholders. See "Comparison of Rights of Holders of ARIS Common Stock and CIBER Common Stock" on page 55 of this proxy statement/prospectus.

    At the closing of the merger, by virtue of the merger and without any further action on the part of CIBER, ARIS or any of their security holders, each share of ARIS common stock issued and outstanding immediately prior to the effective time, including those shares held by ARIS or any of its direct or indirect subsidiaries immediately prior to the closing of the merger, will be automatically converted into the right to receive $1.30 cash and up to .220 of one share of CIBER common stock (subject to adjustments as provided in the merger agreement). Each ARIS shareholder will need to surrender the certificate representing such share(s) of ARIS common stock in the manner provided for in the merger agreement, or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit, and bond, if required.

    The exchange ratio in the merger will be appropriately adjusted in the event of any stock split, reverse stock split, stock dividend, extraordinary cash dividends, reorganization, re-capitalization, reclassification, combination, exchange of shares or other like change with respect to CIBER common stock or ARIS common stock occurring prior to the consummation of the merger. No fractional shares of CIBER common stock will be issued in connection with the merger. Instead you will receive a cash payment as determined under the merger agreement.

BACKGROUND OF THE MERGER

    In September 2000 ARIS Corporation's board of directors and its President and CEO, Mr. Kendall W. Kunz, began considering strategic options for ARIS, including possible acquisitions and business combinations. During the latter part of 2000 and early 2001, ARIS Corporation's board of directors and senior management considered various strategic alternatives to increase shareholder value, including a sale of ARIS.

    Following a meeting of the board of directors of ARIS on February 1, 2001, during which the continued pursuit of strategic alternatives for ARIS was discussed, Mr. Kunz contacted several investment bankers and industry leaders who offered ideas for strategic alternatives to improve shareholder value of ARIS.

    On February 26, 2001, Mr. Mac Slingerlend, president and Chief Executive Officer of CIBER, Inc. approached Mr. Paul Y. Song, founder and chairman of the ARIS board of directors, to discuss the possible strategic combination between ARIS and CIBER or one of CIBER's operating subsidiaries.

    On March 8, 2001, ARIS and CIBER entered into a non-disclosure agreement allowing for the initial meeting between management of both companies.

    On March 8, 2001, a number of executive officers of ARIS and CIBER met. The companies' representatives discussed potential operating synergies, including the overlap of services and geographic regions. They also explored the possibility of expanded services and expanded geographic reach. A number of potential strategic combination options were discussed.

    On March 26, 2001 executives of CIBER and ARIS met to further discuss merger alternatives.

    On April 3, 2001, ARIS and CIBER continued discussions of a possible business combination. Mr. David Durham, Chief Financial Officer of CIBER, informed Mr. Kunz that CIBER had retained an investment banking firm to handle the transaction for CIBER.

    On April 5, 2001, Mr. Kunz received an email from Mr. Durham outlining a possible timetable for continuing discussing and a preliminary due diligence list. On April 6, 2001, Mr. Kunz received a phone call from Mr. Durham confirming the timetable. Mr. Kunz provided Mr. Durham with an updated due diligence list and opinion on the timetable.

    On April 12, 2001, executives of ARIS, CIBER, CIBER operating branches, and CIBER's financial advisors met to discuss potential transactions. At this meeting, ARIS senior management presented information as requested from the preliminary due diligence list. The companies discussed a number of strategic combinations including the outright purchase of ARIS by CIBER. At the meeting, the representatives concluded that significant operating synergies and cultural compatibility made a combination between ARIS and CIBER a positive move for employees, customers and shareholders, both in the short and long term. They also determined that the financial compatibility required discussion before conducting further business evaluations.

    On April 16, 2001, Mr. Kunz provided CIBER management with additional information clarifying the preliminary due diligence list.

    During the week of April 30, 2001, representatives of the parties negotiated price and financial structure of the proposed merger.

    During the week of April 30, 2001, ARIS advised CIBER of its intentions to engage Friedman Billings & Ramsey Co., Inc. as its exclusive financial advisor and to provide an opinion as to the fairness of this transaction to the ARIS board of directors. In addition, ARIS engaged Van Valkenberg Furber Law Group P.L.L.C. to provide legal advice and to conduct due diligence for the potential transaction.

    On May 4, 2001, Mr. Song and Mr. Kunz received a proposed letter of intent outlining financial and other terms of a proposed merger between ARIS and CIBER whereby CIBER proposed to buy all of the outstanding stock of ARIS Corporation.

    On May 8, 2001, executives of CIBER and ARIS met to discuss operating synergies and company integration.

    On May 11, 2001, the ARIS board of directors held a conference call to consider CIBER's acquisition proposal. The board authorized management to continue discussions and to negotiate the terms of a definitive agreement with CIBER. It also authorized management to engage Friedman Billings & Ramsey
Co., Inc. as the exclusive financial advisor, and to provide a fairness opinion to ARIS.

    On May 16, 2001, executives of CIBER attended a meeting in Bellevue, WA with members of ARIS management to further discuss the merits of combining CIBER's and ARIS's operations.

    On May 17, 2001, the ARIS board of directors held a regular meeting and received an update from management and its legal advisors on the status of discussions with CIBER. In addition, ARIS's legal advisors reviewed the fiduciary duties of the board with regard to the proposed transaction. The board instructed management to continue to negotiate terms of a definitive agreement of merger with CIBER.

    The attorneys for ARIS and CIBER and their respective financial advisors, began conducting legal and financial due diligence reviews on May 18, 2001.

    During the period between May 11, 2001 and June 13, 2001, Van Valkenberg Furber Law Group P.L.L.C. and Davis Graham & Stubbs LLP, counsel for CIBER, continued their respective due diligence reviews and engaged in discussions regarding the terms and conditions of the proposed merger. Members of ARIS management teams and their financial advisors also held a series of conference calls during that time to review preliminary terms and continue discussions regarding a proposed combination. Further, representatives from ARIS and its financial and legal advisers continued to negotiate the terms of the proposed merger with CIBER and its advisers.

    On June 11, 2001, the ARIS board of directors met via telephone. Present at the meeting were the directors, senior management of ARIS, Friedman Billings & Ramsey Co., Inc. and Brad Furber of the Van Valkenberg Furber Law Group P.L.L.C. Mr. Kunz began the meeting by reviewing the status of the proposed transaction with CIBER and by providing a strategic overview. He then summarized the diligence efforts to date, the results of the negotiations, and the terms of the proposed merger, including, but not limited to:

    - status and timing of the transaction;

    - pricing and valuation of the proposed merger;

    - strategies and business opportunities with CIBER;

    - various business issues relating to the merger;

    - the voting agreement;

    - affiliate agreements;

    - the restrictions on ARIS's ability to pursue alternative transactions;

    - closing conditions;

    - material adverse effect definitions;

    - termination provisions; and

    - a review of CIBER's performance and prospects.

    Mr. Furber made a presentation to the ARIS board during which he reminded the directors of their duties and responsibilities under Washington law. Following Mr. Furber's presentation, Friedman Billings & Ramsey Co., Inc. presented an analysis of the financial terms of the proposed merger with CIBER and delivered its oral opinion, subsequently confirmed in writing as of June 14, 2001, as to the fairness of the merger consideration and exchange ratio, from a financial point of view, to the holders of ARIS common stock. Following these presentations and the related discussions by the ARIS board, the ARIS board of directors concluded that the merger was in the best interests of ARIS shareholders, declared the merger advisable, approved the proposed terms of the merger and the merger agreement in substantially the form presented, authorized ARIS's officers to complete the negotiations and execute the merger agreement and resolved to recommend that ARIS shareholders vote to adopt the merger agreement. In connection with the merger, the board also resolved to declare that the ARIS 1995, 1997, and 2000 stock option plans would be clarified by declaring that this merger would not be considered a liquidation or dissolution for purposes of vesting acceleration.

    The merger agreement originally provided for the merger of ARIS with and into a wholly owned subsidiary of CIBER. However, upon additional review, both CIBER and ARIS felt the present merger structure, with ARIS merging into CIBER was the preferred merger structure given the parties objectives. Effective as of June 14, 2001, ARIS and CIBER entered into the Amended and Restated Merger Agreement and Mr. Song, Mrs. Tina Song, AHS LLC (an entity controlled by
Mr. Song), and Mr. Kunz entered into amended and restated voting agreements with CIBER. Before the opening of trading on June 14, 2001, ARIS and CIBER issued a joint press release announcing the merger.

    The parties entered into a Second Amended and Restated Merger Agreement effective as of July 14, 2001 to provide for an adjustment to the Merger Consideration should the average daily consulting revenue, excluding certain permitted items, for each billing day during the two semi-monthly reporting periods prior to the closing date be less than $160,000. There is a potential for a three or six percent reduction in the Merger Consideration, all of which will be reflected, if at all, in the Stock Consideration portion of the Merger Consideration.

JOINT REASONS FOR THE MERGER

    The boards of directors of ARIS and CIBER have determined that a combined company would be positioned to compete more effectively in the market, thereby increasing the potential for improved long-term operating and financial results. In particular, the boards believe that the merger will create the opportunity for ARIS and CIBER to:

    - provide their customers with a more complete service offering that will better serve the needs of customers;

    - provide their respective employees with the ability to expand their skills and their careers;

    - provide critical mass in areas such as Seattle, Denver, and New Jersey;

    - create a platform for European operations in the United Kingdom; and

    - reverse the current operating loss trend of ARIS's operations to contribution status.

FACTORS CONSIDERED BY AND RECOMMENDATION OF THE ARIS BOARD OF DIRECTORS

    At a meeting of the ARIS board of directors on June 11, 2001, after due consideration, the ARIS board:

    - determined that the merger is in the best interests of ARIS and its shareholders;

    - approved the merger and the merger agreement; and

    - determined to recommend that the shareholders of ARIS adopt the merger agreement and approve the transactions contemplated thereby.

    Accordingly, the ARIS board of directors recommends that the ARIS shareholders vote FOR adoption of the merger agreement.

    In reaching its decision to approve the merger and to recommend such merger to its shareholders, the board of directors consulted with ARIS senior management and with ARIS's financial advisor, Friedman Billings Ramsey & Co., Inc., and its outside legal counsel Van Valkenberg Furber Law Group P.L.L.C. In reaching its decision, the board considered all of the reasons described above under "Joint Reasons for the Merger," including the board's belief that a combined company would be positioned to compete more effectively in the market, thereby increasing the potential for improved long-term operating and financial results. The ARIS board also considered the following factors which it believes favor approval of the merger:

    - MERGER CONSIDERATION. The ARIS board analyzed the market value of the CIBER common stock to be issued in exchange for each share of ARIS common stock in light of comparable merger transactions.

    - OPINION OF FRIEDMAN BILLINGS & RAMSEY CO., INC. The ARIS board considered the opinion of Friedman Billings Ramsey & Co., Inc. ("FBR"), originally presented on June 11, 2001 and subsequently confirmed on July 31, 2001 to the ARIS board of directors as to the fairness, from a financial point of view, of the exchange ratio to the holders of ARIS common stock. A copy of the FBR opinion is attached as Annex B hereto.

    - PRESENTATION OF FBR. The ARIS board considered the various financial information, valuation analyses and other factors set forth in the presentation by FBR at the ARIS board meeting on June 11, 2001, including those described below in the section entitled "Opinion of ARIS's financial advisor."

    - HISTORICAL INFORMATION. The ARIS board considered historical information concerning CIBER's and ARIS's respective businesses, financial performance and conditions, operations, technologies, management and competitive positions, including public reports concerning results of operations during the most recent fiscal year and fiscal quarter for each company filed with the Securities and Exchange Commission.

    - MARKET CONDITIONS. The ARIS board considered current financial market conditions, historical market prices, and volatility and trading information with respect to CIBER common stock and ARIS common stock.

    - STOCK VOLATILITY, MICRO-CAPITALIZATION STATUS, EXPOSURE TO INSTITUTIONAL HOLDERS. The ARIS board considered current trading volumes, potential stock liquidity and market capitalization size of ARIS common stock as well as the short and long term potential of attracting institutional holders of ARIS stock.

    - AVAILABLE ALTERNATIVES. The ARIS board considered potential transactions with third parties based on inquiries made by Mr. Kunz at the direction of ARIS's board as well as ARIS management's view on the potential for other third parties to enter into strategic relationships with, or to acquire, ARIS.

    - POSSIBLE DECLINE IN MARKET PRICE OF ARIS SHARES. The ARIS board considered the possibility that if a transaction with CIBER is not consummated and ARIS remained a publicly owned corporation, the price that might be received by ARIS shareholders in the open market or in a future transaction might be less than the consideration to be received pursuant to the merger.

    - TERMS OF THE MERGER AGREEMENT. The ARIS board considered the terms of the merger agreement, including, among others, the circumstances under which the ARIS board may withdraw its recommendation of the merger, the ARIS board's ability to consider a superior acquisition proposal, the conditions to closing of the merger and the termination provisions of the merger agreement.

    - TAX-DEFERRED NATURE OF TRANSACTION. The ARIS board noted that the merger is expected to be a tax-deferred transaction.

    - TRANSACTION ACCOUNTED FOR AS A PURCHASE. The ARIS board noted that the merger is expected to be accounted for as a purchase transaction.

    - TRENDS IN THE INDUSTRY. The ARIS board considered various trends in the information technology industry and the effect of industry consolidation on ARIS's ability to compete effectively in existing markets.

    ARIS's board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the merger, including, but not limited to:

    - the possibility that the merger might not be consummated, and the fact that under some circumstances ARIS might be required to pay a termination fee to CIBER;

    - the effect that the public announcement of the merger might have on ARIS's sales and operating results, ARIS's ability to attract and retain key personnel and the progress of ARIS's current business development and marketing projects;

    - the risk that potential benefits sought in the merger might not be fully realized, that some of ARIS's customers may view CIBER negatively and seek to terminate their relationships with ARIS and that the combined company may not be able to retain key personnel;

    - the limitations placed on ARIS relating to its ability to pursue alternative transactions and to conduct its business prior to the closing; and

    - the substantial costs to be incurred in connection with the merger, including the costs of integrating the businesses and transaction expenses arising from the merger.

    After due consideration and discussion, ARIS's board of directors decided that these risks were outweighed by the potential benefits of the merger.

    The foregoing discussion is not exhaustive of all the factors considered by ARIS's board. Each member of ARIS's board may have considered different factors, and the board did not quantify or otherwise assign relative weights to factors considered.

FACTORS CONSIDERED BY THE CIBER BOARD OF DIRECTORS

    CIBER's board of directors considered the following as reasons to pursue the merger:

    - the opportunity to establish a business presence in the United Kingdom;

    - the opportunity to strengthen CIBER's Oracle relationship and delivery capability;

    - the opportunity to strengthen CIBER's presence in the Seattle, New Jersey, Denver and Dallas markets;

    - the opportunity to achieve improved operating efficiency based on CIBER's analysis of ARIS's cost structure;

    - ARIS's long-term client relationships and long-term committed employees;
      and

    - the belief that ARIS's balance sheet will contribute positively to CIBER's overall financial strength.

    CIBER's board of directors also examined and reviewed the risks associated with the merger, those risks are more fully discussed in the "Risk Factors" section on page 9 of this proxy statement/ prospectus.

OPINION OF ARIS'S FINANCIAL ADVISOR

    ARIS retained Friedman, Billings, Ramsey & Co., Inc. ("FBR") in a letter agreement dated May 24, 2001, and amended on July 31, 2001 to review the fairness of the consideration to the ARIS stockholders. FBR rendered an opinion to the ARIS board of directors on June 11, 2001 and confirmed its opinion on July 31, 2001 to the effect that, based upon and subject to the considerations and limitations set forth in such opinion, as of such dates, the consideration was fair, from a financial point of view, to the ARIS stockholders. The full text of FBR's opinion, which sets forth the assumptions made, the general procedures followed, the matters considered and the limits on the review undertaken, is included as Annex B to this document. The summary of FBR's opinion set forth below is qualified in its entirety by reference to the full text of such opinion. You are urged to read the FBR opinion carefully and in its entirety. In connection with rendering its opinion, FBR, among other things:

    - Reviewed the Merger Agreement and the financial terms and conditions set forth therein, as well as the schedules thereto;

    - Reviewed the audited balance sheets and the audited results of operations and statements of cash flow of CIBER and ARIS included in their respective annual Reports on Form 10-K for the year ended December 31, 2000, accompanied in each case by the audit report thereon of PricewaterhouseCoopers LLP in the case of ARIS, and KPMG LLP in the case of CIBER, and the unaudited balance sheets of CIBER and ARIS as of March 31, 2001 and the related results of operations and statement of cash flows for the three-month period then ended;

    - Reviewed other data relating to CIBER and ARIS, including: certain internal financial statements and other financial and operating data; financial forecasts; and other forward-looking financial information, concerning CIBER and ARIS, prepared by the management teams of the respective companies;

    - Reviewed certain publicly available research estimates by research analysts regarding ARIS and CIBER, respectively;

    - Reviewed the reported stock price and trading activity for ARIS Common Stock and CIBER Common Stock;

    - Compared the financial performance and securities data of ARIS and CIBER with that of certain other companies it deemed comparable to ARIS and CIBER whose securities are traded in public markets, which securities like many information technology services and Internet-related stocks have been and are likely to continue to be subject to significant short-term price and trading volatility;

    - Compared the financial terms of the transaction with the financial terms, to the extent publicly available, of other transactions that it deemed relevant;

    - Participated in discussions and negotiations among representatives of ARIS and CIBER and their advisors; and

    - Made such other studies and inquiries, and reviewed such other data, as it deemed relevant.

    FBR also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that it considered relevant. FBR also discussed the past and current business operations and financial condition of ARIS, as well as other matters FBR believed relevant to its inquiry, with certain officers and employees of ARIS. In its review and analysis and in arriving at its opinion, FBR assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it or publicly available and neither attempted independently to verify, nor assumed any responsibility for verifying, any of such information. FBR did not conduct a physical inspection of any of the properties or facilities of ARIS or CIBER, did not make or obtain or assume any responsibility for making or obtaining any independent evaluations or appraisals of any of such properties or facilities or any intellectual property owned, licensed or used by ARIS or CIBER, and FBR was not furnished with any such evaluations or appraisals. With respect to financial forecasts regarding ARIS and CIBER, FBR relied on estimates prepared by the management teams of ARIS and CIBER, respectively, and assumed that the estimates had been reasonably prepared and reflected the best currently available estimates and judgments of the management teams of ARIS and CIBER, respectively, as to the future financial performance of ARIS and CIBER, respectively. FBR expressed no view with respect to those financial forecasts or the assumptions on which they were based. FBR assumed that the merger will qualify as a tax-free reorganization for United States federal income tax purposes, will be accounted for as a purchase for financial reporting purposes, and will be consummated in a timely manner in accordance with the terms of the merger agreement, without waiver of any of the conditions to the merger contained in the merger agreement.

    FBR was not asked to consider, and its opinion does not address, the relative merits of the merger as compared to any alternative business strategy that might exist for ARIS. FBR's opinion necessarily was based on conditions as they existed and could be evaluated on the date of its opinion, and FBR assumed no responsibility to update or revise its opinion based upon circumstances or events occurring after that date. FBR's opinion does not constitute an opinion or imply any conclusion as to the price at which CIBER common stock will trade following the merger's closing. FBR's opinion was, in any event, limited to the fairness, from a financial point of view, of the consideration to be paid to the holders of ARIS common stock and did not address ARIS's underlying business decision to effect the merger or constitute a recommendation of the merger to ARIS or a recommendation to any holder of ARIS common stock as to how such holder should vote with respect to the merger. In connection with rendering its opinion, FBR made a presentation to the ARIS board of directors on June 11, 2001, with respect to analyses performed by FBR in evaluating the fairness of the consideration to be paid to the holders of ARIS common stock in the merger. Below is a summary of that presentation and information and analysis upon which FBR relied in connection with confirming its opinion on July 31, 2001. In some cases, the summary of the financial analyses includes information presented in tabular format. In order to understand the financial analyses used by FBR, the tables below must be read and interpreted together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to June 7, 2001 and does not necessarily reflect current or future market conditions.

HISTORICAL TRADING ANALYSES.

    FBR performed analyses based on the historical trading prices of ARIS common stock and CIBER common stock and the relationship between the two.

IMPLIED HISTORICAL EXCHANGE RATIOS.

    FBR derived implied historical exchange ratios by dividing the closing price per share of ARIS common stock by the closing price per share of CIBER common stock for each trading day in the calendar period from September 20, 2000 through June 7, 2001. FBR calculated that the latest implied exchange ratio for the total per share consideration of $2.77 per share (as of June 7, 2001) was 0.4143, the highest implied exchange ratio during the period was 0.4710, and the lowest implied exchange ratio during the period was 0.1617. FBR also calculated the average implied exchange ratios for each of the following calendar periods ending June 7, 2001:

Last 30 Days................................................   0.2409
Last 60 Days................................................   0.2512
Last 90 Days................................................   0.2717
Last 120 Days...............................................   0.2870
Last 180 Days...............................................   0.3053

FBR noted that in each case described in the table above, the average implied exchange ratio was lower than the latest implied exchange ratio of 0.4143.

IMPLIED PREMIUM ANALYSIS.

    FBR analyzed the implied premiums to a holder of a share of ARIS common stock represented by the latest implied exchange ratio of 0.4143 and certain closing and average prices of ARIS common stock and CIBER common stock. By multiplying the latest implied exchange ratio by the price of a share of CIBER common stock on June 7, 2001 ($6.69) and comparing it to the price of a share of ARIS common stock, FBR noted that the merger would yield a 38.6% premium to a holder of ARIS common stock with respect to the closing price of ARIS common stock as of June 7, 2001, a 46.9% premium to the average closing price of ARIS common stock for the 30-day period ending June 7, 2001 ($1.66), and a 46.9% premium to the average closing price of ARIS common stock for the 180-day period ending June 7, 2001 ($1.89). The following table summarizes the implied premiums for ARIS when comparing the value of the total consideration for each share of ARIS common stock to be paid in the merger to the average ARIS common stock closing prices for the periods indicated:

TIME PERIOD                                                   IMPLIED PREMIUM
-----------                                                   ---------------
30-Day Average..............................................        67.0%
60-Day Average..............................................        84.8%
90-Day Average..............................................        68.6%
120-Day Average.............................................        64.9%
180-Day Average.............................................        46.9%

IMPLIED VALUATION ANALYSES.

    FBR performed analyses using publicly available information concerning comparable companies and transactions, as well as historical and projected financial information for ARIS and CIBER to derive implied valuation information for ARIS and CIBER.

COMPARABLE COMPANY ANALYSIS.

    FBR reviewed publicly available financial, operating and stock market information for ARIS, CIBER and seven other publicly traded companies that operate in the information technology and consulting services industry that FBR deemed comparable to ARIS and CIBER. The comparable companies were:

    - Answerthink, Inc. (ANSR)

    - Computer Horizons Corp. (CHRZ)

    - Luminant Worldwide Corporation (LUMT)

    - Navigant Consulting, Inc. (NCI)

    - Scient Corporation (SCNT)

    - Syntel Inc.(SYNT)

    - Viant Corporation (VIAN)

    FBR derived the following, among other things, for ARIS, CIBER and each of these companies:

    - the ratio of each company's enterprise value to: (a) its revenue for the last 12 months ended March 31, 2001 and the calendar year ended
      December 31, 2000; and (b) its estimated revenue for the calendar year ended December 31, 2001; and,

    - the ratio of each company's enterprise value to its billable employee headcount at March 31, 2001.

    For the purposes of this analysis, forecasted financial information for the comparable companies was derived from equity research reports published by investment banks. Enterprise value was calculated as the sum of the value of:

    - all shares of common stock, assuming the exercise of all in-the-money options, warrants and convertible securities, less the proceeds from such exercise; plus

    - non-convertible debt; plus

    - non-convertible preferred stock; plus

    - minority interests; minus

    - cash, cash equivalents and short-term investments.

    The following table sets forth the results of these calculations as of June 7, 2001:

                                                                    COMPARABLE COMPANIES
                                                              --------------------------------
                                                                      RANGE            MEDIAN
                                                              ---------------------   --------
Ratio of Enterprise Value to:
(a) Revenue for last 12 months ended March 31, 2001.........        -0.66x to 1.74x     0.26x
(b) Revenue for the year ended December 31, 2000............        -0.58x to 1.76x     0.24x
(c) Projected revenue for the year ending December 31,
  2001......................................................        -1.36x to 1.71x     0.24x
(d) Billable employee headcount at March 31, 2001...........  -$249,557 to $298,449   $37,671

    FBR noted that the multiples that were calculated for ARIS at the merger price in effect at that time were above the median multiples derived for the comparable companies in all cases. Using the data calculated with respect to the comparable companies, FBR derived a reference range for the implied equity value of ARIS of $20.60 million to $26.42 million.

    The following table sets forth the results of these calculations as of July 31, 2001:

                                                                    COMPARABLE COMPANIES
                                                              --------------------------------
                                                                      RANGE            MEDIAN
                                                              ---------------------   --------
Ratio of Enterprise Value to:
(a) Revenue for last 12 months ended March 31, 2001.........        -0.89x to 1.60x     0.26x
(b) Revenue for year ended December 31, 2000................        -0.78x to 1.62x     0.26x
(c) Projected Revenue for year ending December 31, 2001.....        -1.84x to 1.57x     0.28x
(d) Billable employee headcount at March 31, 2001...........   -336,710 to $273,094   $36,355

------------------------

Note: FBR noted that the multiples were calculated for Aris at the merger price in effect at that time were above the median multiples derived for comparable companies in all cases. Using the data calculated with respect to comparable companies FBR derived a reference range for implied equity value of Aris of $20.26 million to $28.10 million.

    In presenting this analysis, FBR noted that the comparable companies used in this analysis were reasonably similar to ARIS and CIBER insofar as they participate in business segments similar to those of ARIS or CIBER, but noted that none of these companies has the same technology, management, capital structure, operations and combination of businesses and markets as ARIS or CIBER.

PRECEDENT TRANSACTIONS ANALYSIS.

    Using publicly available information, FBR reviewed the terms of certain announced, pending or completed industry transactions and compared statistics for these transactions to relevant financial statistics received from ARIS.

    In performing its analysis, FBR examined an aggregate group of technology merger or acquisition transactions ("Technology Comparable Transactions") with announced transaction values between $57 million and $7.8 billion over the fourteen months preceding July 31, 2001. FBR examined the premiums to the announced acquisition price at periods of one day and one week prior to the announcement date. Additionally, FBR selected industry transactions that involved companies similar to ARIS ("IT Services Comparable Transactions") and based on recent changes in the IT services market, selected a subgroup of these transactions which: (a) were announced in the last six months; and (b) had equity values of less than $400 million. FBR identified comparable transactions that an investor could consider to be comparable, based on the acquiring or acquired company or the transaction rationale.

    No company, business or transaction utilized in the comparable transaction analysis is identical to ARIS, CIBER or the merger. Accordingly, FBR's analysis involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading and other values of comparable companies, precedent transactions or the business segment, company or transactions to which they were being compared.

    FBR analyzed a sampling of 46 technology merger and acquisition transactions since April 2000. In examining the Technology Comparable Transactions, FBR analyzed the one day and seven day premiums paid using the announced transaction value to calculate the premiums. The average one day premium for the Technology Comparable Transactions was 29.82%, which implies a valuation of $29.48 million for ARIS. The average seven day premium was 39.96%, which implied a valuation of $29.87 million for ARIS.

    FBR also analyzed the consideration offered and the implied transaction value multiples paid or proposed to be paid in ten selected IT Services Comparable Transactions. These industry transactions were ten acquisitions of a public company by another public company:

ACQUIRER                                              TARGET
--------                               -------------------------------------
AnswerThink                            Think New Ideas
PSINet Inc.                            Metamor Worldwide Inc.
Commerce One Inc.                      AppNet Inc.
Schlumberger Ltd.                      Convergent Group Corp.
Silverline Technologies Ltd.           SeraNova Inc.
CGI Group Inc                          IMRglobal Corporation
Novell Inc.                            Cambridge Technology Partners Inc.
International Business Machines Corp.  Mainspring Inc.
Dimension Data Holdings Plc            Proxicom, Inc.
eXcelon Corporation                    C-bridge Internet Solutions Inc.

    In examining these transactions, FBR analyzed the multiples of offer prices to revenues or projected revenues for the twelve month period preceding the transaction and the year of the transaction. In addition, FBR analyzed the one day and one week premiums of these transactions. The median revenue multiple for the twelve month period prior to the transaction was 1.81x, which implied a valuation of $120.71 million for ARIS. The median revenue multiple for the year of the transaction was 2.44x, which implied a valuation of $159.15 million for ARIS. The median one day premium for the IT Services Comparable Transactions was 32.70%, which implied a valuation of $30.13 million for ARIS. The median one week premium was 46.25%, which implied a valuation of $31.22 million for ARIS.

    After analyzing the revenue multiples for the IT Services Comparable Transactions, FBR noted that these multiples were significantly lower for transactions that occurred in the six months preceding June 2001 that had equity values of less than $400 million. FBR believed that these transactions provided better evidence of the true value of ARIS, given changes in the capital markets, decreases in the stock prices for IT services companies and decreased demand for IT services. Therefore, FBR analyzed the consideration offered and the implied transaction value multiples paid or proposed to be paid in three comparable transactions that fit these criteria, the Recent IT Services Comparable Transactions:

ACQUIRER                                              TARGET
--------                               -------------------------------------
Novell Inc.                            Cambridge Technology Partners Inc.
International Business Machines Corp.  Mainspring Inc.
eXcelon Corporation                    C-bridge Internet Solutions Inc.

    In examining these transactions, FBR analyzed the multiples of offer prices to revenues or projected revenues for the twelve month period preceding the transaction and the year of the transaction. In addition, FBR analyzed the one day and one week premiums of these transactions. The median revenue multiple for the twelve month period prior to the transactions was 0.32x, which implied a valuation of $30.30 million for ARIS. The median revenue multiple for the year of the transaction was 0.32x, which implied a valuation of $30.16 million for ARIS. The median one day premium for the IT Services Comparable Transactions was 32.89%, which implied a valuation of $30.18 million for ARIS. The median one week premium was 61.19%, which implied a valuation of $34.41 million for ARIS.

    In presenting the results of its precedent transaction analysis, FBR noted that the merger and acquisition transaction environment varies over time because of, among other things, macroeconomic factors such as the availability of financing and conditions in equity markets. In addition, no precedent transaction reviewed was identical to the merger because of, among other things, differences in the subject companies and the form of consideration paid. As a result, FBR noted that an evaluation of the results of its precedent transaction analyses necessarily involves judgments beyond the purely mathematical, such as an assessment of macroeconomic factors and the evaluation of differences between the financial and operating characteristics of the subject companies involved in the precedent transactions, on the one hand, and those of ARIS and CIBER, on the other hand.

DISCOUNTED CASH FLOW ANALYSES.

    Using cash flow projections provided by the management of ARIS, FBR performed a discounted cash flow analysis with respect to the company, without taking into account synergies forecasted by management to result from the merger. Based on information concerning ARIS's weighted average cost of capital, FBR utilized a range of discount rates from 31% to 39% for ARIS. Based on this analysis, FBR derived a range for the implied equity value of ARIS of $26.60 million to $33.14 million.

    The foregoing is a summary of the material financial analyses furnished by FBR to the ARIS board of directors, but it does not purport to be a complete description of the analyses performed by FBR or of its presentations to the ARIS board of directors. The preparation of financial analyses and fairness opinions is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. FBR made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of the analyses and factors considered. Accordingly, FBR believes that its analyses (and the summary set forth above) must be considered as a whole, and that selecting portions of the analyses and of the factors considered by FBR, without considering all of such analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by FBR and its opinion. In its analyses, FBR made numerous assumptions with respect to ARIS, CIBER, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of ARIS and CIBER. Any estimates contained in FBR's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, none of ARIS, CIBER, the ARIS board of directors, the CIBER board of directors, FBR or any other person assumes responsibility if future results or actual values differ materially from the estimates. FBR's analyses were prepared solely as part of FBR's analysis of the fairness of the consideration to be received by the holders of ARIS common stock and were provided to the ARIS board of directors in that connection. The opinion of FBR was one of the factors taken into consideration by the ARIS board of directors in making its determination to approve the merger agreement and the merger.

    FBR is a nationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, negotiated underwritings, competitive biddings, primary and secondary distributions of listed and unlisted securities and private placements. ARIS selected FBR to act as its financial advisor on the basis of FBR's national reputation and FBR's familiarity with ARIS. FBR had previously been engaged by ARIS to provide financial advisory services, for which it received approximately $20,000 of compensation solely in connection with expenses FBR incurred. In addition, in the ordinary course of business, FBR and its affiliates may actively trade the securities of ARIS and CIBER for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. FBR and its affiliates may have other business and financial relationships with ARIS and CIBER.

    Pursuant to FBR's engagement letter, ARIS determined and has agreed to pay FBR the following fees:

    (a) $187,500 upon the delivery of FBR's fairness opinion and the execution of the definitive agreement; and

    (b) $72,500 upon the earliest to occur of the closing of the merger or the termination of the definitive agreement.

    ARIS has also agreed to indemnify FBR against certain liabilities and expenses relating to or arising out of its engagement, including certain liabilities under the federal securities laws.

INTERESTS OF ARIS DIRECTORS AND OFFICERS IN THE MERGER

    When considering the recommendation of ARIS's board of directors, you should be aware that certain ARIS directors and executive officers have interests in the merger that are different from, or are in addition to, yours. The ARIS board of directors was aware of these potential conflicts and considered them in making their recommendation.

    Specifically, several ARIS officer, directors, and key employees have executed change of control agreements with ARIS. These agreements will provide benefits to those persons upon the final closing of the merger. These benefits include the acceleration of ARIS stock options, the continuation of employee benefits for up to one year, and severance payments.

    ARIS executives are expected to receive an aggregate total of $1,131,000 in cash compensation severance payments and an acceleration of outstanding ARIS stock options grants totaling approximately 869,000 shares of ARIS.

EQUITY GRANTS AND EMPLOYEE BENEFITS AFTER COMPLETION OF THE MERGER FOR ARIS EMPLOYEES

ARIS OPTIONS

    ARIS's outstanding and unexercised stock options that have been issued to employees pursuant to the ARIS Employee Stock Option Plans will be assumed by CIBER as of the date of the merger and pursuant to the terms of the merger agreement.

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    ARIS has issued warrants to several third parties. The warrants grant rights to purchase up to 285,727 shares of ARIS common stock. The warrants will survive the closing of the merger, and will enable the warrant holders to purchase 117,148 shares of CIBER common stock, subject to adjustment, after the closing of the merger and for the remaining life of the warrant.

NONEXECUTIVE OPTION GRANTS

    CIBER will make available a pool of non-statutory stock options to purchase 100,000 shares of CIBER Common Stock to be granted to certain employees of ARIS who accept employment with CIBER. Options to purchase such shares will be granted at the effective time of the merger, or as soon thereafter as practicable, pursuant to option agreements in a form provided by CIBER. The employees who are granted such options at the closing shall be determined by mutual agreement of CIBER and ARIS prior to the effective time. The exercise price of options granted will be the fair market value of the CIBER at the effective time of the merger. The options shall vest over a period of four
(4) years, pursuant to the CIBER stock option plan.

EXECUTIVE OPTION GRANTS & SEVERANCE BENEFITS

    CIBER has approved the immediate participation of several ARIS executives in a severance plan upon the completion of the merger. These ARIS executives will receive severance benefits as provided for under change-in-control agreements that have been executed between ARIS and the individual executives.

ARIS 401(k) PLAN

    CIBER will continue sponsorship of ARIS's 401(k) plan in its present form following the completion of the merger until it is prepared to commence the process of merging ARIS's plan into CIBER's plan. ARIS's 401(k) plan will be closed to new contributions in preparation for the merger of the plans as of the date ARIS employees first participate in CIBER's 401(k) plan.

ARIS HEALTH PLANS

    When the merger is final, CIBER will provide for the continuation of the ARIS group health plan coverage. Such continuation of coverage shall (i) cause any pre-existing conditions or limitations and eligibility waiting periods (only to the extent such limitations or waiting periods did not apply to the ARIS Employees under the Employee Plans) under any group health plans of CIBER to be waived with respect to the ARIS employees and their eligible dependents and
(ii) give each ARIS employee credit for the plan year in which the Effective Time occurs toward applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Effective Time, and (iii) comply with continuation of group coverage in accordance with the Consolidated Omnibus Reconciliation Act ("COBRA") and Section 4980B of the Code, and the Health Insurance Portability and Accounting Act ("HIPAA") in respect to each individual who was an employee of ARIS or a spouse or dependent of any such employee, who has subsequently become an employee of CIBER.

EXCHANGE OF ARIS STOCK CERTIFICATES FOR CIBER STOCK CERTIFICATES

    When the merger is completed, the exchange agent will mail to you a letter of transmittal and instructions for surrendering your ARIS stock certificates in exchange for CIBER stock certificates. When you deliver your ARIS stock certificates to the exchange agent along with an executed letter of transmittal and any other required documents, your ARIS stock certificates will be canceled and you will receive the cash consideration and CIBER stock certificates representing the number of full shares of CIBER common stock to which you are entitled under the merger agreement. You will not receive any fractional shares of CIBER common stock in the merger, but will instead receive cash equal to

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your proportionate interest of the net proceeds from the sale of the aggregate fractional shares on the NYSE by the exchange agent on your behalf of the aggregate fractional shares.

    You should not submit your ARIS stock certificates for exchange until you receive your instructions and a form of letter of transmittal from the exchange agent.

    You are not entitled to receive any dividends or other distributions on CIBER common stock until the merger is completed and you have surrendered your ARIS stock certificates in exchange for CIBER stock certificates. Subject to the effect of applicable laws, you will receive payment for any dividend or other distribution on CIBER common stock with a record date after the merger and a payment date prior to the date you surrender your ARIS stock certificates promptly after your CIBER stock certificates are issued.

    CIBER will only issue you a CIBER stock certificate and/or a check in lieu of a fractional share in a name other than the name in which a surrendered ARIS stock certificate is registered if you present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that you paid any applicable stock transfer taxes. If your ARIS stock certificate has been lost, stolen or destroyed, you may need to deliver an affidavit and bond prior to receiving your CIBER stock certificate.

    U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following summary discusses the material U.S. federal income tax consequences of the merger to U.S. Holders of ARIS common stock.

    For purposes of this discussion, a U.S. Holder means:

    - A citizen or resident of the United States;

    - A corporation or other entity taxable as a corporation created or organized under the laws of the United States or any of its political subdivisions;

    - A trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust; or

    - An estate that is subject to U.S. federal income tax on its income regardless of its source.

    This discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative ruling and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect. The discussion assumes that ARIS shareholders hold their stock and will hold their CIBER common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. Further, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular shareholder in light of his, her or its personal investment circumstances or to shareholders subject to special treatment under the U.S. federal income tax laws, including:

    - Insurance companies;

    - Tax-exempt organizations;

    - Dealers in securities or foreign currency;

    - Banks or trusts;

    - Persons that hold their ARIS stock as part of a straddle, a hedge against currency risk or a constructive sale or conversion transaction;

    - Persons that have a functional currency other than the U.S. dollar;

    - Investors in pass-through entities;

    - Shareholders who acquired their ARIS stock through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan; or

    - Holders of options granted under any ARIS benefit plan.

    Furthermore, this discussion does not consider the potential effects of any state, local or foreign tax laws.

    Neither ARIS nor CIBER has requested a ruling from the United States Internal Revenue Service with respect to any of the U.S. federal income tax consequences of the merger and, as a result, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions described below.

    ARIS's and CIBER's obligations to complete the merger are conditioned upon ARIS's receipt of opinions dated as of the closing of the merger from PricewaterhouseCoopers LLP, a special tax advisor to ARIS, and Davis Graham & Stubbs, LLP, counsel to CIBER, concluding that the merger will likely constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code. These opinions will be based upon then-existing law and will rely of certain facts, assumptions, limitations, representations and covenants including those contained in certificates executed by officers of ARIS and CIBER. Any change in then-applicable law, or failure of any factual representations or assumptions to be true, correct and complete in all material respects, could effect the continuing validity of the opinion of PricewaterhouseCoopers LLP and Davis Graham & Stubbs, LLP.

    Based on such tax opinions, the following tax consequences would likely arise:

    - No gain or loss will be recognized by ARIS or CIBER.

    - Gain (but not loss) may be recognized by U.S. Holders of ARIS common stock on the exchange of their ARIS common stock for CIBER common stock and for cash (including both Cash Consideration and cash received in lieu of fractional shares of CIBER common stock) based upon the difference between the value of CIBER common stock and the amount of cash received by such U.S. Holder less the U.S. Holder's adjusted tax basis in his or her ARIS common stock (including fractional shares, when applicable); however, gain will only be recognized to the extent of cash received. Alternatively, the cash payment may be taxable as a dividend.

    - Gain or loss may be recognized by each U.S. Holder of ARIS stock who elects to be treated as a Dissenting Shareholder (who as a result of such election receive cash in complete liquidation of their ARIS common stock) in an amount equal to the difference between the U.S. Holder basis in his or her ARIS stock and the amount of cash received.

    - The aggregate adjusted basis of the CIBER common stock received in the merger by a U.S. Holder of ARIS common stock will be equal to the aggregate adjusted basis of the U.S. Holder's ARIS common stock exchanged for CIBER stock, increased by any gain recognized and decreased by the amount of cash received.

    - The holding period of the CIBER common stock received in the merger by a U.S. Holder of ARIS common stock will include the holding period of the U.S. Holder's ARIS common stock exchanged for CIBER common stock.

    - If the cash payment is not taxable as a dividend, gain or loss recognized by U.S. Holders of ARIS common stock as a result of the merger will constitute long-term capital gain or loss if the U.S. Holder's holding period is greater than 12 months as of the date of the merger.

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
    If the Internal Revenue Service were to successfully challenge the status of the merger as a reorganization, the tax consequences to U.S. Holders of ARIS common stock as described above would not, in general, apply. In such event, U.S. Holders of ARIS common stock would be required to recognize gain or loss as a result of the merger in an amount equal to the difference between the U.S. Holder's basis in ARIS common stock and the fair market value (as of the closing of the merger) of the shares of CIBER common stock and any other consideration received.

    The summary of U.S. federal income tax consequences is intended to provide only a general summary and is not intended to be a complete analysis or description of all potential federal income tax consequences of the merger. In addition, the summary does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, the summary does not address any non-income tax or any foreign, state or local tax consequences of the merger. The summary does not address the tax consequences of any transaction other than the merger. Accordingly, each ARIS shareholder is strongly urged to consult with a tax advisor to determine the particular federal, state, local or foreign income or other tax consequences of the merger to the holder.

INFORMATION REPORTING AND BACKUP WITHHOLDING.

    In general, payments of cash related to ARIS common stock in the merger will be subject to information withholding requirements and backup withholding tax for a non-corporate holder that:

    - fails to provide an accurate taxpayer indemnification number;

    - is notified by the IRS regarding a failure to report all interest or dividends required to be shown on its federal income tax returns; or

    - in certain circumstances, fails to comply with applicable certification requirements.

If an ARIS shareholder does not provide a taxpayer identification number, he or she may be subject to penalties imposed by the IRS. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the U.S. holder's U.S. federal income tax liability. U.S. holders should consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining exemption.

REPORTING REQUIREMENTS

    An ARIS shareholder who receives shares of CIBER common stock in the merger will be required to retain records relating to the ARIS stock exchanged in the merger, and to file with its federal income tax return a statement setting forth facts relating to the merger.

ACCOUNTING TREATMENT OF THE MERGER

    CIBER intends to account for the merger as a purchase.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF ARIS AND CIBER

    The shares of CIBER common stock to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of CIBER common stock issued to any person who is deemed to be an "affiliate" of either CIBER or ARIS. Persons who may be deemed affiliates include individuals or entities that control, are controlled by, or are under common control with such other person and may include some of ARIS's executive officers and directors, as well as ARIS's respective principal shareholders. Affiliates may not sell their shares of CIBER common stock acquired in connection with the merger except pursuant to:

    - an effective registration statement under the Securities Act covering the resale of those shares;

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    - an exemption under paragraph (d) of Rule 145 under the Securities Act; or

    - any other applicable exemption under the Securities Act.

    CIBER's registration statement on Form S-4, of which this proxy statement/prospectus forms a part, does not cover the resale of shares of CIBER common stock to be received by ARIS affiliates in the merger.

LISTING ON THE NYSE OF CIBER COMMON STOCK TO BE ISSUED IN THE MERGER

    CIBER will have the shares of CIBER common stock to be issued in the merger approved for listing on the NYSE subject to official notice of issuance.

DELISTING AND DEREGISTRATION OF ARIS COMMON STOCK AFTER THE MERGER

    When the merger is completed, ARIS common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities and Exchange Act.

DISSENTERS' RIGHTS

    Under Washington law, ARIS shareholders have the right to dissent from the merger and to receive payment in cash for the fair value of their shares of ARIS common stock. To preserve their rights, ARIS shareholders who wish to exercise their statutory dissenters' rights must deliver to ARIS before the special meeting written notice of their intent to demand payment for their shares of ARIS common stock if the merger is effected and not vote their shares in favor of approval of the merger agreement.

    CHAPTER 13 OF THE WASHINGTON BUSINESS CORPORATION ACT IS REPRINTED IN ITS ENTIRETY IN ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS. THE FOLLOWING DISCUSSION IS A SUMMARY OF THE MATERIAL TERMS OF THE LAW RELATING TO DISSENTERS' RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX C. ARIS SHAREHOLDERS SHOULD REVIEW THIS DISCUSSION AND ANNEX C CAREFULLY IF THEY WISH TO EXERCISE STATUTORY DISSENTERS' RIGHTS, OR PRESERVE THEIR RIGHT TO DISSENT BECAUSE FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH IN THIS DISCUSSION AND IN THE STATUTE WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

    An ARIS shareholder who wishes to exercise dissenters' rights generally must dissent with respect to all of the shares that he or she owns or over which he or she has power to direct the vote. However, if a record shareholder is a nominee for several beneficial shareholders, some of whom wish to dissent and some of whom do not, then the record shareholder may dissent with respect to all the shares beneficially owned by any one person by notifying ARIS in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. A beneficial shareholder may assert dissenters' rights directly by submitting to ARIS the record shareholder's written consent to the dissent and by dissenting with respect to all the shares of which the shareholder is the beneficial shareholder or over which the shareholder has power to direct the vote.

    A shareholder who does not deliver to ARIS prior to the vote being taken at the special shareholder meeting a written notice of the shareholder's intent to demand payment for the fair value of the shares will lose the right to exercise dissenters' rights. Notice must be sent to ARIS at 2229 112th Avenue NE Bellevue, WA 98004-2936. In addition, any shareholder electing to exercise dissenters' rights must not vote in favor of approval of the merger agreement.

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    If the merger is effected, ARIS will, within 10 days after the effective time, deliver a written notice to all shareholders who properly perfected their dissenters' rights. This notice will, among other things:

    - state where the payment demand must be sent and where and when certificates must be deposited;

    - supply a form for demanding payment, which requires shareholders to certify that they acquired beneficial ownership of the shares before the date on which the merger was first announced;

    - set a date by which ARIS must receive the payment demand, which date will be between 30 and 60 days after ARIS delivers the notice to dissenting shareholders;

    - include another copy of Chapter 13 of the Washington Business Corporation Act; and

    - inform any shareholders wishing to exercise dissenters' rights that they must file the payment demand, certify as to whether beneficial ownership of the shares was acquired before the merger was announced, and deliver share certificates, in the manner and by the time set forth in the notice. Failure to do so will cause such shareholder to lose his or her dissenters' rights.

    Within 30 days after the later of the effective time and the date the payment demand is received by ARIS, ARIS will pay each dissenter with properly perfected dissenters' rights ARIS's estimate of the fair value of the shareholder's shares, plus accrued interest from the effective time. If dissenters' rights are exercised and perfected with respect to more than five percent of the outstanding shares of ARIS common stock, then CIBER will pay the applicable amounts. ARIS will provide, along with this payment:

    - financial information relating to ARIS, including ARIS's balance sheet, income statement and statement of changes in shareholders' equity for or as of a fiscal year ending not more than 16 months before the date of payment and its latest available interim financial statements, if any;

    - an explanation of how ARIS estimated the fair value of the shares;

    - an explanation of how the accrued interest was calculated, a statement of a dissenter's right to demand further payment if he or she is dissatisfied with the tendered payment; and

    - another copy of Chapter 13 of the Washington Business Corporation Act.

    With respect to a dissenter who did not beneficially own ARIS shares prior to the public announcement of the merger, ARIS is required to send an offer to make payment to the dissenter, conditioned upon the dissenter's agreement to accept the payment in full satisfaction of the dissenter's demands.

    A dissenter dissatisfied with ARIS's estimate of the fair value may, within 30 days of payment or offer for payment by ARIS or CIBER's of ARIS's estimate of the fair value of the shareholder's shares, notify ARIS in writing of the shareholder's estimate of fair value of his or her shares and the amount of interest due, and demand payment of his or her estimate of fair value of his or her shares. If ARIS does not accept the dissenter's estimate and the parties do not otherwise settle on a fair value, Washington law requires that, within 60 days of the dissenter's demand for further payment, ARIS start a proceeding in King County Superior Court, and petition the court to determine the fair value of the shares and accrued interest, naming all the ARIS dissenting shareholders whose demands remain unsettled as parties to the proceeding. The court may appoint one or more persons as appraisers to receive evidence and recommend the fair value of the ARIS shares. The dissenters will be entitled to the same discovery rights as parties in the other civil actions. Each dissenter made a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of his or her shares, plus accrued interest, exceeds the amount, if any, previously paid to the dissenter

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by ARIS or CIBER's. If ARIS fails to institute a court action within the specified time period, it or CIBER's must pay the amount specified in the dissenter's demand.

    Court costs and appraisers' fees will be assessed against ARIS, except that the court may assess these costs against some or all of the dissenters to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts of the respective parties in amounts that the court finds equitable against ARIS, if the court finds that ARIS did not substantially comply with certain provisions of Washington law concerning dissenters' rights, or against either the dissenter or ARIS, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith. If the court finds that services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees should not be assessed against ARIS, the court may award to this dissenter's counsel reasonable fees to be paid out of the amounts awarded to all dissenters who benefited from the proceedings.

    A shareholder entitled to dissent and obtain payment for his or her shares of ARIS common stock under Washington law may not challenge the merger unless ARIS fails to comply with the procedural requirements imposed by the Washington law, the ARIS articles of incorporation or the ARIS bylaws or is fraudulent with respect to the ARIS shareholder.

    ARIS shareholders who dissent from the merger will generally recognize taxable gain or loss for federal income tax purposes. See "U.S. Federal Income Tax Consequences of the Merger."

    In view of the complexity of Chapter 13 of the Washington Business Corporation Act, ARIS shareholders who may wish to dissent from the merger and pursue dissenters' rights should consult their legal advisors.

    It is a condition to the closing of the merger that holders of no more than 10% of the ARIS common stock shall have exercised their dissenters' rights.

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                              THE MERGER AGREEMENT

    A description of the material terms of the merger agreement by and between CIBER and ARIS follows. Please read the entire merger agreement, which is attached to proxy statement/prospectus and as Annex A. This summary is qualified in its entirety by reference to the full text of the merger agreement.

THE MERGER

    At the closing of the merger, ARIS will merge with and into CIBER. As a result of the merger, CIBER will be the surviving corporation, and ARIS will no longer exist as a separate entity.

CERTIFICATE OF INCORPORATION AND BYLAWS OF ARIS AFTER THE MERGER

    At the closing of the merger, the certificate of incorporation and the bylaws of CIBER will become the certificate of incorporation and the bylaws of the surviving corporation.

DIRECTORS AND OFFICERS OF ARIS AFTER THE MERGER

    At the closing of the merger, the directors and officers of CIBER will be the directors of the surviving corporation.

EFFECT OF MERGER ON CAPITAL STOCK OF ARIS

    At the closing of the merger, each share of common stock of ARIS issued and outstanding immediately prior to the merger will be automatically converted into the right to receive $1.30 in cash and up to .220 of a share of CIBER common stock, subject to adjustments. No fractional shares of CIBER common stock will be issued in the merger. Instead, each holder of a fractional share will receive an amount of cash (rounded to the nearest whole cent) equal to the product obtained by multiplying (x) such fraction of a share of CIBER Common Stock by
(y) the dollar value of the Merger Consideration per share. All outstanding unexercised options and warrants to acquire ARIS common stock will upon the closing of the merger be assumed and replaced by CIBER, pursuant to the terms of the merger agreement. For a description of equity grants to be made to ARIS employees following the merger, see the discussion on page 27 of this proxy statement/prospectus.

PROCEDURE FOR EXCHANGING ARIS COMMON STOCK FOR CIBER COMMON STOCK

    The merger agreement requires CIBER, as of the closing of the merger, to deposit with CIBER's selected exchange agent, for the benefit of holders of shares of ARIS common stock, certificates representing the shares of CIBER common stock to be issued in the merger and cash sufficient to pay the cash portion of the merger consideration. When the merger is completed, the exchange agent will mail to you a letter of transmittal and instructions for surrendering your ARIS stock certificates in exchange for CIBER stock certificates, the cash consideration, cash in lieu of fractional shares and any dividends or distributions that may be issuable.

REPRESENTATIONS AND WARRANTIES

    CIBER and ARIS each made a number of representations and warranties in the merger agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to their businesses and operations and to the merger.

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
ARIS REPRESENTATIONS AND WARRANTIES

    ARIS made representations and warranties as to the following matters and each such representation is included in the merger agreement attached hereto as Annex A:

    - ARIS's and its subsidiaries' corporate organization, and its qualification to do business;

    - ARIS's capitalization;

    - ARIS's authority to authorize the merger agreement;

    - ARIS's filings and reports with the Securities and Exchange Commission;

    - ARIS's financial statements;

    - Absence of certain material changes in ARIS's business;

    - Litigation involving ARIS;

    - Payments required to be made by ARIS to brokers and agents on account of the merger;

    - The recommendation of ARIS's board;

    - The effect of the merger on obligations of ARIS and under applicable laws;

    - Regulatory approvals required to complete the merger;

    - ARIS's liabilities;

    - ARIS's payment of taxes and tax liabilities;

    - ARIS's intellectual property;

    - ARIS's compliance with applicable laws;

    - Permits required to conduct ARIS's business and compliance with those permits;

    - ARIS's employee benefit plans;

    - ARIS's labor relations;

    - Environmental laws that may apply to ARIS;

    - ARIS's material contracts;

    - ARIS's properties;

    - ARIS's insurance policies;

    - Information supplied by ARIS in this proxy statement/prospectus and the related registration statement filed by CIBER; and

    - The inapplicability of state takeover statutes.

    The representations and warranties of ARIS expire on the completion of the merger.

CIBER REPRESENTATIONS AND WARRANTIES

    CIBER made representations and warranties in the merger agreement as to the following matters:

    - CIBER's corporate organization, qualification to do business and subsidiaries;

    - CIBER's capitalization;

    - Authorization of the merger agreement by CIBER;

    - The effect of the merger on obligations of CIBER under applicable laws;

    - Regulatory approvals required to complete the merger;

    - CIBER's filings and reports with the Securities and Exchange Commission;

    - CIBER's financial statements;

    - CIBER's liabilities;

    - CIBER's compliance with applicable laws;

    - Permits required to conduct CIBER's business and compliance with such permits;

    - Litigation involving CIBER; and

    - Approval by the CIBER boards of directors.

    The representations and warranties of CIBER expire on the completion of the merger.

    The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read the articles of the merger agreement entitled "Representations and Warranties of ARIS" and "Representations and Warranties of CIBER."

ARIS'S CONDUCT OF BUSINESS BEFORE COMPLETION OF THE MERGER

    ARIS agreed that, until the earlier of the completion of the merger or termination of the merger agreement or unless CIBER consents in writing, ARIS will carry on its business in the ordinary course, consistent with past practices, and use reasonable best efforts to:

    - preserve intact its present business organization;

    - keep available the services of its officers and employees; and

    - maintain significant beneficial business relationships with its suppliers, contractors, distributors, customers, licensors, licensees, and others.

    ARIS shall also not, directly or indirectly:

    - sell, lease, transfer, mortgage or otherwise encumber, any of its properties or assets, except in the ordinary course of its business;

    - amend or propose to amend its charter documents, reincorporate in any jurisdiction, dissolve, liquidate or merge with any other entity;

    - split, combine or reclassify any outstanding shares of its capital stock;

    - redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of capital stock of ARIS or any options, warrants or rights to acquire capital stock of ARIS;

    - sell, issue, or authorize any capital stock or other security, any option or any instrument convertible into or exchangeable for any capital stock or other security;

    - modify the terms of any existing indebtedness or incur any indebtedness or issue any debt securities;

    - assume, guarantee, endorse or make any material loans or advances or capital contributions to, or investments in, any other person; or

    - adopt or establish any new employee benefit plan or amend in any material respect any employee benefit plan or, increase the compensation or fringe benefits of any employee or pay any benefit not consistent with any existing employee benefit plan.

    In addition, ARIS has covenanted that it will not:

    - make any payments with respect to, enter into or amend any employment, consulting, severance or indemnification agreement with any director, officer or employee of ARIS, or any collective bargaining agreement or other obligation to any labor organization or employee;

    - make any material tax election or settle or compromise any liability for Taxes;

    - make or commit to make capital expenditures for acquisitions of other businesses, capital assets, properties, or intellectual property that exceed $250,000 in the aggregate;

    - make any changes in its reporting for taxes or accounting procedures other than as required by GAAP or applicable law;

    - pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent ARIS financial statements as disclosed to CIBER in the schedules to the merger agreement that were provided to CIBER or incurred after the date of such financial statements in the ordinary course of business consistent with past practice; settle any litigation or other legal proceedings involving a payment of more than $50,000 in any one case by or to ARIS; or waive the benefits of, or agree to modify in any manner, any noncompetition, confidentiality, standstill or similar agreement to which ARIS is a party;

    - write off any accounts or notes receivable except in the ordinary course of business consistent with past practices; or

    - acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to ARIS;

    - adopt any shareholder rights or similar plan or take any other action with the intention of, or which may reasonably be expected to have the effect of, damaging CIBER or ARIS;

    - enter into, modify or authorize any material contract, agreement, commitment or arrangement.

CIBER'S CONDUCT OF BUSINESS BEFORE COMPLETION OF THE MERGER

    CIBER agreed that until the earlier of the completion of the merger or termination of the merger agreement, or unless ARIS consents in writing, CIBER will not:

    - conduct operations other than those in the ordinary and usual course of business, consistent with past practices; and

    - directly or indirectly: amend or propose to amend its articles of incorporation or by-laws, or reincorporate in any jurisdiction; split, combine or reclassify any outstanding shares of, or interests in, its capital stock; declare or pay any dividend on its capital stock, whether in cash, shares of capital stock or in kind; or dissolve, liquidate or merge with any entity if the resulting revenue or Tangible Net Worth is adversely affected by twenty percent (20%) or more.

REGULATORY FILINGS

    The merger agreement contains various covenants and agreements regarding preparation of regulatory filings that are customary in transactions of this nature, including:

    - CIBER and ARIS have agreed to prepare and cause to be filed with the Securities and Exchange Commission a registration statement on Form S-4, including this proxy statement/ prospectus, and to cooperate and promptly provide information to each other as required or appropriate for inclusion in the registration statement;

    - CIBER and ARIS have agreed to respond to any comments of the staff of the Securities and Exchange Commission and to use commercially reasonable efforts to have the registration statement on Form S-4 declared effective under the Securities Act as promptly as practicable after it is filed;

    - ARIS has agreed to cause this proxy statement/prospectus to be mailed out to its shareholders at the earliest practicable time after the S-4 is declared effective;

    - CIBER and ARIS have agreed to prepare and file any other filings relating to the merger required to be filed under applicable law;

    - CIBER and ARIS have agreed to notify each other promptly upon receipt of any comments or requests for information regarding the filings from the Securities and Exchange Commission or other regulatory bodies;

    - CIBER and ARIS have agreed to make all filings as required by governmental authorities under the Hart-Scott Rodino Act.

    - CIBER and ARIS have agreed to notify each other of any event that is required to be set forth in an amendment or supplement to any regulatory filing, and to cooperate in filing any amendment or supplement with the appropriate regulatory body and, if appropriate, in mailing the amendment or supplement to ARIS shareholders; and

    - ARIS has agreed to cause this proxy statement/prospectus to include the recommendation of its board of directors in favor of adoption and approval of the merger agreement and approval of the merger, subject to specified exceptions.

SPECIAL MEETING OF ARIS SHAREHOLDERS

    ARIS has agreed to convene a special meeting of ARIS shareholders as promptly as practicable after the registration statement on Form S-4 is declared effective, and, unless ARIS's board of directors has withdrawn its recommendation of the merger agreement and the merger, to use its commercially reasonable efforts to solicit and secure from its shareholders at the meeting the adoption and approval of the merger agreement and the merger. ARIS has also agreed that its board of directors will recommend that its shareholders vote in favor of and adopt and approve the merger agreement and the merger, and that this recommendation will not be withdrawn or modified in a manner adverse to CIBER, subject to specified exceptions.

    Nothing in the merger agreement prevents the ARIS board of directors from withdrawing or changing its recommendation in favor of the merger if the board reasonably concludes in good faith, after consultation with its outside counsel and other appropriate advisors, and based upon such information and opinions as it deems appropriate under the circumstances, that it has received a Superior Proposal, and that the failure to so withdraw or change its recommendation would be inconsistent with its fiduciary obligations.

NON-SOLICITATION BY ARIS

    ARIS has agreed not to solicit, initiate or encourage an Acquisition Proposal, or subject in the case of ARIS, to the fiduciary duties of its board of directors under applicable law as advised by counsel to ARIS, with a view to pursuing an Acquisition Proposal with any person, (x) engage in negotiations with, or (y) disclose any nonpublic information relating to ARIS, or (z) afford access to the properties, books or records of ARIS to, any such person. However, the board of directors continues to be bound by it fiduciary duties to the ARIS shareholders. An Acquisition Proposal means any proposal from any third person proposing a business combination with ARIS.

    In the event that ARIS is approached by a third party with an Acquisition Proposal, ARIS has agreed to promptly notify CIBER of the of the terms and conditions of the proposal and the identity of the person making proposal.

TREATMENT OF ARIS STOCK OPTIONS AND CONTINGENT OBLIGATION TO ISSUE SHARES

    All unexercised and outstanding stock options issued to employees pursuant to ARIS's employee stock option plans will be assumed by CIBER as of the date of the merger and pursuant to the terms of the merger agreement. For a discussion of equity grants to be made to ARIS employees and some directors following the merger, see the discussion on page 27 of this proxy statement/prospectus.

ARIS'S EMPLOYEE BENEFIT PLANS

    To the extent that ARIS employees accept employment from CIBER, such employees shall be able to participate in benefit plans in which similarly situated CIBER employees participate.

    CIBER has agreed to continue sponsorship of ARIS's 401(k) plan in its present form until the ARIS plan may be merged into the CIBER plan. ARIS's 401(k) plan shall be frozen to new contributions in preparation for the merger of the two plans.

    CIBER will make a pool of non-statutory stock options to purchase 100,000 shares of CIBER available. These options will be granted to certain employees who accept employment with CIBER.

    CIBER will maintain existing group health plan coverage to the extent required under the applicable law.

INDEMNIFICATION

    Pursuant to the terms of the merger agreement, all rights to indemnification that exist in favor of ARIS directors and officers prior to the merger date will continue and be observed by CIBER after the merger for a period of six years. In addition, CIBER has agreed to maintain in effect and for the benefit of the Indemnified Persons, with respect to acts occurring prior to the Effective Time, the existing ARIS directors' and officers' liability insurance liability policies, subject to certain limitations.

CONDITIONS TO COMPLETION OF THE MERGER

    The obligations of CIBER and ARIS to complete the merger and the transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following conditions:

    - holders of at least two-thirds of the outstanding shares of ARIS common stock must vote in favor of adopting the merger agreement and approving the merger;

    - the registration statement, of which this proxy statement/prospectus is a part, must be declared and remain effective with the SEC;

    - all waivers, consents, approvals and actions or non-actions of any governmental entity and of any other third party required to consummate the transactions contemplated by the merger agreement shall have been obtained and shall not have been reversed, stayed, enjoined, set aside, annulled or suspended, except for such failures to obtain such waiver, consent, approval or action which would not be reasonably likely (x) to prevent the consummation of the transactions contemplated hereby or (y) to have a ARIS Material Adverse Effect or a CIBER Material Adverse Effect.

    - no law, regulation or order preventing the completion of the merger shall be in effect; and

    - no legal proceeding is pending or threatened in which a governmental entity is challenging the merger.

    ARIS's obligations under the merger agreement are subject to the satisfaction or waiver of each of the following conditions prior to the closing:

    - CIBER must perform or comply in all material respects with all of its agreements and covenants required of it by the merger agreement;

    - CIBER's representations and warranties made under the merger agreement shall be true and correct as if made as of the closing date of the merger;

    - the shares of CIBER common stock to be issued in the transaction shall have been approved for listing on the New York Stock Exchange subject to official notice of issuance;

    - ARIS must have received written confirmation from PricewaterhouseCoopers LLP, that the merger qualifies as a tax-free reorganization as described in Section 368(a)(1)(A) of the Code; and

    - CIBER's Tangible Net Worth as shown on the CIBER Final Closing Balance Sheet shall be at least ninety percent (90%) of its Tangible Net Worth on May 31, 2001.

    CIBER's obligations under the merger agreement are subject to the satisfaction or waiver of each of the following conditions prior to the closing:

    - ARIS must perform or comply in all material respects with all of its agreements and covenants required of it by the merger agreement;

    - the representations and warranties of ARIS set forth in the merger agreement must in the case of representations and warranties qualified by materiality or Material Adverse Effect or the like, be true and correct as of the closing of the merger, and in the case of representations and warranties not so qualified, true and correct in all material respects as of the closing;

    - there shall not be pending any legal proceeding in which, in the reasonable judgment of CIBER, there is a reasonable possibility of an outcome that would have a Material Adverse Effect on ARIS or on CIBER;

    - each director of ARIS shall have resigned;

    - Holders of no more than 10% of the ARIS Stock shall have exercised their right to dissent to the merger in accordance with the Washington Business Corporation Act;

    - CIBER shall have received written confirmation from Davis Graham & Stubbs LLP, that the merger qualifies as a tax-free reorganization as described in Section 368(a)(1)(A) of the Code; and

    - ARIS shall not have suffered or incurred any ARIS Material Adverse Effect since March 31, 2001.

TERMINATION OF THE MERGER AGREEMENT

    ARIS and CIBER may mutually agree in writing to terminate the merger agreement and thereby not complete the merger. Additionally, either ARIS or CIBER may terminate the merger agreement under any of the following circumstances:

    - if the merger is not finalized by November 15, 2001;

    - by ARIS or CIBER if the other party shall have failed to perform in a material respect any of its representation, warranties, covenants contained in the agreement;

    - by either party if a court or other governmental entity shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transaction;

    - by either party if ARIS does not receive a two-thirds shareholder vote in favor of the merger at the ARIS Special Shareholder Meeting;

    - by CIBER if ARIS shall have violated the non-solicitation clause contained in the merger agreement;

    - by ARIS if the average of the daily closing prices of a share of CIBER Common Stock on the NYSE for the five (5) consecutive trading days ended three (3) days prior to the Closing Date is less than $4.00;

    - by ARIS if CIBER's Tangible Net Worth as shown on the Final Closing Balance Sheet Date is not at least ninety percent (90%) of its Tangible Net Worth on May 31, 2001;

    - by CIBER if ARIS shall have suffered or incurred any ARIS Material Adverse Effect since March 31, 2001; and

    - by CIBER if prior to the ARIS Shareholders' meeting, ARIS receives an Acquisition Proposal that it determines is a Superior Proposal and resolves to accept such Superior Proposal or the board of directors of ARIS (or a committee thereof) shall have withdrawn, modified or amended in any manner adverse to CIBER its approval or recommendation in favor of the merger, or shall have recommended or approved an Acquisition Proposal or shall have resolved to do any of the foregoing.

PAYMENT OF TERMINATION FEE

    Under the following situations, if the merger is not completed, CIBER or ARIS maybe required to pay a termination fee under the agreement. In the event that this Agreement is terminated by CIBER because ARIS solicits other offers or ARIS determines that a Superior Proposal exists and the ARIS Board of Director determines it is in the best interest of ARIS to not finalize the transaction or the ARIS board of directors withdraws or modifies its recommendation of the merger in a manner adverse to CIBER or recommends an Acquisition Proposal, then ARIS shall pay to CIBER a termination fee of $1,500,000.

    In the event this Agreement is terminated by ARIS because the net worth of CIBER's tangible assets has decreased by more than 10% over the period from May 31, 2001 to the Final Closing Balance Sheet Date, then CIBER shall pay to ARIS a fee of $1,500,000.

    In addition, even if all of the conditions to the consummation of the merger have been satisfied, CIBER may decide not to finalize the merger transaction. The parties have agreed that such action would cause injury to ARIS, and that CIBER would pay to ARIS $2,500,000 as the sole and exclusive remedy of ARIS.

EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

    CIBER and ARIS may amend the merger agreement before completion of the merger by mutual written consent. Either CIBER or ARIS may extend the other's time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the merger agreement.

                                OTHER AGREEMENTS

VOTING AGREEMENTS

    As an inducement to CIBER to enter into the merger agreement, Kendall Kunz, ARIS's president and chief executive officer, and Paul Song, Chairman and founder of ARIS, and his family interests, have executed voting agreements in favor of CIBER, and have agreed to vote their shares of ARIS common stock in favor of the merger. These individuals hold approximately 35% of ARIS's outstanding common stock as of the record date. By entering into the voting agreements, these ARIS shareholders have appointed CIBER as their proxy. These proxies give CIBER the limited right to vote the shares of ARIS common stock beneficially owned by these ARIS shareholder, including shares of ARIS common stock acquired after the date of the voting agreements:

    - in favor of the approval and adoption of the merger agreement, the merger, each of the other transactions contemplated by the merger agreement, any other action required in furtherance of the merger; and

    - against any proposal made in opposition to, or in competition with, consummation of the merger and the other transactions contemplated by the merger agreement; and any merger, asset sale, reorganization, recapitalization, dissolution or any other action intended, or which could reasonably be expected, to impede, interfere with or otherwise adversely affect the consummation of the merger and the other transactions contemplated by the merger agreement.

    These ARIS shareholders may vote their shares of ARIS common stock on all other matters.

    The ARIS shareholder voting agreements will terminate upon the earlier to occur of the completion of the merger or termination of the merger agreement.

              ARIS CORPORATION SUMMARY OF SELECTED FINANCIAL DATA

    The following selected consolidated financial data has been derived from Aris's consolidated financial statements. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Aris's Consolidated Financial Statements and Notes thereto, which are incorporated herein by reference from Aris's Annual Report on Form 10-K for the Year Ended December 31, 2000 and Form 10-Q for the Quarter Ended March 31, 2001.

                                                                                               THREE MONTHS
                                                   YEARS ENDED DECEMBER 31,                   ENDED MARCH 31,
                                     ----------------------------------------------------   -------------------
RESULTS OF OPERATIONS                  1996       1997       1998       1999       2000       2000       2001
---------------------                --------   --------   --------   --------   --------   --------   --------
                                                        (IN THOUSANDS EXCEPT PER SHARE DATA)
Revenues from continuing
  operations.......................  $29,185     47,391     75,496     83,199     63,729     17,296     14,360
Costs and expenses from continuing
  operations.......................  $29,140     45,469     71,934     77,610     75,122     19,597     14,547
Income (loss) from continuing
  operations, net of tax...........  $    45      1,922      3,562      5,589    (11,393)    (2,301)      (187)
Basic earnings (loss) per share,
  continuing operations............  $  0.01       0.20       0.32       0.48      (0.92)     (0.18)     (0.02)
Diluted earnings (loss) per share,
  continuing operations............  $  0.01       0.18       0.30       0.47      (0.92)     (0.18)     (0.02)
Income (loss) from discontinued
  operations, net of tax...........  $ 2,189      3,978     (2,162)    (8,112)       665     (4,205)       (80)

                                                         DECEMBER 31,                            MARCH 31,
                                     ----------------------------------------------------   -------------------
FINANCIAL CONDITION                    1996       1997       1998       1999       2000       2000       2001
-------------------                  --------   --------   --------   --------   --------   --------   --------
Cash, cash equivalents and
  securities available for sale....  $ 3,516     26,859     11,738     10,500     13,868      8,564     10,840
Total assets.......................  $20,675     60,551     69,481     74,582     54,505     68,795     52,982
Shareholders' equity...............  $13,190     50,482     55,314     60,134     45,330     54,962     44,775

                 CIBER, INC. SUMMARY OF SELECTED FINANCIAL DATA

The following selected consolidated financial data has been derived from CIBER's consolidated financial statements. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and CIBER's Consolidated Financial Statements and Notes thereto, which are incorporated herein by reference from CIBER's Annual Report on Form 10-K for the Year Ended December 31, 2000 and Form 10-Q for the Quarter Ended March 31, 2001.

                                                                             SIX                    THREE MONTHS
                                                                            MONTHS      YEAR            ENDED
                                         YEARS ENDED JUNE 30,               ENDED      ENDED          MARCH 31,
                               -----------------------------------------   DEC. 31    DEC. 31,   -------------------
                                 1996       1997       1998       1999       1999       2000       2000       2001
                               --------   --------   --------   --------   --------   --------   --------   --------
                                                        IN THOUSANDS, EXCEPT PER SHARE DATA
       OPERATING DATA:
Revenues.....................  $295,965   413,380    576,488    719,661    362,000    621,534    166,306    145,864
Amortization of intangible
  assets.....................  $  1,795     3,087      3,936      7,520      6,754     14,032      4,046      3,025
Goodwill impairment and other
  charges....................  $    901     1,218      4,538      1,535         --     83,768      2,275         --
Operating income (loss)......  $ 19,944    33,368     57,868     89,340     29,225    (56,897)     5,493      2,553
Net income (loss)............  $ 14,781    21,226     36,477     54,495     17,643    (66,775)     3,325      1,565
Pro forma net income.........  $ 12,469    20,423     34,270        n/a        n/a        n/a        n/a        n/a
Earnings (loss) per
  share--basic...............  $    .28       .43        .67        .98        .31      (1.15)       .06        .03
Earnings (loss) per share--
  diluted....................  $    .26       .40        .64        .95        .30      (1.15)       .06        .03
Cash dividends...............  $     --        --         --         --         --         --         --         --
                               --------   -------    -------    -------    -------    -------    -------    -------
Weighted average
  shares--basic..............    44,240    47,894     51,355     55,362     57,345     57,900     57,845     57,265
Weighted average shares--
  diluted....................    47,711    50,613     53,843     57,141     58,496     57,900     59,211     57,698
                               --------   -------    -------    -------    -------    -------    -------    -------

     BALANCE SHEET DATA:
Working Capital..............  $ 52,958    70,369    110,703    149,948     77,983    102,918     92,669     99,413
Total assets.................  $111,486   165,354    221,785    408,632    422,568    326,347    412,419    309,771
Total long-term
  liabilities................  $    460     1,075         --         --      5,355         --         --         --
Total shareholders' equity...  $ 73,720   117,614    165,844    337,136    342,256    270,242    347,409    268,927
Shares outstanding at end of
  period.....................    46,707    49,547     52,248     58,433     57,697     56,775     57,903     57,032

------------------------

    NOTES:

    - Effective December 31, 1999, CIBER changed its year end from June 30 to December 31.

    - All fiscal 1996 to 1998 amounts have been restated to reflect pooling of interests business combinations.

    - Goodwill impairment and other charges for the years ended June 30, 1996 to June 30, 1999 consist of merger costs related to pooling of interests business combinations. During the year ended December 31, 2000, CIBER recorded a goodwill impairment charge of $80,773,000 as well as certain other one-time charges.

    - Pro forma net income is after a pro forma adjustment to income tax expense resulting from pooling of interests business combinations.

          CIBER, INC. AND ARIS CORPORATION COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)

                                                                                             ARIS PRO
                                                       CIBER         ARIS        CIBER         FORMA
                                                     HISTORICAL   HISTORICAL   PRO FORMA   EQUIVALENT(1)
                                                     ----------   ----------   ---------   -------------
Book value per share:

  March 31, 2001...................................    $ 4.72       $ 3.96      $ 4.83        $ 1.02

  December 31, 2000................................    $ 4.76       $ 4.04      $   --        $   --

Income (loss) from continuing operations

  Per share-basic and diluted:

    Three months ended March 31, 2001..............    $ 0.03       $(0.02)     $ 0.03        $ 0.01

    Year ended December 31, 2000...................    $(1.15)      $(0.92)     $(1.25)       $(0.28)

------------------------

(1) The ARIS Pro Forma Equivalent information presents CIBER pro forma per share data multiplied by the exchange ratio of .220.

           CIBER, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED
                              FINANCIAL STATEMENTS

    The unaudited pro forma information set forth below gives effect to the merger of ARIS into CIBER as if it had been completed on January 1, 2000 for purposes of the statements of operations, and as if it had been completed on March 31, 2001 for balance sheet purposes. The pro forma condensed financial statements are derived from the historical financial statements of CIBER and ARIS.

    CIBER will account for the merger under the purchase method of accounting. Accordingly, CIBER will establish a new basis for ARIS's assets and liabilities based upon the fair values thereof and the CIBER purchase price, including costs of the merger. The purchase accounting adjustments made in connection with the development of the pro forma condensed financial statements are preliminary and have been made solely for the purposes of developing such pro forma financial information and are based upon the assumptions described in the notes hereto. The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined companies nor any adjustments to expenses for any future operating changes. Upon the closing of the merger, CIBER may incur integration related expenses not reflected in the pro forma financial statements such as the elimination of duplicate facilities, operational realignment and workforce reductions. The following pro forma financial information is not necessarily indicative of the financial position or operating results that would have occurred had the merger been completed on the dates discussed above.

    CIBER is unaware of events, other than those disclosed in the pro forma notes that would require a material change to the preliminary purchase price allocation. However, a final determination of the required purchase accounting adjustments will be made upon completion of the merger. Assuming completion of the merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial information and the date on which the merger takes place.

                          CIBER, INC. AND SUBSIDIARIES
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 2001
                                  (UNAUDITED)

                                                      HISTORICAL(1)
                                                   -------------------    PRO FORMA        PRO FORMA
                                                    CIBER       ARIS     ADJUSTMENTS       COMBINED
                                                   --------   --------   -----------       ---------
                                                                     IN THOUSANDS
ASSETS
Current assets:
  Cash and cash equivalents......................  $  5,874   $ 5,337      $(16,218)(2)    $    496
                                                                              5,503 (3)
  Investments....................................        --     5,503        (5,503)(3)          --
  Accounts receivable, net.......................   121,583    16,648            --         138,231
  Prepaid expenses and other current assets......     7,073     2,730            --           9,803
  Income taxes refundable........................     1,930     3,250            --           5,180
  Deferred income taxes..........................     3,347       691            --           4,038
                                                   --------   -------      --------        --------
    Total current assets.........................   139,807    34,159       (16,218)        157,748
                                                   --------   -------      --------        --------
Property and equipment, net......................    25,761     8,798        (2,798)(2)      31,761
Intangible assets, net...........................   137,688     7,412        (7,412)(2)     137,688
Deferred income taxes............................     3,251       829         1,992 (2)       6,072
Other assets.....................................     3,264     1,784        (1,627)(2)       3,421
                                                   --------   -------      --------        --------
    Total assets.................................  $309,771   $52,982      $(26,063)       $336,690
                                                   --------   -------      --------        --------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable...............................  $  6,429   $ 1,603      $     --        $  8,032
  Acquisition costs payable......................     1,276        --            --           1,276
  Accrued compensation and payroll taxes.........    24,550     1,897            --          26,447
  Other accrued expenses and liabilities.........     7,630     3,123            --          10,753
  Income taxes payable...........................       509     1,584            --           2,093
                                                   --------   -------      --------        --------
    Total current liabilities....................    40,394     8,207            --          48,601
                                                   --------   -------      --------        --------
Minority interest................................      (175)       --            --            (175)
Contingent redemption value of put options.......       625        --            --             625

Shareholders' equity:
  Common stock...................................       596        --            --             596
  Additional paid-in capital.....................   230,887    51,341       (51,341)(4)     249,599
                                                                             16,712 (2)
                                                                              2,000 (2)
  Retained earnings (deficit)....................    62,637    (5,562)        5,562 (4)      40,371
                                                                            (22,266)(10)
  Accumulated other comprehensive loss...........    (2,399)   (1,004)        1,004 (4)      (2,399)
  Treasury stock.................................   (22,794)       --       (22,266)(10)       (528)
                                                   --------   -------      --------        --------
    Total shareholders' equity...................   268,927    44,775       (26,063)        287,639
                                                   --------   -------      --------        --------
    Total liabilities and shareholders' equity...  $309,771   $52,982      $(26,063)       $336,690
                                                   ========   =======      ========        ========

       See accompanying notes to pro forma condensed financial statements

                          CIBER, INC. AND SUBSIDIARIES
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 2001
                                  (UNAUDITED)

                                                         HISTORICAL(1)
                                                      -------------------    PRO FORMA    PRO FORMA
                                                       CIBER       ARIS     ADJUSTMENTS   COMBINED
                                                      --------   --------   -----------   ---------
                                                           IN THOUSANDS, EXCEPT PER SHARE DATA
Consulting services.................................  $138,824   $13,913       $   --     $152,737
Other revenues......................................     7,040       447           --        7,487
                                                      --------   -------       ------     --------
  Total revenues....................................   145,864    14,360           --      160,224
                                                      --------   -------       ------     --------

Cost of consulting services.........................    96,562     8,761           --      105,323
Cost of other revenues..............................     4,545        --           --        4,545
Selling, general and administrative expenses........    39,179     7,499         (140)(5)   46,538
Amortization of intangible assets...................     3,025       835         (835)(6)    3,025
Nonrecurring and other charges......................        --       194           --          194
                                                      --------   -------       ------     --------
  Operating income (loss)...........................     2,553    (2,929)         975          599
Other income (loss), net............................       135     2,811         (264)(7)    2,682
                                                      --------   -------       ------     --------
  Income (loss) from continuing operations before
    income taxes....................................     2,688      (118)         711        3,281
Income tax expense..................................     1,123        69          159 (8)    1,351
                                                      --------   -------       ------     --------
  Income (loss) from continuing operations, net of
    tax.............................................  $  1,565   $  (187)      $  552     $  1,930
                                                      ========   =======       ======     ========

Income per share--basic--continuing operations......  $   0.03                            $   0.03

Income per share--diluted--continuing operations....  $   0.03                            $   0.03

Weighted average shares--basic......................    57,265                  2,491 (10)   59,756

Weighted average shares--diluted....................    57,698                  2,491 (10)   60,189

       See accompanying notes to pro forma condensed financial statements

                          CIBER, INC. AND SUBSIDIARIES

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 2000

                                  (UNAUDITED)

                                                       HISTORICAL(1)
                                                    -------------------    PRO FORMA     PRO FORMA
IN THOUSANDS, EXCEPT PER SHARE DATA                  CIBER       ARIS     ADJUSTMENTS    COMBINED
-----------------------------------                 --------   --------   ------------   ---------
Consulting services...............................  $586,481   $ 58,186   $     --       $644,667
Other revenues....................................    35,053      5,543         --         40,596
                                                    --------   --------   --------       --------
      Total revenues..............................   621,534     63,729         --        685,263
                                                    --------   --------   --------       --------
Cost of consulting services.......................   401,359     37,445         --        438,804
Cost of other revenues............................    20,719      1,010         --         21,729
Selling, general and administrative expenses......   158,553     32,901       (560)(5)    190,894
Amortization of intangible assets.................    14,032      3,681     (3,681)(6)     14,032
Goodwill impairment and other charges.............    83,768         --         --         83,768
                                                    --------   --------   --------       --------
  Operating income (loss).........................   (56,897)   (11,308)     4,241        (63,964)
Other income (expense), net.......................     1,038     (3,012)    (1,054)(7)     (3,028)
                                                    --------   --------   --------       --------
  Loss from continuing operations before income
    taxes.........................................   (55,859)   (14,320)     3,187        (66,992)
Income tax expense (benefit)......................    10,916     (2,927)       705 (8)      8,694
                                                    --------   --------   --------       --------
  Loss from continuing operations, net of tax.....  $(66,775)  $(11,393)  $  2,482       $(75,686)
                                                    ========   ========   ========       ========
Loss per share--basic--continuing operations......  $  (1.15)                            $  (1.25)
Loss per share--diluted--continuing operations....  $  (1.15)                            $  (1.25)
Weighted average shares--basic....................    57,900                 2,491(10)     60,391
Weighted average shares--diluted..................    57,900                 2,491(10)     60,391

       See accompanying notes to condensed pro forma financial statements

       NOTES TO UNAUDITED CIBER PRO FORMA CONDENSED FINANCIAL STATEMENTS

1. These columns reflect the historical results of operations and financial position of the respective companies.

2. This adjustment reflects the acquisition of ARIS and the allocation of the excess of the total of the values assigned to ARIS's net assets over the consideration paid for the net assets acquired, including the costs of the transaction (negative goodwill). For the purpose of these pro forma financial statements, the consideration has been calculated assuming CIBER will acquire all of the outstanding shares of ARIS in exchange for a combination of $1.30 in cash and .220 of a share of CIBER common stock for each outstanding share of ARIS common stock. The exchange represents $2.78 per ARIS share or an aggregate offer value of $31.4 million based on the $6.71 closing price of CIBER shares on June 13, 2001. CIBER expects to issue approximately 2.5 million shares. The actual consideration is subject to adjustment as provided in the merger agreement.

    All outstanding options and warrants to purchase shares of ARIS common stock will be exchanged for options and warrants to purchase shares of CIBER common stock. As part of the purchase price, CIBER will record the replacement options and warrants issued, at their fair value by using the Black-Scholes option pricing model.

    This adjustment reflects the reduction of ARIS's assets and liabilities to fair value (in thousands):

Merger consideration paid in cash...........................  $ 14,718
Merger consideration paid in CIBER common stock.............    16,712
                                                              --------
                                                                31,430
Historical net book value of ARIS...........................   (44,775)
Estimated fair value of CIBER options and warrants..........     2,000
Estimated merger costs incurred by CIBER....................     1,500
                                                              --------
  Reduction of ARIS assets and liabilities to fair value....    (9,845)
Pro forma adjustments relating to:
  Existing ARIS intangible assets...........................     7,412
  Deferred tax impact.......................................    (1,992)
                                                              --------
Preliminary negative goodwill...............................  $ (4,425)
                                                              ========
Allocation of negative goodwill to:
  Reduction of property and equipment.......................  $ (2,798)
  Reduction of other assets.................................    (1,627)
                                                              --------
                                                              $ (4,425)
                                                              ========

    Upon closing of the merger, the actual adjustment to the fair value of ARIS's assets and liabilities will be allocated to its property and equipment and other assets. A preliminary allocation of the purchase price has been made to certain identifiable tangible and intangible assets and liabilities of ARIS, including deferred income tax impacts, based on information available to management at the date of the preparation of the accompanying pro forma condensed financial information. Preliminary negative goodwill has been allocated to certain long-term assets based on their estimated relative fair values. Because of the tax-free nature of the merger, ARIS's historical tax basis has not been adjusted for the decrease in fair value of ARIS's property and equipment, which has resulted in an additional deferred tax assets.

3.  Represents the liquidation of ARIS's historical investments.

4. Represents the elimination of ARIS's historical shareholders' equity accounts.

5. Represents the decrease in depreciation expense resulting from the reduction in property and equipment.

6.  Represents the elimination of ARIS's historical intangible amortization.

7. Represents an adjustment to decrease interest income to reflect the forgone interest on the cash used to fund the cash consideration to be paid in the merger. The adjustment to interest was calculated using an interest rate of 6.5% for the year ended December 31, 2000 and for the three months ended March 31, 2001.

8. Represents the income tax effect of the pro forma adjustments assuming a 40% effective tax rate, giving affect to non-deductible amortization.

9. Represents the incremental weighted average shares to be issued in the merger.

10. Represents the expected use of treasury shares to be issued for the stock component of the consideration for the net assets acquired.

                      DESCRIPTION OF CIBER'S CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

    CIBER's authorized capital stock consists of 100,000,000 shares of common stock, par value $.01, and 5,000,000 shares of preferred stock, par value $0.01. As of June 30, 2001 approximately 59,582,000 shares of CIBER's common stock and no shares of preferred stock were outstanding.

CIBER COMMON STOCK

    The holders of CIBER common stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by CIBER's board of directors with respect to any series of preferred stock (a "preferred stock designation"), the holders of CIBER's common stock will possess all of the voting power. CIBER's certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of CIBER's preferred stock created by CIBER's board of directors from time to time, the holders of CIBER's common stock will be entitled to the dividends as may be declared from time to time by CIBER's board of directors from funds legally available for dividends, and, upon liquidation, will be entitled to receive pro rata all assets available for distribution to the holders of CIBER's common stock. CIBER's certificate of incorporation does not provide for the holders of common stock to have preemptive, subscription, or redemption rights.

CIBER PREFERRED STOCK

    CIBER's certificate of incorporation authorizes its board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of such series, including, but not limited to:

    - the designation of the series;

    - the number of shares of the series, which number CIBER's board of directors may later, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares thereof then outstanding;

    - whether dividends, if any, will be cumulative or non-cumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of the series having cumulative dividend rights shall be cumulative;

    - the rate of any dividends, or method of determining the dividends, payable to the holders of the shares of the series, any conditions upon which the dividends will be paid and the date or dates or the method for determining the date or dates upon which the dividends will be payable;

    - the redemption rights and price or prices, if any, for shares of the series;

    - the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

    - the amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs;

    - whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of CIBER or any other corporation, and, if so, the specification of the other class or series or the other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which the shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made;

    - restrictions on the issuance of shares of the same series or of any other class or series; and

    - the voting rights, if any, of the holders of the shares of the series.

    CIBER believes that the ability of its board of directors to issue one or more series of preferred stock provides it with flexibility in structuring possible future financing and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of CIBER's preferred stock, as well as shares of CIBER common stock, will be available for issuance without further action by CIBER's stockholders unless required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The New York Stock Exchange currently requires stockholder approval as a prerequisite to listing shares in several instances, including where the present or potential issuance of shares could result in an increase of at least 20% in the number of outstanding shares of common stock, or in the amount of voting securities, outstanding. If the approval of CIBER's stockholders is not required for the issuance of shares of CIBER's preferred stock or common stock, CIBER's board of directors may determine not to seek stockholder approval.

    Although CIBER believes its board of directors will have no intention of immediately doing so, it could issue a series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt. CIBER's board of directors will make any determination to issue the shares of preferred stock based on its judgment as to the best interests of CIBER's stockholders. CIBER's board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of CIBER's board of directors, including a tender offer or other transaction that some, or a majority, of CIBER's stockholders might believe to be in their best interests or in which CIBER's stockholders might receive a premium for their stock over the then-current market price of CIBER's common stock.

              COMPARISON OF RIGHTS OF HOLDERS OF ARIS COMMON STOCK
                             AND CIBER COMMON STOCK

    Upon consummation of the merger, some or all ARIS's shareholders will become stockholders of CIBER and their rights will be governed by the CIBER charter and the CIBER bylaws, which differ in certain material respects from the ARIS Corporation charter and the ARIS bylaws. As stockholders of CIBER, the rights of former ARIS shareholders will also be governed by the Delaware General Corporation Law instead of the Washington Business Corporation Act. Delaware is the jurisdiction of incorporation of CIBER and Washington is the jurisdiction of incorporation of ARIS.

    The following comparison of the Delaware General Corporation Law, the CIBER charter and the CIBER bylaws, on the one hand, and the Washington Business Corporation Act, ARIS charter and the ARIS bylaws, on the other hand, summarizes the material differences but is not intended to list all differences. Note that throughout the proxy statement/prospectus the terms shareholder and stockholder are both used. Under Washington State law a holder of capital stock is called a shareholder. Under Delaware law a holder of capital stock is called a stockholder.

BUSINESS COMBINATIONS

    Under the Washington Business Corporation Act, approval of a merger or share exchange or sale of all or substantially all of the assets of a corporation requires the affirmative vote of at least two thirds of all outstanding stock entitled to vote at the shareholders meeting.

    Generally, under the Delaware General Corporation Law, the approval by the affirmative vote of the holders of a majority of the outstanding stock (or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock) of a corporation entitled to vote on the matter is required for a merger or consolidation or sale, lease or exchange of all or substantially all the corporation's assets to be consummated.

STATE TAKEOVER LEGISLATION

    The Washington Takeover Act prohibits a person or persons acting in concert from engaging in certain prohibited transactions for a period of five (5) years from the date that the acquiring person acquires a ten percent ownership interest in a company covered by the Washington Takeover Act.

    The Washington Takeover Act protects companies incorporated in Washington as well as those incorporated in other jurisdictions. Every Washington corporation is protected if the corporation has a class of voting securities registered pursuant to Section 12 or 15 of the 1934 Act, or if the corporation has amended its articles of incorporation to make the corporation subject to the Washington Takeover Act. As ARIS is a Washington corporation, and has a class of securities registered pursuant to Section 12 of the 1934 Act, it is protected by the Washington Takeover Act.

    The Washington Takeover Act is self-executing: once an acquiring person acquires more than a ten percent interest, the target corporation cannot engage in certain enumerated prohibited transactions for a period of five (5) years. Any transaction that violates this prohibition is void. Prohibited transactions include: merger, consolidation or the target corporation with an acquiring person; the disposal of the target corporation's assets; the liquidation or dissolution of the target corporation pursuant to an agreement with the acquiring person; and receipt by the acquiring person of a direct or indirect benefit derived from their acquisition, other than one in proportion to their share ownership.

    In order to enter into a transaction that is not prohibited by the Washington Takeover Act, a potential acquiring person needs to seek board approval of the transaction before acquiring more than a ten percent interest in the target corporation. This means that even a new board, elected by an acquiring person cannot approve a prohibited transaction.

    Section 203 of the Delaware General Corporation Law, in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless:

    - prior to such time the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

    - upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

    - at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders' meeting of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

    The term "business combination" is defined to include, among other transactions between the interested stockholder and the corporation or any direct or indirect majority owned subsidiary thereof, a merger or consolidation; a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder's proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an "interested stockholder" is any person who is the owner of 15% or more of the outstanding voting stock of the corporation, and the affiliates and associates of such person. The term "owner" is broadly defined to include any person that individually or with or through such person's affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock.

    The restrictions of Section 203 do not apply to corporations that have elected, in the manner provided therein, not to be subject to Section 203 or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on the Nasdaq National Market tier of The Nasdaq Stock Market or held of record by more than 2,000 stockholders.

RIGHTS OF DISSENTING SHAREHOLDERS

    Under the Washington Business Corporation Act, shareholders of a corporation that consummate certain transactions have the right to demand and receive payment for the fair value of their stock. The applicable transactions are: merger, including the merger of a majority owned subsidiary into the parent under certain circumstances; share exchange; sale of assets; and reverse stock split. In addition a corporation may voluntarily expand dissenters rights by board resolution or in its articles of incorporation or bylaws.

    Generally, all holders of a corporation's capital stock entitled to vote for approval of these enumerated transactions are entitled to exercise dissenter's rights. The burden to prove fair value rests on the corporation.

    Under the Delaware General Corporation Law, except as otherwise provided by the Delaware General Corporation Law, stockholders of a constituent corporation in a merger or consolidation have the right to demand and receive payment of the fair value of their stock in a merger or consolidation. However, except as otherwise provided by the Delaware General Corporation Law, stockholders do not have appraisal rights in a merger or consolidation if, among other things, their shares are:

    - listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc.; or

    - held of record by more than 2,000 stockholders;

and, in each case, the consideration such stockholders receive for their shares in a merger or consolidation consists solely of:

    - shares of stock of the corporation surviving or resulting from such merger or consolidation;

    - shares of stock of any other corporation that at the effective date of the merger or consolidation will be either listed on a national securities exchange, or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders;

    - cash in lieu of fractional shares of the corporations described in the two immediately preceding bullet points; or

    - any combination of shares of stock and cash in lieu of fractional shares described in the three immediately preceding bullet points.

AMENDMENTS TO CERTIFICATE OR ARTICLES OF INCORPORATION

    Under the Washington Business Corporation Act, unless the articles of incorporation require a greater vote, a proposed amendment of the articles of incorporation generally requires approval of, in the case of a corporation with a class of securities registered with the Securities and Exchange Commission under section 12 or 15 of the Securities Exchange Act of 1934, a majority of all shares entitled to vote on the amendment. The board of directors has limited authority to make ministerial amendments to the articles of incorporation. Under certain circumstances, holders of non-voting shares may be required to approve an amendment to the articles of incorporation if such amendment would: increase or decrease the aggregate number of shares of that class, exchange the shares in that class for shares of another class, exchange shares of another class into shares of the subject class, change the rights, designation or limitations of the rights of some or all of the shares in the subject class, create a new class that has distribution or dissolution rights equal to or superior than the subject class, eliminate preemptive rights of the class, or affect rights to receive dividends or other distributions.

    Under the Delaware General Corporation Law, unless the certificate of incorporation requires a greater vote, a proposed amendment to the certificate of incorporation requires an affirmative vote of a majority of the voting power of the outstanding stock entitled to vote thereon and a majority of the voting power of the outstanding stock of each class entitled to vote thereon. The approval of the holders of a majority of the outstanding shares of any class of capital stock of a corporation, voting separately as a class, is required under the Delaware General Corporation Law to approve a proposed amendment to a corporation's certificate of incorporation, whether or not entitled to vote on such amendment by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class (except as provided in the last sentence of this paragraph), increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. For this purpose, if a proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to vote as a separate class on the amendment. Accordingly, a proposed amendment the adverse effect of which on the powers, preferences or special rights of any series of common stock does not differ from its adverse effect on the powers, preferences or special rights of any other series of common stock would not entitle such series to vote as a class separately from the other series of common stock. The authorized number of shares of any class of stock may be increased or decreased (but not below the number of shares of such class outstanding) by the requisite vote described above if so provided in the original certificate of incorporation or in any amendment thereto that created such class of stock or that was adopted prior to the issuance of any shares of such class, or in an amendment authorized by a majority vote of the holders of shares of such class.

AMENDMENT TO BYLAWS

    The Washington Business Corporation Act provides that the shareholders and the board of directors of a corporation have the authority to amend or repeal bylaws. The ARIS bylaws provide that the ARIS Board may amend, repeal or adopt new bylaws for the corporation. However, any such bylaws may be subsequently changed or repealed by a majority of stock entitled to vote at any shareholders meeting. Further, the bylaws may be amended or repealed by a majority vote of the shareholders at any regular or special meeting of shareholders.

    Under the Delaware General Corporation Law, the power to adopt, alter and repeal bylaws is vested in the stockholders, except to the extent that a corporation's certificate of incorporation vests concurrent power in the board of directors.

    Under the CIBER charter and CIBER bylaws, the CIBER board may amend the CIBER bylaws or enact such other bylaws as in its judgment may be advisable for the regulation at the conduct of the affairs of CIBER by the affirmative vote of at least a majority of those present at any meeting at which a quorum is present. CIBER stockholders may amend the CIBER bylaws by a majority vote of the shares represented and entitled to vote at the meeting of the stockholders.

NO PREEMPTIVE RIGHTS

    The Washington Business Corporation Act provides that a shareholder will have preemptive rights unless the articles of incorporation provide otherwise. The articles of incorporation of ARIS provide that no shareholder shall have preemptive rights.

    Under the Delaware General Corporation Law, a stockholder does not possess preemptive rights unless such rights are specifically granted in the certificate of incorporation. The CIBER charter does not provide for preemptive rights to stockholders to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that may be issued by CIBER.

REDEMPTION OF CAPITAL STOCK

    The Washington Business Corporation Act provides that, subject to certain limitations, a corporation's capital stock may be redeemable at the option of the corporation, at the option of the shareholder, at the option of another person or upon the occurrence of certain designated events.

    Under the Delaware General Corporation Law, subject to certain limitations, a corporation's capital stock may be made subject to redemption by the corporation at its option, at the option of holders of such stock or otherwise.

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
DIVIDEND SOURCES

    The Washington Business Corporation Act provides that a board of directors may make distributions to shareholders only to the extent that such distribution does not leave the corporation unable to pay its debts, and does not reduce the value of the corporation's assets below the value of its liabilities. In considering the value of liabilities, the board is required to include any preferential rights of securities senior to those receiving such distribution. If the proposed distribution would violate either of the tests enumerated above, the corporation may not legally make it.

    Under the Delaware General Corporation Law, a board of directors may authorize a corporation to make dividends and other distributions to its stockholders, subject to any restrictions contained in the corporation's certificate of incorporation, either out of surplus (defined as net assets less statutory capital), or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Under the Delaware General Corporation Law, no distribution out of net profits is permitted, however, if a corporation's capital is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, until such deficiency has been repaired.

DURATION OF PROXIES

    Under the Washington Business Corporation Act, a proxy is valid for eleven months after receipt of the appointment form, unless the form provides otherwise. The proxy is revocable unless it states that it is irrevocable and is coupled with an interest sufficient in law to support an irrevocable power. The interest may be either in the shares themselves or as provided in certain agreements between the corporation and others that support a corporate purpose.

    Under the Delaware General Corporation Law, no proxy is valid for more than three years after its date unless otherwise provided in the proxy. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

SHAREHOLDER/STOCKHOLDER ACTION

    Under the Washington Business Corporation Act, if the articles of incorporation so provide, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon such action were present and voted. The ARIS articles of incorporation do not contain such a provision.

    Under the Delaware General Corporation Law unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon such action were present and voted. The CIBER charter provides that any action taken by written consent of the stockholders shall be signed by stockholders holding not less than two-thirds of the voting power of the outstanding stock entitled to vote.

SHAREHOLDER/STOCKHOLDER PROPOSALS

    Under the Washington Business Corporation Act, and under the ARIS bylaws, there are no restrictions as to business that may be properly brought before an annual meeting by a shareholder. However, the shareholder would have to satisfy the requirements that a shareholder must meet to have a shareholder proposal included in ARIS's proxy statement under SEC Rule 14a-8.

    The CIBER bylaws require that, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice in writing to the secretary of CIBER. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive office of CIBER not less than 90 days prior to the anniversary date of the immediately preceding annual meeting. A stockholder's notice to the secretary shall set forth certain information specified in the CIBER bylaws. This requirement is separate and apart from and in addition to the requirements that a stockholder must meet to have a stockholder proposal included in CIBER proxy statement under SEC Rule 14a-8.

MEETINGS OF SHAREHOLDERS/STOCKHOLDERS

    Under the Washington Business Corporation Act, a special meeting of the shareholders may be called by the board or directors, or by persons authorized by the articles of incorporation. In addition, the shareholders may call for a special meeting of the shareholders. The ARIS bylaws provide that the President, the board of directors, or 10% of the holders of shares entitled to vote at a proposed meeting, may call a special meeting of shareholders.

    The Delaware General Corporation Law provides that a special meeting of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. The CIBER charter and CIBER bylaws provide that special meetings of CIBER stockholders may be called only by the chairman of the CIBER board, the chief executive officer, the president, the executive vice president or the board of directors pursuant to a resolution approved by a majority of the entire board of directors. The entire board of directors is defined by the CIBER bylaws as the total number of directors that CIBER would have if there were no vacancies on the board.

CUMULATIVE VOTING

    The Washington Business Corporation Act provides that unless the certificate of incorporation provides otherwise, each shareholder is entitles to cumulate their votes in an election of directors. The ARIS articles of incorporation provide that there shall be no cumulative voting.

    Under the Delaware General Corporation Law, the certificate of incorporation may provide that at all elections of directors, or at elections held under specified circumstances, each stockholder is entitled to cumulate such stockholder's votes. The CIBER charter does not provide for cumulative voting for the election of directors.

NUMBER AND ELECTION OF DIRECTORS

    The Washington Business Corporation Act provides that the either the articles of incorporation or the bylaws may provide for the number of directors and their respective terms as well as the manner in which the size of the board will be determined. The articles of incorporation may provide that the directors be divided into two or three classes, with the directors serving terms of two or three years respectively. If the corporation's shares are divided into classes or series, the articles of incorporation may provide that one or more of the classes have the right to elect a specified number of directors. This right may be allocated disproportionately.

    The ARIS articles of incorporation provide that the directors will be divided into three classes, with each director serving a term of three years from the date of election. The ARIS bylaws provide that the board shall consist of seven person or such number that as may be designated by the then existing board of directors. In addition, the number of directors may be increased or decreased by resolution of either the directors or shareholders at any annual, special or regular meeting, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

    The Delaware General Corporation Law permits the certificate of incorporation or the bylaws of a corporation to contain provisions governing the number and terms of directors. However, if the certificate of incorporation contains provisions fixing the number of directors, such number may not be changed without amending the certificate of incorporation. The Delaware General Corporation Law permits the certificate of incorporation of a corporation or a bylaw adopted by the stockholders to provide that directors be divided into one, two or three classes, with the term of office of one class of directors to expire each year. The Delaware General Corporation Law also permits the certificate of incorporation to confer upon holders of any class or series of stock the right to elect one or more directors to serve for such terms and have such voting powers as are stated in the certificate of incorporation. The terms of office and voting powers of directors so elected may be greater or less than those of any other director or class of directors.

    The CIBER bylaws provide that the number of directors will be as determined by the CIBER board, but may not be fewer than three directors nor more than eleven directors. The CIBER board is divided into three classes, with members serving staggered three-year terms. The CIBER board currently consists of six directors.

REMOVAL OF DIRECTORS

    Under the Washington Business Corporation Act, shareholders are generally free to remove directors with or without cause. However, in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors or of the class of directors of which such director is a part.

    The ARIS bylaws provide that directors can be removed only at a special meeting of shareholders called expressly to consider the removal of the director or directors. At such special meeting, the director or directors will be removed if two-thirds of the shares then present vote for removal.

    The Delaware General Corporation Law provides that a director or directors may be removed with or without cause by the holders of a majority in voting power of the shares then entitled to vote at an election of directors, except that (1) members of a classified board of directors may be removed only for cause, unless the certificate of incorporation provides otherwise, and (2) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors or of the class of directors of which such director is a part.

VACANCIES

    The Washington Business Corporation Act provides that unless specified in the articles of incorporation, either the directors or the shareholders may fill any vacancy in the board of directors. The remaining directors are authorized to fill the vacancy, even if the remaining number of directors would be insufficient to constitute a quorum. However, if a quorum exists, then the quorum must be present to fill the vacancy. A majority vote of the remaining directors is required to fill the vacancy. If a corporation has allocated the right to select certain directors to a class or classes of stock, then the shareholders of that class or classes must fill the vacant board seat.

    The ARIS articles of incorporation and bylaws specify that any vacant board seat may be filled by an affirmative vote of the remaining directors. Such new director shall serve until the next shareholder's meeting where directors are elected and his or her successor is elected.

    Under the Delaware General Corporation Law unless otherwise provided in the certificate of incorporation or the bylaws, vacancies on a board of directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, provided that, in the case of a classified board of directors, such vacancies and newly created directorships may be filled by a majority of the directors elected by such class or by the sole remaining director so elected. In the case of a classified board of directors, directors elected to fill vacancies or newly created directorships shall hold office until the next election of the class for which such directors have been chosen, and until their successors have been duly elected and qualified. In addition, if, at the time of the filling of any such vacancy or newly created directorship, the directors in office constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of outstanding shares entitled to vote for such directors, summarily order an election to fill any such vacancy or newly created directorship, or replace the directors chosen by the directors then in office.

    The CIBER charter and the CIBER bylaws provide that any vacancies on the CIBER Board resulting from death, resignation, disqualification, removal or other cause and newly created directorships resulting from any increase in the number of directors shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or the sole remaining director, or, if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting. The CIBER charter and CIBER bylaws also provide that any directors elected to fill a vacancy on the CIBER Board or a newly created directorship will serve for the remainder of the full term of the class of directors for which such director was elected and until such director's successor shall have been elected and qualified.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Washington Business Corporation Act generally permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action or in connection with any proceeding against a director charging improper personal benefit, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, or in the case of a criminal proceeding, the director had no reasonable cause to believe that their conduct was unlawful. Such determination shall be made, in the case of an individual who is a director or officer at the time of such determination by any of the following methods:

    - by a majority of the directors not a party to the action if a quorum of such directors exist;

    - If a quorum of such directors does not exist, by a committee of directors not a party to the action designated by a majority vote of such directors;

    - by special legal counsel, selected either by the board or committee as specified above, or by a majority of the board, where all directors, even those who are parties to the action are allowed to vote; or

    - by the shareholders, however shares owned or under control of directors that are parties to the action may not vote their shares.

    No indemnification may be made in respect of any derivative action in which such individual is adjudged liable to the corporation, or in an action where an individual has is adjudged liable to the corporation for receipt of an improper personal benefit. However, such individual may request a court to order payment of reasonable expenses only if such person is entitled to such indemnification under all of the relevant circumstances.

    The Washington Business Corporations Act requires indemnification of directors and officers for expenses relating to a wholly successful defense on the merits or otherwise of a derivative or third-party action.

    The Washington Business Corporation Act allows a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon such individuals' commitment to repay any advances unless it is determined ultimately that such individuals are entitled to be indemnified, and upon delivery of a written affirmation of their good faith belief that they have meet the standard of conduct required of directors.

    The ARIS bylaws provide that ARIS officers and directors shall be indemnified to the fullest extent permitted by applicable law.

    The Delaware General Corporation Law generally permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Such determination shall be made, in the case of an individual who is a director or officer at the time of such determination:

    - by a majority of the disinterested directors, even though less than a quorum;

    - by a committee of such directors designated by a majority vote of such directors, even though less than a quorum;

    - by independent legal counsel, regardless of whether a quorum of disinterested directors exists; or

    - by a majority vote of the stockholders, at a meeting at which a quorum is present.

    Without court approval, however, no indemnification may be made in respect of any derivative action in which such individual is adjudged liable to the corporation.

    The Delaware General Corporation Law requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action.

    The Delaware General Corporation Law permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon such individuals' commitment to repay any advances unless it is determined ultimately that such individuals are entitled to be indemnified.

    Under the Delaware General Corporation Law, the rights to indemnification and advancement of expenses provided in the law are non-exclusive, in that, subject to public policy issues, indemnification and advancement of expenses beyond that provided by statute may be provided by bylaw, agreement, vote of stockholders, disinterested directors or otherwise.

    The CIBER certificate of incorporation and bylaws provides that CIBER officers and directors shall be indemnified to the fullest extent permitted by the laws of the State of Delaware.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

    Under the Washington Business Corporation Act, a director is not personally liable, for either action or inaction, as long as that director performed their duties in good faith, with the care an ordinary prudent person would exercise under the circumstances, and in a manner which the director reasonably believed was in the best interests of the corporation.

    The Washington Business Corporation Act provides that a corporations articles of incorporation may contain a provision which limits or eliminates the director's personal liability provided that such provision shall not limit the liability of a director for actions or inactions that involve intentional misconduct, or a knowing violation of the law, or for any transaction where such director receives money, property, or services that the director is not legally entitled.

    The ARIS articles of incorporation provide that limits the personal liability of directors to the extent allows as described in the preceding` paragraph. Further, the provision provides that if the Washington Business Corporation Act is amended allowing further limitations on the personal liability of directors, then the corporation shall limit the liability of directors to the extent allowed under the Washington Business Corporation Act, as amended.

    The Delaware General Corporation Law provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director for:

    - any breach of the director's duty of loyalty to the corporation or its stockholders;

    - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

    - violation of certain provisions of the Delaware General Corporation Law;

    - any transaction from which the director derived an improper personal benefit; or

    - any act or omission prior to the adoption of such a provision in the certificate of incorporation.

    The CIBER charter provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director of CIBER shall not be liable to CIBER or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

                                 LEGAL MATTERS

    The validity of the shares of CIBER common stock offered by this proxy statement/prospectus will be passed upon for CIBER by Davis Graham & Stubbs LLP.

                                    EXPERTS

    The consolidated financial statements of CIBER and subsidiaries as of June 30, 1999, December 31, 1999 and 2000, and for each of the years in the two-year period ended June 30, 1999, the six-month period ended December 31, 1999 and the year ended December 31, 2000 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements and financial statement schedule of ARIS Corporation incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000, except as they relate to Aris UK Ltd., have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, and, insofar as they relate to Aris UK Ltd., on the report of Shaw and Company, Chartered Certified Accountants, whose reports thereon appear in such Annual Report given on the authority of said firms as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

    This proxy statement/prospectus incorporates documents by reference that are not presented in or delivered with this proxy statement/prospectus.

    All documents filed by CIBER and ARIS pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement/prospectus and before the date of the special meeting are incorporated by reference into and to be a part of this proxy statement/ prospectus from the date of filing of those documents.

    You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different.

    The following documents, which were filed by ARIS with the Securities and Exchange Commission, are incorporated by reference into this proxy statement/prospectus:

    - ARIS's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as amended (file number 0-22649)

    - ARIS's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

    - ARIS's Definitive Proxy Statement on Schedule 14A, as amended, filed with the Commission on April 23, 2001.

    The following documents, which have been filed by CIBER with the Securities and Exchange Commission, are incorporated by reference into this proxy statement-prospectus:

    - CIBER's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (file number 001-13103);

    - CIBER's Quarterly Report on Form 10-Q for the quarter ended March 31,
      2001;

    - CIBER's Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 30, 2001;

    - CIBER's S-8 Registration Statement, filed with the Commission on May 22, 2001

    Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement/prospectus will be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement/prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

    The documents incorporated by reference into this proxy statement/prospectus are available from ARIS or CIBER upon request. ARIS or CIBER will provide a copy of any and all of the information that is incorporated by reference in this proxy statement/prospectus (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this proxy statement/ prospectus) to any person, without charge, upon written or oral request. Any request for documents should be made by August 31, 2001 to ensure timely delivery of the documents.

Requests for documents relating to ARIS should be directed to:

Fred Schapelhouman
Vice President of Finance
ARIS Corporation
2229 112th Avenue NE
Bellevue, WA 98004-2936
(425) 372-2747

Requests for documents relating to CIBER should be directed to:

David Durham
Chief Financial Officer
CIBER, Inc.
5251 DTC Parkway
Suite 1400
Greenwood Village, CO 80111
(303) 220-0100

    ARIS and CIBER file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

    Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding each of us. The address of the SEC website is http://www.sec.gov.

    CIBER has filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to CIBER's common stock to be issued to ARIS shareholders in the merger. This proxy statement/prospectus constitutes the prospectus of CIBER filed as part of the registration statement. This proxy statement/prospectus does not contain all of the information set forth in the registration statement because parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

    This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this proxy statement/ prospectus nor any distribution of securities pursuant to this proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement/prospectus by reference or in our affairs since the date of this proxy statement/prospectus. The information contained in this proxy statement/prospectus with respect to ARIS was provided by ARIS and the information contained in this proxy statement/prospectus with respect to CIBER was provided by CIBER.

                                    ANNEX A

                                     SECOND
                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
                                  CIBER, INC.,
                                      AND
                                ARIS CORPORATION

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                       --------
ARTICLE I DEFINITIONS................................................................     A-5
      Section 1.1        Definitions.................................................     A-5

ARTICLE II EXCHANGE..................................................................    A-10
      Section 2.1        The Merger..................................................    A-10
      Section 2.2        The Closing.................................................    A-10
      Section 2.3        Effectiveness of Merger.....................................    A-11
      Section 2.4        Effect of the Merger........................................    A-11
      Section 2.5        Conversion and Exchange of Stock............................    A-11
      Section 2.6        Closing of the Company's Transfer Books.....................    A-13
      Section 2.7        Exchange of Certificates....................................    A-13
      Section 2.8        Adjustment of Merger Consideration..........................    A-14
      Section 2.9        ARIS Final Closing Balance Sheet............................    A-15
      Section 2.10       CIBER Balance Sheets........................................    A-15
      Section 2.11       Further Action..............................................    A-15

ARTICLE III REPRESENTATIONS AND WARRANTIES OF ARIS...................................    A-15
      Section 3.1        Organization................................................    A-15
      Section 3.2        Capital Stock of ARIS.......................................    A-15
      Section 3.3        Authority Relative to this Agreement; Non-contravention.....    A-16
      Section 3.4        SEC Reports and Financial Statements........................    A-17
      Section 3.5        Absence of Certain Changes..................................    A-17
      Section 3.6        Litigation..................................................    A-17
      Section 3.7        Brokers/Financial Advisors..................................    A-17
      Section 3.8        Subsidiaries................................................    A-18
      Section 3.9        Board Recommendation; ARIS Action; Requisite Vote of ARIS's
                         Stockholders................................................    A-18
      Section 3.10       Absence of Changes in Benefit Plans.........................    A-18
      Section 3.11       Compliance with Laws........................................    A-18
      Section 3.12       Environmental Matters.......................................    A-18
      Section 3.13       Contracts; Debt Instruments.................................    A-19
      Section 3.14       Properties..................................................    A-20
      Section 3.15       Intellectual Property.......................................    A-21
      Section 3.16       Labor Matters...............................................    A-21
      Section 3.17       Certain Employee Matters....................................    A-21
      Section 3.18       Insurance...................................................    A-22
      Section 3.19       Taxes.......................................................    A-22
      Section 3.20       ERISA.......................................................    A-23
      Section 3.21       Proxy Statement/ Prospectus.................................    A-25
      Section 3.22       State Takeover Statutes.....................................    A-25
      Section 3.23       Business Relations..........................................    A-26
      Section 3.24       Bank Accounts...............................................    A-26
      Section 3.25       Disclosure..................................................    A-26

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF CIBER...................................    A-26
      Section 4.1        Organization................................................    A-26
      Section 4.2        Capitalization..............................................    A-26
      Section 4.3        Authority Relative to this Agreement; Non-contravention.....    A-26
      Section 4.4        SEC Reports and Financial Statements........................    A-27

                                                                                         PAGE
                                                                                       --------
      Section 4.5        Litigation..................................................    A-28
      Section 4.6        Statements; Proxy Statement/Prospectus......................    A-28
      Section 4.7        Broker's or Finder's Fees...................................    A-28
      Section 4.8        Tax Status..................................................    A-28

ARTICLE V COVENANTS AND OTHER AGREEMENTS.............................................    A-28
      Section 5.1        Conduct of Business by ARIS.................................    A-28
      Section 5.2        Conduct of Business by CIBER................................    A-30
      Section 5.3        Proxy Material; Stockholder Meeting.........................    A-30
      Section 5.4        Confidentiality.............................................    A-31
      Section 5.5        Employee Matters............................................    A-31
      Section 5.6        Health Insurance............................................    A-32
      Section 5.7        Other Offers................................................    A-32
      Section 5.8        Indemnification of Officers and Directors...................    A-32
      Section 5.9        Stock Exchange Listing......................................    A-33
      Section 5.10       Filings; Other Action.......................................    A-33
      Section 5.11       Satisfaction of Conditions..................................    A-33
      Section 5.12       Application of Restrictions.................................    A-33
      Section 5.13       Survival....................................................    A-33
      Section 5.14       Tax-Free Reorganization.....................................    A-33
      Section 5.15       Section 16b-3...............................................    A-33
      Section 5.16       Preservation of Tax Benefit.................................    A-33
      Section 5.17       Officer's Certificates......................................    A-34
      Section 5.18       Affiliates..................................................    A-34
      Section 5.19       Multiple Employer Plan......................................    A-34
      Section 5.20       ARIS, UK Ltd................................................    A-34

ARTICLE VI CONDITIONS................................................................    A-34
      Section 6.1        Conditions to the Obligation of Each Party..................    A-34
      Section 6.2        Additional Conditions to the Obligations of ARIS............    A-35
      Section 6.3        Additional Conditions to the Obligations of CIBER...........    A-35

ARTICLE VII TERMINATION..............................................................    A-36
      Section 7.1        Termination.................................................    A-36
      Section 7.2        Effect of Termination.......................................    A-37
      Section 7.3        Expenses; Termination Fee...................................    A-37

ARTICLE VIII GENERAL PROVISIONS......................................................    A-38
      Section 8.1        Interpretation; Governing Law, Jurisdiction and Service of
                         Process.....................................................    A-38
      Section 8.2        Binding Effect; Assignment..................................    A-38
      Section 8.3        Notices.....................................................    A-38
      Section 8.4        Severability................................................    A-39
      Section 8.5        Third-Party Beneficiaries...................................    A-39
      Section 8.6        Further Assurances..........................................    A-39
      Section 8.7        Entire Agreement; Modifications.............................    A-40
      Section 8.8        Headings....................................................    A-40
      Section 8.9        Counterparts................................................    A-40
      Section 8.10       Waiver......................................................    A-40

                         LIST OF EXHIBITS AND SCHEDULES

                             Articles of Merger, Including Plan of Merger (Washington
Exhibit A            --      State)
Exhibit B            --      Certificate of Merger, Including Plan of Merger (Delaware)
Exhibit C            --      Contracts
Exhibit D            --      Certificate of Incorporation of Surviving Corporation
Exhibit E            --      Option Agreement
Schedule 1.1         --      Permitted Liens
Schedule 3.1         --      State Qualifications; Good Standing
Schedule 3.2(a)      --      ARIS Outstanding Securities
Schedule 3.3         --      List of Conflicts
Schedule 3.4         --      ARIS Financial Statements
Schedule 3.5         --      Absence of Certain Changes
Schedule 3.6         --      Litigation
Schedule 3.10        --      Absence of Changes in Benefit Plans
Schedule 3.11        --      Compliance With Laws
Schedule 3.13        --      Contracts; Debt Instruments
Schedule 3.14        --      ARIS Properties
Schedule 3.15        --      ARIS Intellectual Property
Schedule 3.17(a)     --      Employee Matters
Schedule 3.17(b)     --      Consultants
Schedule 3.18        --      Insurance Policy Matters
Schedule 3.19        --      Covered Taxes
Schedule 3.20        --      Pension Plan, Welfare Plans
Schedule 3.24        --      Bank Accounts
Schedule 4.3         --      Authority Relative to this Agreement; Non-Contravention

                                     SECOND
                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

    THIS SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of June 14, 2001, by and between CIBER, INC., a Delaware corporation ("CIBER"), and ARIS CORPORATION, a Washington corporation ("ARIS").

                                    RECITALS

    WHEREAS, Subject to the terms and conditions contained in this Agreement, CIBER desires to acquire the business and properties of ARIS by means of a merger of ARIS with and into CIBER on the terms and conditions set forth herein and in the Articles of Merger and Certificate of Merger attached hereto as EXHIBIT A and EXHIBIT B, respectively;

    WHEREAS, Upon consummation of the Merger, ARIS shall be merged with and into CIBER and CIBER shall be the surviving corporation;

    WHEREAS, It is intended that the merger contemplated by this Agreement shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); and

    WHEREAS, As contemplated by the Agreement, Paul Y. Song, Tina J. Song, AHS LLC and Kendall Kunz ("ARIS Affiliate Shareholders") have executed and delivered to CIBER the Voting Agreement under which the ARIS Affiliate Shareholders, among other things, grant to CIBER the right to vote their shares of ARIS capital stock in favor of such merger.

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    Section 1.1  DEFINITIONS.

    As used in this Agreement, the following terms shall have the meanings set forth below:

    "Acquisition Proposal" means any proposal or offer from any person for any business combination.

    "ARIS Closing Stock Price" means the closing price of a share of ARIS common stock on Nasdaq National Market System ("Nasdaq") on the date five consecutive trading days prior to the Closing Date.

    "ARIS Common Stock" means the common stock, no par value per share, of ARIS.

    "ARIS Material Adverse Effect" means an event, violation, inaccuracy, circumstance or other matter that (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or would reasonably be expected to (a) have a material adverse effect on (i) the ability of ARIS to consummate the Merger or any of the other transactions contemplated by this Agreement or to perform any of its obligations under this Agreement, (ii) CIBER's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (iii) CIBER's ability to manage and control the daily business operations of the Surviving Corporation; or
(b) cause the failure of ARIS to meet the following tests on the Closing Date:
(i) employment of at least 200 consultants who were employed by ARIS on the date of the signing of this Agreement; (ii) the average daily consulting revenue (excluding software royalties and revenue from subcontractors where direct costs are 90% or more of such revenue) for each billing day during the most recent two semi-monthly reporting periods prior to the Closing Date shall not be less than $140,000 reported on a basis consistent with past practice; and (iii) the Final Closing Balance Sheet at the Final Closing Balance Sheet Date shall show Tangible Net Worth of at least $31.0 million, after adding back any severance payments made by ARIS from the date hereof through the Closing Date (which shall not exceed an aggregate of $2.0 million).

    "ARIS SEC Reports" means all forms, reports, schedules, registration statements, definitive proxy statements and other documents filed, or required to be filed, by ARIS with the SEC.

    "ARIS Stock Plans" means the ARIS Corporation 1995 Stock Option Plan, the ARIS Corporation 1997 Stock Option Plan and the 2000 ARIS Corporation Stock Option Plan.

    "ARIS Warrants" means collectively the Warrants For the Purchase of Shares of Common Stock numbered NY97-1, NY97-2, NY97-3, W-1, W-2, W-3, W-4, W-5, W-6, W-7, W-8, W-9, GE and VVF97.

    "Cash Consideration" means the $1.30 per share component of the Merger Consideration.

    "CIBER Closing Stock Price" means the average of the daily closing prices of a share of CIBER Common Stock on the New York Stock Exchange ("NYSE") for the five (5) consecutive trading days ended three (3) days prior to the Closing Date; however, if such average closing price is less than $4.25, then the CIBER Closing Stock Price shall be $4.25, and if such average closing price is greater than $10.25, then the CIBER Closing Stock Price shall be $10.25.

    "CIBER Common Stock" means the common stock, par value $.01 per share, of CIBER.

    "CIBER Material Adverse Effect" means an event, violation, inaccuracy, circumstance or other matter that (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or would reasonably be expected to have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of CIBER and its Subsidiaries, taken as a whole and (ii) the ability of CIBER to consummate the Merger or any of the other transactions contemplated by this Agreement or to perform any of its obligations under this Agreement.

    "CIBER SEC Reports" means all forms, reports, schedules, registration statements (including without limitation, the registration statement on Form S-4 filed with the SEC on July 23, 1997), definitive proxy statements and other documents filed, or required to be filed, by CIBER with the SEC.

    "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

    "Contracts" means all of ARIS's and its Subsidiary's right, title and interest in and to all contracts, options, leases (whether of realty or personalty), maintenance, purchase orders, bids in process, commitments, licenses to use software, and other agreements under which either party has an obligation to pay the other in excess of $10,000, including, but not limited to, the agreements identified in EXHIBIT C attached hereto (which exhibit identifies each Contract that is material to ARIS or any of its Subsidiaries that requires the consent of a third party in order for ARIS, as a subsidiary of CIBER to fulfill such contract).

    "Dissenting Shareholders" means the shareholders of ARIS, if any, who have voted against the transactions contemplated by this Agreement and perfected their dissenters' rights in accordance with the WBCA.

    "Environmental Laws" means any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity relating to any matter of pollution, protection of the environment, environmental regulation or control regarding Hazardous Substances.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Form S-4 Registration Statement" means the post-effective amendment to the registration statement on Form S-4 to be filed with the SEC by CIBER in connection with the issuance by CIBER of the Stock Consideration.

    "GAAP" means generally accepted accounting principles.

    "Governmental Entity" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality, domestic or foreign.

    "Hazardous Substance" means any toxic or hazardous materials, wastes or substances, defined as, or included in the definition of, "hazardous wastes," "hazardous materials" or "toxic substances" under any Environmental Law, including, but not limited to, asbestos, buried contaminants, regulated chemicals, flammable explosives, radioactive materials, polychlorinated biphenyls, petroleum and petroleum products.

    "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "Indebtedness" means, with respect to any person, without duplication,
(a) all obligations of such person for borrowed money or obligations with respect to deposits or advances of any kind to such person, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments,
(c) all obligations of such person upon which interest charges are customarily or periodically paid (other than trade payables in the ordinary course),
(d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (f) all capitalized lease obligations of such person,
(g) all obligations of others secured by any lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (h) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (i) all letters of credit issued for the account of such person and (j) all guarantees and arrangements having the economic effect of a guarantee of such person of any Indebtedness of any other person.

    "Intellectual Property" means all (a) patents and patent rights,
(b) trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, trade dress, logos, and corporate names and registrations and applications for registration thereof, (c) copyrights and registrations and applications for registration thereof, (d) trade secrets and confidential information, including formulas, compositions, inventions (whether or not patentable), know-how, processes, techniques, research, designs, drawing specifications, plans, technical data and financial, marketing, and business information (including pricing information, business and marketing plans and customer and supplier lists and information) (e) other proprietary intellectual property rights and (f) computer programs, software documentation, data, training manuals and related materials.

    "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (or under the authority of the Nasdaq National Market or New York Stock Exchange).

    "Lien" means any mortgage, pledge, claim, lien, charge, encumbrance, security interest or defect in title of any kind or nature other than Permitted Liens.

    "Option Exchange Ratio" equals (Cash Consideration + (Stock
Consideration X CIBER Closing Stock Price)) divided by CIBER Closing Stock
Price.

    "Pension Plan" means an "employee pension benefit plan" (as defined in Section 3(2) of ERISA).

    "Permitted Exceptions" means those other exceptions identified in the Title Report and approved by CIBER, which approval shall not be unreasonably withheld.

    "Permitted Liens" means those Liens listed on SCHEDULE 1.1.

    "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

    "Proxy Statement/Prospectus" shall mean the proxy statement/prospectus to be sent to ARIS's shareholders in connection with the ARIS Shareholders' Meeting.

    "Real Property" means the land situated in the county of King, State of Washington, described as follows: Lot 2, City of Bellevue Short Plat Number CSPS-92-5300, recorded under Recording Number 9212229017, said short plat being a portion of that portion of Stanley Park, according to the plat thereof recorded in Volume 57 of Plats, pages 39 and 40, in King County, Washington, vacated by City of Bellevue Ordinance Number 2322; TOGETHER WITH an easement as delineated on said short plat for ingress, egress and utilities over, under and across the southerly 12.5 feet of Lot 1 of said short plat.

    "Restricted Persons" means ARIS, any of its Subsidiaries, and their respective officers, directors, and duly authorized employees or other agents.

    "Return" or "Returns" means all returns, declarations of estimated tax payments, reports, estimates, information returns and statements with respect to Taxes, including any related or supporting information with respect to any of the foregoing, filed or required to be filed with any Taxing Authority.

    "SEC" means the Securities and Exchange Commission.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Shareholders" means all the holders of ARIS Common Stock.

    "Stock Consideration" means .220 shares of CIBER Common Stock, per share of ARIS Common Stock, adjusted as follows (i) if the CIBER Closing Stock Price is less than $5.75, then the number of shares of CIBER Common Stock comprising the Stock Consideration per share shall be determined by dividing $1.265 by the CIBER Closing Stock Price and (ii) if the CIBER Closing Stock is greater than $8.75, then the number of shares of CIBER Common Stock comprising the Stock Consideration shall be determined by dividing $1.925 by the CIBER Closing Stock Price.

    "Subsidiary" means, as to any person (i) any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are, directly or indirectly, owned or controlled by such person, (ii) any partnership of which such person is, directly or indirectly, a general or managing partner, or
(iii) any other entity that is directly or indirectly controlled by such person.

    "Superior Proposal" shall mean an unsolicited, bona fide written offer made by a third party to purchase all of the outstanding ARIS Common Stock on terms that the Board of Directors of ARIS determines, in good faith, (i) after receiving such information and opinions as it deems appropriate under the circumstances that it is required to accept such proposal in order to comply with its fiduciary duties, (ii) after consultation with legal and other appropriate advisers, and (iii) such proposal is reasonably capable of being consummated; PROVIDED, HOWEVER, that any such offer shall not be deemed to be a "Superior Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

    "Survey" means that certain ALTA survey of the Real Property prepared by Daley-Morrow-Poblete, Inc. and certified to CIBER in accordance with the 1999 Minimum Standard Detail Requirements for ALTA/ALSM Land Title Surveys, including the following optional items from Table A thereto: Items 1-11, 14 and 26.

    "Tangible Net Worth" means total shareholder equity less goodwill.

    "Tax" or "Taxes" means all federal, state, local, foreign and other taxes, assessments, duties or similar charges of any kind, including without limitation all payroll, employment, income, use, ad valorem, sales, gross receipts, franchise, estimated, social security and other withholding taxes, including any interest, penalties or additions imposed with respect to such amounts.

    "Taxing Authority" means any governmental or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

    "Title Company" means Pacific Northwest Title.

    "Title Report" means the current preliminary title report or title commitment, and copies of all exception documents identified in such current preliminary title report or title commitment, issued and delivered by the Title Company for an ALTA owner's fee title insurance policy with respect to the Real Property, committing to insure merchantable fee simple title to the Real Property, in the amount equal to the fair market value as improved, with the standard exceptions deleted and subject only to the permitted exception of liens for real property taxes and assessments for the current year, not yet delinquent, and the Permitted Exceptions.

    "Warrant Exchange Ratio" means equals (Cash Consideration + (Stock Consideration X CIBER Closing Stock Price)) divided by CIBER Closing Stock Price.

    "Welfare Plan" means an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA).

    Each of the following terms is defined in the Section set forth opposite such term:

TERM                                                          SECTION
----                                                          --------
ARIS Common Stock...........................................  3.2(a)
ARIS Final Closing Balance Sheet............................  2.9
ARIS Pension Plan...........................................  3.20(e)
ARIS Shareholders Meeting...................................  5.3(a)
ARIS Stock..................................................  3.2(a)
ARIS Stock Certificate......................................  2.5(c)
Benefit Plans...............................................  3.20(a)
CIBER Filed SEC Document....................................  4.4
CIBER Final Closing Balance Sheet...........................  2.10
Closing.....................................................  2.2
Closing Date................................................  2.2
Code........................................................  Recitals
Commonly Controlled Entity..................................  3.20(a)
Covered Taxes...............................................  3.18(a)
DGCL........................................................  2.1
Dissenting Share............................................  2.5(a)
Effective Time..............................................  2.3
Exchange Agent..............................................  2.7
Final Closing Balance Sheet.................................  2.9
Final Closing Balance Sheet Date............................  2.9
Fixed Fee Contract..........................................  3.12
Merger......................................................  2.1
Merger Consideration........................................  2.5(a)
Net Worth...................................................  2.8(c)
Option Agreements...........................................  5.5
Projected Closing Balance Sheet.............................  3.4
Properties..................................................  3.12
Required ARIS Shareholder Vote..............................  3.9(b)
Shares......................................................  2.5(a)
Surviving Corporation.......................................  2.1
Takeover Statute............................................  3.21
Transfer Agent..............................................  2.7
Voting Agreement............................................  Recitals
WBCA........................................................  2.1

                                   ARTICLE II
                                    EXCHANGE

    Section 2.1 THE MERGER. On and subject to the terms and conditions of this Agreement, at the Effective Time, in accordance with the Washington Business Corporation Act (the "WBCA") and the Delaware General Corporation Law (the "DGCL"), ARIS will merge with and into CIBER, the separate existence of ARIS shall cease and CIBER shall continue as the surviving corporation (the "Surviving Corporation") in the merger (the "Merger").

    Section 2.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Davis Graham & Stubbs LLP at 1550 17th Street, Suite 500, Denver, Colorado 80202 at 10:00 a.m. local time, within three (3) business days following the day on which the conditions set forth in Article VI shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as CIBER and ARIS may agree; but in any event no later than November 15, 2001. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

    Section 2.3 EFFECTIVENESS OF MERGER. On the Closing Date subject to the satisfaction or waiver of all conditions to the obligations of the parties to consummate the Merger, (a) CIBER and ARIS shall execute and deliver the Articles of Merger, which articles shall be substantially in the form attached hereto as EXHIBIT A, and file such Articles of Merger, including the Plan of Merger attached thereto and, if required by law, this Agreement, with the Secretary of State of the State of Washington pursuant to Section 23B-11-050 of the WBCA, and
(b) CIBER and ARIS shall also execute and deliver the Certificate of Merger, which certificate shall be substantially in the form attached hereto as EXHIBIT B, and file such Certificate, including the Plan of Merger, with the Secretary of State of the State of Delaware pursuant to Section 251 of the DGCL. The Merger shall become effective as of the time of the last to occur of
(i) the filing of the Articles of Merger with the Secretary of State of the State of Washington, and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time").

    Section 2.4  EFFECT OF THE MERGER.

    (a) GENERAL. The Merger shall have the effect set forth in the WBCA and the DGCL. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of ARIS in order to carry out and effectuate the transactions contemplated by this Agreement.

    (b) CERTIFICATE OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS. The Certificate of Incorporation of CIBER, which is attached hereto as EXHIBIT D, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein and in accordance with the DGCL. The by-laws of CIBER in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation until thereafter amended as provided therein and under the DGCL. The officers and directors of CIBER immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and bylaws and the DGCL.

    (c) TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code.

    Section 2.5 CONVERSION AND EXCHANGE OF STOCK. At the Effective Time, by virtue of the Merger, and without any action on the part of CIBER, ARIS, or any holder of ARIS Common Stock:

        (a) Each share of ARIS Common Stock issued and outstanding immediately prior to the Effective Time (other than any share of ARIS Common Stock as to which any Shareholder has properly exercised its dissenters rights under the WBCA (a "Dissenting Share")) shall be exchanged for the Cash Consideration, and the Stock Consideration (together with the Cash Consideration, the "Merger Consideration"). The shares of CIBER Common Stock issuable to holders of ARIS Stock shall be referred to herein as the "Shares."

        (b) Each Dissenting Share shall not be converted as set forth in
    Section 2.5(a) above, but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Share pursuant to the WBCA; PROVIDED, HOWEVER, that each Dissenting Share in respect of which a claim for appraisal is irrevocably withdrawn after the Effective Time shall be deemed to be converted, as of the Effective Time, into the right to receive the Merger Consideration.

        (c) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time all shares of the ARIS Common Stock shall cease to be outstanding and shall be canceled and retired, and each holder of shares of the ARIS Common Stock shall thereafter cease to have any rights with respect to such shares of the ARIS Common Stock, except the right to receive, without interest, the CIBER Common Stock in accordance with Article II hereof upon the surrender of a certificate representing such shares of the ARIS Common Stock (an "ARIS Stock Certificate") or, with respect to a Dissenting Share, the right to receive such consideration per Dissenting Share as such holders of Dissenting Shares may be determined to be entitled pursuant to the WBCA.

        (d) At the Effective Time, all stock options to purchase shares of ARIS Common Stock (each, an "ARIS Stock Option") that are then outstanding and unexercised, shall cease to represent a right to acquire shares of ARIS Common Stock and shall be converted automatically into options to acquire shares of CIBER Common Stock as provided below, and CIBER shall assume each ARIS Stock Option subject to the terms of any of the ARIS Stock Plans and the agreements evidencing grants thereunder. From and after the Effective Time, (i) the number of shares of CIBER Common Stock purchasable upon exercise of each outstanding ARIS Stock Option shall be equal to the product of (x) the number of shares of ARIS Common Stock that were purchasable under that Company Stock Option immediately prior to the Effective Time multiplied by (y) the Option Exchange Ratio (subject to adjustment as provided in this Agreement), rounded down to the nearest whole share of CIBER Common Stock, and (ii) the exercise price per share of CIBER Common Stock under each ARIS Stock Option shall be obtained by dividing (x) the exercise price per share of ARIS Common Stock of each ARIS Stock Option immediately prior to the Effective Time by (y) the Option Exchange Ratio (subject to adjustment as provided in this Agreement), and rounding up or down to the nearest cent. The Board of Directors of ARIS (or a duly empowered committee thereof) has adopted all resolutions and otherwise taken all action necessary to effectuate the foregoing.

        (e) Within 120 days after the Effective Time, CIBER shall offer to all former holders of ARIS Stock Options whose ARIS Stock Options were outstanding and unexercised at the Effective Time, and at the Effective Time had a per share exercise price equal to or greater than the dollar value of the per share Merger Consideration ("Out-of-the-Money Stock Options"), the opportunity to exchange such Out-of-the-Money Stock Options for options to purchase CIBER Common Stock ("New CIBER Options"). The New CIBER Options offered in such an exchange shall have an exercise price equal to the closing price of CIBER Common Stock on the New York Stock Exchange on the trading day immediately prior to the date of grant. The New CIBER Options shall be issued subject to the terms of the CIBER Employee Equity Incentive Plan. The number of New CIBER Options exchanged shall have approximately the same economic value as the Out-of-the-Money ARIS Stock Options using a Black-Scholes or similar valuation model calculation.

        (f) Prior to the Effective Time, CIBER shall reserve for issuance and make available for issuance in accordance with subsection (d) above the number of shares of CIBER Common Stock necessary to satisfy CIBER's obligations under Section 2.5. As soon as reasonably practicable after the Effective Time, but no later than three (3) business days after the Effective Time, CIBER shall file with the SEC a registration statement on Form S-8 under the Securities Act with respect to the shares of CIBER Common Stock which are subject to the ARIS Stock Options as provided in
    Section 2.5, and shall use reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or "blue sky" laws, for so long as any ARIS Stock Option remains outstanding.

        (g) At the Effective Time, warrants to purchase shares of ARIS Common Stock (each, an "ARIS Warrants") that are then outstanding and unexercised, shall cease to represent a right to

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    acquire shares of ARIS Common Stock and shall be converted automatically into warrants to acquire shares of CIBER Common Stock as provided below, and CIBER shall assume each ARIS Warrant subject to the terms of the agreements evidencing grants thereunder. From and after the Effective Time, (i) the number of shares of CIBER Common Stock purchasable upon exercise of each outstanding ARIS Warrant shall be equal to the product of (x) the number of shares of ARIS Common Stock that were purchasable under that ARIS Warrant immediately prior to the Effective Time multiplied by (y) the Warrant Exchange Ratio (subject to adjustment as provided in this Agreement), rounded down to the nearest whole share of CIBER Common Stock, and (ii) the exercise price per share of CIBER Common Stock under each ARIS Warrant shall be obtained by dividing (x) the exercise price per share of ARIS Common Stock of each ARIS Warrant immediately prior to the Effective Time by
    (y) the Warrant Exchange Ratio (subject to adjustment as provided in this Agreement), and rounding up or down to the nearest cent. The Board of Directors of ARIS (or a duly empowered committee thereof) has adopted all resolutions and otherwise taken all action necessary to effectuate the foregoing.

        (h) No fractional share of CIBER Common Stock will be issued by virtue of the Merger but, in lieu thereof, CIBER shall pay to the Exchange Agent an amount of cash sufficient for the Exchange Agent to pay each former holder of shares of ARIS Common Stock who would otherwise be entitled to a fraction of a share of CIBER Common Stock (after aggregating all fractional shares of CIBER Common Stock to be received by such holder) an amount of cash (rounded to the nearest whole cent) equal to the product obtained by multiplying
    (x) such fraction of a share of CIBER Common Stock by (y) the dollar value of the Merger Consideration per share.

    Section 2.6  CLOSING OF THE COMPANY'S TRANSFER BOOKS.  At the Effective
Time: the stock transfer books of ARIS shall be closed with respect to all shares of ARIS Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of ARIS Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid ARIS Stock Certificate is presented to the Exchange Agent or to CIBER, such ARIS Stock Certificate shall be canceled and shall be exchanged as provided in Section 2.7

    Section 2.7  EXCHANGE OF CERTIFICATES.

    (a) On or prior to the Closing Date, CIBER shall select a reputable bank or trust company to act as exchange agent in the Merger (the "Exchange Agent"). Promptly after the Effective Time, CIBER shall deposit with the Exchange Agent
(i) certificates representing the shares of CIBER Common Stock issuable pursuant to this Article II, and (ii) cash sufficient to pay the Cash Consideration and to make payments in lieu of fractional shares in accordance with Section 2.5. The shares of CIBER Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

    (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to the record holders of ARIS Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as CIBER may reasonably specify (including a provision confirming that delivery of ARIS Stock Certificates shall be effected, and risk of loss and title to ARIS Stock Certificates shall pass, only upon delivery of such ARIS Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of ARIS Stock Certificates in exchange for certificates representing CIBER Common Stock. Upon surrender of a ARIS Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or CIBER, (1) the holder of such ARIS Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of CIBER Common Stock and the Cash Consideration that such holder has

                                      A-13
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the right to receive pursuant to the provisions of Section 2.5 (together with cash in lieu of any fractional share of CIBER Common Stock), and (2) the ARIS Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 2.7, each ARIS Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of CIBER Common Stock, the Cash Consideration (together with cash in lieu of any fractional share of CIBER Common Stock) as contemplated by Section 2.5. If any ARIS Stock Certificate shall have been lost, stolen or destroyed, CIBER may, in its discretion and as a condition precedent to the issuance of any certificate representing CIBER Common Stock, require the owner of such lost, stolen or destroyed ARIS Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as CIBER may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent or CIBER with respect to such ARIS Stock Certificate.

    (c) No dividends or other distributions declared or made with respect to CIBER Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered ARIS Stock Certificate with respect to the shares of CIBER Common Stock that such holder has the right to receive in the Merger until such holder surrenders such ARIS Stock Certificate in accordance with this Section 2.7 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

    (d) Any portion of the Exchange Fund that remains undistributed to holders of ARIS Stock Certificates as of the date 180 days after the date on which the Merger becomes effective shall be delivered to CIBER upon demand, and any holders of ARIS Stock Certificates who have not theretofore surrendered their ARIS Stock Certificates in accordance with this Section 2.7 shall thereafter look only to CIBER for satisfaction of their claims for CIBER Common Stock, cash in lieu of fractional shares of CIBER Common Stock and any dividends or distributions with respect to CIBER Common Stock.

    (e) Each of the Exchange Agent and CIBER shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of ARIS Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

    (f) Neither CIBER nor the Surviving Corporation shall be liable to any holder or former holder of ARIS Common Stock or to any other Person with respect to any shares of CIBER Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

    Section 2.8 ADJUSTMENT OF MERGER CONSIDERATION. (a) If subsequent to the date of this Agreement but prior to the Closing Date, the outstanding shares of CIBER Common Stock or the ARIS Common Stock, respectively, shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or other similar transaction, the Stock Consideration shall be appropriately adjusted.

    (b) The Merger Consideration shall be reduced in accordance with this
Section 2.8(b) if the average daily consulting revenue (excluding software royalties and revenue from the subcontractors where direct costs are 90% or more of such revenue) for each billing day during the most recent two semi-monthly reporting periods prior to the Closing Date is less than $160,000. If such average daily consulting revenue is less than $160,000 and greater than or equal to $150,000, then the Merger Consideration shall be reduced by 3%. If such average daily consulting revenue is less than $150,000 and greater than or equal to $140,000, then the Merger Consideration shall be reduced by an additional 3%. Such reduction in Merger Consideration shall be reflected only in the Stock Consideration portion of the Merger Consideration.

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
    Section 2.9 ARIS FINAL CLOSING BALANCE SHEET. ARIS shall deliver to CIBER three (3) business days prior to the Closing Date a consolidated balance sheet of ARIS and its Subsidiaries prepared in accordance with GAAP consistently with ARIS's standard month-end closing procedure and reviewed by independent auditors acceptable to CIBER in accordance with its standard quarter-end review procedures (the "ARIS Final Closing Balance Sheet"). The ARIS Final Closing Balance Sheet shall fairly present the financial position of ARIS and its Subsidiaries as of the ending date of the month immediately preceding the Closing Date if the Closing Date is on or after the 15th day of the month, or as of the ending date of the second month preceding the Closing Date if the Closing Date is prior to the 15th day of the month (such date being the "Final Closing Balance Sheet Date") in accordance with GAAP.

    Section 2.10  CIBER BALANCE SHEETS.  CIBER shall deliver to ARIS (i) ten
(10) business days after the date of this Agreement Date a consolidated balance sheet of CIBER and its Subsidiaries prepared in accordance with GAAP consistently with CIBER's standard month-end closing procedure for the period ended May 31, 2001, and (ii) three (3) business days prior to the Closing Date a consolidated balance sheet of CIBER and its Subsidiaries prepared in accordance with GAAP consistently with CIBER's standard month-end closing procedure (the "CIBER Final Closing Balance Sheet"). The CIBER Final Closing Balance Sheet shall fairly present the financial position of CIBER and its Subsidiaries as of the Final Closing Balance Sheet Date in accordance with GAAP.

    Section 2.11 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by CIBER to be necessary or desirable to carry out the purposes of this Agreement or to vest CIBER with full right, title and possession of and to all rights and property of ARIS, the officers and directors of CIBER shall be fully authorized (in the name of CIBER, in the name of ARIS and otherwise) to take such action.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF ARIS

    Except as otherwise set forth in the section of the disclosure schedule of the same section number heading in the ARIS Disclosure Schedules, ARIS hereby represents and warrants to CIBER as follows:

    Section 3.1 ORGANIZATION. ARIS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington and has the corporate power to own its property and to carry on its business as now being conducted. ARIS and its Subsidiaries are duly qualified and/or licensed, as may be required, and in good standing in each of the jurisdictions in which the nature of the business conducted by them or the character of the property owned, leased or used by them makes such qualification and/or licensing necessary, except where the failure to be so qualified and/or licensed would not have a ARIS Material Adverse Effect. ARIS has delivered to CIBER complete and correct copies of its articles of incorporation and bylaws, as amended to the date of this Agreement and the articles of incorporation and bylaws, or other applicable organizational documents, of each of ARIS's Subsidiaries. Attached hereto as SCHEDULE 3.1 is a complete list of those states in which ARIS is required to be qualified and/or licensed to do business and an indication of whether ARIS is so qualified and/or licensed and in good standing in such states.

    Section 3.2  CAPITAL STOCK OF ARIS.

    (a) At the date hereof:

        (i) ARIS's authorized capital stock consists of 5,000,000 shares of preferred stock, no par value per share, none of which are outstanding, and 100,000,000 shares of ARIS Common Stock, no par value per share, of which 11,321,116 are issued and outstanding (the "ARIS Stock"); and

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
        (ii) Except as set forth in Section 3.2(a) or on SCHEDULE 3.2(a), there are not outstanding as of the date hereof (A) shares of stock or other voting securities of ARIS, (B) securities of ARIS convertible into or exchangeable for shares of stock or voting securities of ARIS or (C) any options, warrants or other rights to acquire from ARIS, or other obligation of ARIS to issue, any stock, voting securities or securities convertible into or exchangeable for stock or voting securities of ARIS.

    (b) All outstanding shares of ARIS Stock have been and, at or prior to the Effective Time, will be duly authorized and validly issued, fully paid and non-assessable.

    Section 3.3  AUTHORITY RELATIVE TO THIS AGREEMENT; NON-CONTRAVENTION.

    (a) ARIS has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by ARIS, the performance by ARIS of its obligations hereunder and the consummation by ARIS of the transactions contemplated herein have been duly authorized by the board of directors of ARIS, and no other corporate proceedings on the part of ARIS other than the approval of the Shareholders are necessary to authorize the execution and delivery of this Agreement, the performance by ARIS of its obligations hereunder and, except for the filing of the Articles of Merger with the Secretary of State of the State of Washington, the filing at the Certificate of Merger with the Secretary of State of the State of Delaware, the consummation by ARIS of the transactions contemplated hereby. This Agreement has been duly executed and delivered by ARIS and constitutes a valid and binding obligation of ARIS, enforceable against ARIS in accordance with its terms.

    (b) Except as set forth in SCHEDULE 3.3, neither the execution and delivery of this Agreement by ARIS nor the consummation by ARIS of the transactions contemplated herein nor compliance by ARIS with any of the provisions hereof will (i) conflict with or result in any breach of the articles of incorporation or by-laws of ARIS, (ii) result in a violation or breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the assets or properties of ARIS under, or result in the loss of a material benefit under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which ARIS is a party or by which ARIS or any of its properties or assets, may be bound, or any permit, concession, franchise or license applicable to it or its properties or assets or
(iii) subject to compliance with the statutes and regulations referred to in subsection (c) below, conflict with or violate any judgment, ruling, order, writ, injunction, decree, law, statute, rule or regulation applicable to ARIS or any of its properties or assets, other than any such event described in items
(ii) or (iii) which would not reasonably be expected (x) to prevent the consummation of the transactions contemplated hereby or (y) to have a ARIS Material Adverse Effect.

    (c) Except for the filing of the Articles of Merger and Plan of Merger with the Secretary of State of the State of Washington, the filing of the Certificate of Merger and Plan of Merger with the Secretary of State of the State of Delaware, and such filings as may be required by the Exchange Act, the HSR Act, and any foreign antitrust law or regulation, no action by ARIS or any governmental authority is necessary for ARIS's execution and delivery of this Agreement or the consummation by ARIS of the transactions contemplated hereby, except where the failure to obtain or take such action would not reasonably be expected (i) to prevent the consummation of the transactions contemplated hereby or (ii) to have a ARIS Material Adverse Effect.

    (d) No consents, approvals, orders, registrations, declarations, filings or authorizations are required on the part of ARIS for or in connection with the execution and delivery of this Agreement or the performance by ARIS of the transactions contemplated on its part hereby, except for any action contemplated by subsection (c) above or where the failure to obtain or take such action would not reasonably be expected (i) to prevent the consummation of the transactions contemplated hereby or (ii) to have an ARIS Material Adverse Effect.

    Section 3.4 SEC REPORTS AND FINANCIAL STATEMENTS. Since January 1, 1998, ARIS has filed with the SEC all ARIS SEC Reports required to be filed by ARIS with the SEC. As of their respective dates, the ARIS SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder applicable to such ARIS SEC Reports and, except to the extent that information contained in any ARIS SEC Report has been revised or superseded by a later ARIS SEC Report filed and publicly available prior to the date of this Agreement (a "Filed SEC Document"), none of the ARIS SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of ARIS included in the ARIS SEC Reports that are publicly available prior to the date of this Agreement, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and presented fairly the consolidated financial position of ARIS and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the ARIS SEC Reports, neither ARIS nor any of the ARIS Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of ARIS and its consolidated Subsidiaries or in the notes thereto and which, individually or in the aggregate, would reasonably be expected to have a ARIS Material Adverse Effect. None of the ARIS Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Sections 12 or 15 of the Exchange Act.

    Section 3.5  ABSENCE OF CERTAIN CHANGES.  Except as set forth in
SCHEDULE 3.5, (i) since March 31, 2001, ARIS has conducted its business only in the ordinary course and there has not been any change by ARIS in accounting principles or methods except insofar as may be required by GAAP, and (ii) since March 31, 2001, there has not been (A) any granting by ARIS to any officer or director of ARIS of any increase in compensation, except in the ordinary course of business consistent with prior practice, (B) any granting by ARIS to any such officer of any increase in severance or termination pay, (C) any entry by ARIS into any employment, severance or termination with any such officer, (D) any right or option granted by ARIS to any employee or the acceleration of the vesting or exercise of any such right or option, or (E) any purchase, redemption, or other acquisition of shares of ARIS's capital stock or any interest therein.

    Section 3.6 LITIGATION. Except as set forth in SCHEDULE 3.6, there is no suit, action or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to the knowledge of ARIS, threatened, to which ARIS or any of its Subsidiaries is, or would be, a party or by which it is or would be affected which, considered individually or in the aggregate, if determined adversely to ARIS or any of its Subsidiaries, is reasonably likely
(i) to have a ARIS Material Adverse Effect, (ii) to impair the ability of ARIS to perform its or their obligations under this Agreement or (iii) to prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against it having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

    Section 3.7 BROKERS/FINANCIAL ADVISORS. Except for Friedman, Billings, Ramsey & Co., Inc. ("FBR"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of ARIS. Prior to the date of this Agreement, ARIS has provided

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to CIBER a complete and correct copy of all agreements between ARIS and FBR pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Agreement.

    Section 3.8 SUBSIDIARIES. Except as set forth in SCHEDULE 3.8, ARIS has no Subsidiaries.

    Section 3.9 BOARD RECOMMENDATION; ARIS ACTION; REQUISITE VOTE OF ARIS'S STOCKHOLDERS.

    (a) The board of directors of ARIS has by resolutions duly adopted by the unanimous vote of its entire board of directors at a meeting of such board duly called and held on June 11, 2001, determined that the Merger is fair to and in the best interests of ARIS and its Shareholders, approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby and recommended that the Shareholders of ARIS approve and adopt this Agreement and the Merger. In connection with such approval, ARIS's board of directors shall have received from FBR an opinion to the effect that the consideration to be paid to the shareholders of ARIS in the Merger is fair to the shareholders of ARIS from a financial point of view subject to the assumptions and qualifications in such opinion. A copy of such opinion has been delivered to CIBER and such opinion has not been withdrawn or modified in any material respect. ARIS has been authorized by FBR to include such opinion in its entirety in the Proxy Statement, so long as such inclusion is in form and substance reasonably satisfactory to FBR and its counsel.

    (b) The affirmative vote of two-thirds of the shareholders of ARIS is required for approval and adoption of this Agreement and the Merger (the "Required ARIS Shareholder Vote"), and no other vote of any holder of ARIS's securities is required for the approval and adoption of this Agreement or the Merger.

    Section 3.10  ABSENCE OF CHANGES IN BENEFIT PLANS.  Except as set forth in
SCHEDULE 3.10, since December 31, 2000, there has not been any adoption or amendment by ARIS of any Benefit Plan. Except as set forth in the financial statements described in Section 3.4 hereof and for those agreements set forth on
SCHEDULE 3.10, and except for obligations existing as a matter of law, there exists no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between ARIS and any current or former employee, officer or director of ARIS who earns (or earned prior to termination) annual cash compensation in excess of $100,000. No Benefit Plan provides benefits to any person who is not a current employee, officer or director of ARIS.

    Section 3.11 COMPLIANCE WITH LAWS. Neither ARIS nor any of its Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business or operations, except for violations and failures to comply that are not, individually or in the aggregate, reasonably expected to result in a ARIS Material Adverse Effect or otherwise adversely impact the business of ARIS. Except as set forth in SCHEDULE 3.11, ARIS and its Subsidiaries have not received any written communication during the past two fiscal years from a Governmental Entity that alleges that it is not in compliance with any applicable law. Except for expenditures to maintain routine business licenses and Taxes not yet due and payable, neither ARIS or any of its Subsidiaries is required to make, and neither ARIS nor any of its Subsidiaries has a reasonable expectation that it will be required to make, any expenditures to achieve or maintain compliance with applicable law. ARIS and its Subsidiaries are in material compliance with all immigration and other laws relating to the employment or retention of persons who are not citizens of the United States. No investigation or review by any Governmental Entity with respect to the business of ARIS or any of its Subsidiaries is pending or threatened.

    Section 3.12  ENVIRONMENTAL MATTERS.

    (a) ARIS and its Subsidiaries have not (x) placed or disposed of any Hazardous Substances on, under, from or at any of ARIS's or any of its Subsidiary's properties or any other properties presently or formerly owned or operated by ARIS or any of its Subsidiaries (the "Properties"), in violation of any applicable Environmental Laws, except for violations that would not, in all such cases, taken individually or in the aggregate, reasonably be expected to result in a ARIS Material Adverse Effect, (y) any knowledge of the presence of any Hazardous Substances on, under or at any of the Properties or any other property but arising from the Properties, in violation of any applicable Environmental Laws, except for violations that would not, in all such cases taken individually or in the aggregate, reasonably be expected to result in a ARIS Material Adverse Effect or otherwise materially adversely impact the business of ARIS, or
(z) received any written notice (A) during the preceding five fiscal years from a Governmental Entity that ARIS or any of its Subsidiaries are in violation of, or has failed to obtain any necessary permit or authorization under, any Environmental Laws, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation or in connection with a release or threatened release of hazardous substances at the Properties or any other properties for which ARIS or any of its Subsidiaries may be responsible,
(C) requiring the response to or remediation of a release or threatened release of Hazardous Substances at or arising from any of the Properties or any other properties or (D) demanding payment by ARIS or any of its Subsidiaries for response to or remediation of a release or threatened release of Hazardous Substances at or arising from any of the Properties or any other properties.

    (b) No Environmental Law imposes any obligation upon ARIS or any of its Subsidiaries arising out of or as a condition to any transaction contemplated by this Agreement, including, without limitation, any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree. No Lien has been placed upon any of ARIS's or any of its Subsidiaries, owned or leased properties under any Environmental Law.

    Section 3.13  CONTRACTS; DEBT INSTRUMENTS.  Except as set forth in
Schedule 3.13, neither ARIS nor or any of its Subsidiaries is a party to or bound by:

        (a) any employment or consulting agreement, contract or commitment with any executive officer or higher level employee or member of ARIS's board of directors, other than those that are terminable by ARIS or any of its Subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to ARIS;

        (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

        (c) any material agreement of indemnification or any guaranty other than any agreement of indemnification entered into in the ordinary course of business;

        (d) any agreement, contract or commitment containing any covenant limiting in any material respect the right of ARIS or any of its Subsidiaries to engage in any line of business or to compete with any Person or granting any exclusive distribution rights;

        (e) any agreement, contract or commitment that directly or indirectly prevents ARIS or any of its Subsidiaries from providing services to or performing work for competitors of any customer of ARIS or any of its Subsidiaries or any other similar restriction imposed on ARIS or any of its Subsidiaries by a customer;

        (f) any agreement, contract or commitment currently in force relating to the disposition or acquisition by ARIS or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which ARIS or any of its

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    Subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than ARIS's Subsidiaries;

        (g) any customer, dealer, distributor, marketing or development agreement currently in force under which ARIS or any of its Subsidiaries has continuing material obligations to provide any product, technology or service and that may not be canceled without penalty upon notice of ninety
    (90) days or less, or any material agreement entered into outside the ordinary course pursuant to which ARIS or any of its Subsidiaries have continuing material obligations to develop any Intellectual Property that may not be canceled without penalty upon notice of ninety (90) days or less;

        (h) any agreement, contract or commitment currently in force and entered into outside the ordinary course of business to provide source code to any third party for any product or technology that is material to ARIS or any of its Subsidiaries;

        (i) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $100,000 individually;

        (j) any material settlement agreement entered into within two (2) years prior to the date of this Agreement; or

        (k) any agreement entered into in the ordinary course of business providing for annualized revenue to ARIS or any of its Subsidiaries of more than $500,000.

        (l) any written or oral contract for hire which obligates ARIS or any of its Subsidiaries to work on a fixed-fee basis regardless of the number of hours actually spent on the project by the ARIS or Subsidiary employees (a "Fixed-Fee Contract"), and, to the best of ARIS's knowledge, no Fixed-Fee Contract would reasonably be expected as of the Effective Time to cost ARIS or any of its Subsidiaries more in expenses and wages payable to its employees than fees and revenues generated by the Fixed-Fee Contract except where the cost of completing such Fixed Fee Contracts, individually or in the aggregate, would not reasonably be expected to result in a ARIS Material Adverse Effect.

    ARIS and its Subsidiaries are not, nor to ARIS's knowledge is any other party to a Contract, in breach, violation or default under, and neither ARIS nor any of its Subsidiaries have received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any contract that is required to be disclosed above SCHEDULE 3.13 in such a manner as would permit any other party to cancel or terminate any such Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

    Section 3.14  PROPERTIES.

    (a) ARIS and its Subsidiaries have good title to, or valid leasehold interests in, all of their properties and assets, except for such as are no longer used or useful in the conduct of their businesses or as have been disposed of in the ordinary course of business or except where the lack of good title or valid leasehold interests would not reasonably be expected to result in a ARIS Material Adverse Effect. All such assets and properties, other than assets and properties in which ARIS or any of its Subsidiaries have leasehold interests, are free and clear of all Liens other than the Permitted Liens. The tangible personal property used by ARIS or any of its Subsidiaries that has net book value, in the case of each item, of $10,000 or more is in good operating condition and repair, ordinary wear and tear excepted, and all personal property leased by ARIS or any of its Subsidiaries are in the condition required of such property by the terms of the lease applicable thereto during the term of such lease and upon the expiration thereof, except for such variances in the condition thereof, as could not reasonably be expected to result in a ARIS Material Adverse Effect.

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    (b) ARIS and its Subsidiaries have complied with the terms of all leases to which any of them is a party and under which any of them is in occupancy, and all such leases are in full force and effect. Except as set forth on
SCHEDULE 3.14, ARIS or an ARIS Subsidiary enjoy peaceful and undisturbed possession under all such leases. ARIS and its Subsidiaries own no real property other than the Real Property.

    (c) Unless ARIS sells the Real Property after the date hereof in a transaction approved by CIBER, which approval shall not be unreasonably withheld, (i) ARIS shall have good and marketable title to the Real Property as of the Closing Date, and (ii) shall deliver to CIBER, (A) within 30 days of signing this Agreement, a Title Report, together with all recorded documents referenced in the Title Report, and (B) within 45 days of signing this Agreement, a Survey, both of which shall express such results as shall be reasonably satisfactory to CIBER.

    Section 3.15  INTELLECTUAL PROPERTY.

    (a) Attached hereto as SCHEDULE 3.15 is a list and brief description of all patents, patent rights, trademarks, trade names, copyrights, service marks, trade secrets or applications therefor and other proprietary intellectual property rights and computer programs, software and data owned or used by or registered in the name of ARIS or any of its Subsidiaries or in which ARIS or any of its Subsidiaries have any rights, licenses, or immunities (collectively, the "Intellectual Property"). ARIS has furnished CIBER with copies of all license agreements, with the exception of "shrink wrap" licenses, to which ARIS or any of its Subsidiaries are a party, either as licensor or licensee, with respect to any Intellectual Property. Except as described on SCHEDULE 3.15, ARIS or the applicable Subsidiary have good and marketable title to or the right to use all such Intellectual Property for the conduct of the business as presently conducted or operated without the payment of any royalty or similar payment, and neither ARIS nor any of its Subsidiaries is infringing on any third party's intellectual property. ARIS is not aware of any infringement by others of any such rights owned by ARIS or any of its Subsidiaries. Neither ARIS nor any of its Subsidiaries have granted any licenses, releases, security interests or other rights in or relating to the Intellectual Property.

    Section 3.16 LABOR MATTERS. There are no collective bargaining or other labor union agreements to which ARIS or any of its Subsidiaries are a party or by which any of them are bound. Since December 31, 1998 neither ARIS nor any of its Subsidiaries has been subject to any labor union organizing activity, or had any actual or, to ARIS's knowledge, threatened employee strikes, work stoppages, slowdowns or lockouts.

    Section 3.17  CERTAIN EMPLOYEE MATTERS.

    (a) Except as set forth on SCHEDULE 3.17(a), ARIS has furnished CIBER with forms of all ARIS employment, non-interference and proprietary rights agreements along with a schedule indicating which forms apply to all current and former (terminated within 12 months of the date hereof) members of management, key personnel and employee consultants of ARIS and its Subsidiaries. No employee, agent, consultant or contractor of ARIS or any of its Subsidiaries who have contributed to or participated in the conception and development of proprietary rights of ARIS or any of its Subsidiaries has asserted or threatened any claim against ARIS or any of its Subsidiaries in connection with such person's involvement in the conception and development of the proprietary rights of ARIS or any of its Subsidiaries and, to the knowledge of ARIS, no such person has a reasonable basis for any such claim.

    (b) Except as set forth on SCHEDULE 3.17(b), all current and former (terminated within 12 months of the date hereof) consultants to ARIS or any of its Subsidiaries who are independent contractors have (i) executed and delivered to ARIS or any of its Subsidiaries a non-interference agreement restricting such person's right to interfere with employees and contractors of ARIS or any of its Subsidiaries and customers and clients and prospective customers and clients of ARIS or any of its Subsidiaries during the term of such person's engagement and for at least six (6) months thereafter and

(ii) been party to a "work for hire" arrangement or proprietary rights agreement with ARIS or any of its Subsidiaries pursuant to which either (x) in accordance with applicable federal and state law, ARIS or the applicable Subsidiary have been accorded full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (y) there has been conveyed to ARIS or the applicable Subsidiary by appropriately executed instruments of assignment full, effective and exclusive ownership of all tangible and intangible property thereby arising.

    Section 3.18 INSURANCE. Except as set forth on SCHEDULE 3.18, all of the policies of fire, liability, product liability, worker's compensation, health and other forms of insurance presently in effect with respect to ARIS's and its Subsidiaries' businesses are valid and outstanding policies and provide insurance coverage for the properties, assets and operations of ARIS and its Subsidiaries, of the kinds, in the amounts and against the risks (i) required to comply, in all material respects, with laws and (ii) as management of ARIS deems to be adequate and as is customary for similar business organizations. No notice of cancellation or termination has been received with respect to any such policy. The activities and operations of ARIS and its Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

    Section 3.19  TAXES.

    (a) Except as set forth in SCHEDULE 3.19, (i) ARIS has timely filed with the appropriate Taxing Authority all Returns required to be filed on or prior to the date hereof and each such Return was properly completed and correct in all material respects at the time of filing, (ii) all Taxes including Taxes, if any, for which no Returns are required to be filed (x) of ARIS, (y) for which ARIS is or could otherwise be held liable, or (z) which are or could otherwise become chargeable as an encumbrance upon any property or assets of ARIS (the Taxes referred to in this Section being "Covered Taxes"), have been duly and timely paid, except for Taxes not yet due and payable that are disclosed in the financial statements referred to in Section 3.4 and except when the failure to file Returns or pay Taxes would not reasonably be expected to have a ARIS Material Adverse Effect, (iii) ARIS has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code that files a consolidated, unitary or combined return for federal, state, or foreign tax purposes and is not subject to any liability for the Taxes of any other person, including, without limitation, any liability arising from the application of U.S. Treasury Regulation Section 1.1502-6 or any analogous provisions of state, local or foreign law, and (iv) ARIS is not and never has been a party to any Tax sharing agreement.

    (b) ARIS has delivered or made available to CIBER (i) complete and correct copies of all Returns filed by ARIS for taxable periods ending after December 31, 1998, and for all other taxable periods for which the applicable statute of limitations has not yet run and (ii) complete and correct copies of all ruling requests, private letter rulings, revenue agent reports, information document requests and responses thereto, notices of proposed deficiencies, deficiency notices, applications for changes in method of accounting, protests, petitions, closing agreements, settlement agreements, and any similar documents submitted by, received by or agreed to by or on behalf of ARIS and relating to any Taxes for any period beginning after December 31, 1998.

    (c) Except as set forth in SCHEDULE 3.19 or as disclosed in the financial statements referred to in Section 3.4, no Liens for Taxes exist with respect to any of the assets or properties of ARIS, other than for Taxes not yet due and payable and other than for Liens that could not reasonably be expected to have a ARIS Material Adverse Effect. The federal and state income Tax Returns of ARIS have not been examined by the Internal Revenue Service or equivalent state tax examiners and the statute of limitations with respect to the relevant Tax liability has expired for all taxable periods through and including the taxable year ended on December 31, 1997. Except as set forth in SCHEDULE 3.19, each deficiency resulting from any audit or examination relating to Covered Taxes by any Taxing Authority has been paid and no material issues were raised in writing by the relevant Taxing Authority during any such audit or examination that will apply to taxable periods other than the taxable period to which such audit or examination related. Except as set forth in SCHEDULE 3.19, (i) no Returns with respect to federal income Taxes or other Taxes of ARIS are currently under audit or examination by the Internal Revenue Service or any other Taxing Authority, (ii) no audit or examination relating to Covered Taxes is currently being conducted by the Internal Revenue Service or any other Taxing Authority, (iii) neither the Internal Revenue Service nor any other Taxing Authority has given notice (either orally or in writing) that it will commence any such audit or examination and (iv) no adjustment under
Section 481 of the Code is in effect or will be required as a result of the transfer of the Assets.

    (d) No person has made with respect to ARIS or any of its Subsidiaries, or with respect to any property held by ARIS or any of its Subsidiaries, any consent or election under Section 341(f) of the Code. Except as set forth in
SCHEDULE 3.19, (i) no property of ARIS or any of its Subsidiaries are "tax-exempt use property" within the meaning of Section 168(h) of the Code and
(ii) neither ARIS nor any of its Subsidiaries are a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect prior to the date of enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

    (e) Except as set forth in SCHEDULE 3.19, there is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Covered Taxes and no power of attorney with respect to any Covered Taxes has been executed or filed with the Internal Revenue Service or any other Taxing Authority.

    (f) Except as set forth on SCHEDULE 3.19, no items of income attributable to transactions occurring on or before the close of the last preceding taxable year of ARIS will be required to be included in taxable income by ARIS in a subsequent taxable year by reason of ARIS reporting income on the installment sales method of accounting, the cash method of accounting, the completed contract method of accounting or the percentage of completion-capitalized cost method of accounting.

    (g) Except as set forth on SCHEDULE 3.19, ARIS and its Subsidiaries have withheld and paid over all Taxes required to have been withheld and paid over and complied with all material information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with material amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

    (h) Neither ARIS nor any of its Subsidiaries have been a party to any distribution occurring during the two year period prior to the date of the Agreement in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied.

    (i) Neither ARIS nor any of its Subsidiaries are a U.S. real property holding corporation within the meaning of Code Section 897(c)(2) ("USRPHC"), and has not been a USRPHC for the preceding five years.

    (j) ARIS is not aware of any condition that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization pursuant to Code Section 368(a)(1)(A).

    Section 3.20  ERISA.

    (a) SCHEDULE 3.20 contains a list and brief description of each Pension Plan, Welfare Plan and each other written plan, arrangement or policy relating to stock options, stock purchases, bonuses, compensation, deferred compensation, severance, fringe benefits or other employee benefits (other than the employment agreements listed on SCHEDULE 3.13), in each case maintained or contributed to, or required to be maintained or contributed to, by ARIS or any other person or entity that, together with ARIS, is treated as a single employer under
Section 414(b), (c), (m) or (o) of the Code (each, together with ARIS, a "Commonly Controlled Entity") for the benefit of any present or former officers, employees, agents, directors or independent contractors of ARIS (all the foregoing being herein called

"Benefit Plans"). ARIS has delivered or made available to CIBER true, complete and correct copies of (i) each Benefit Plan, (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required by applicable law), (iii) the most recent summary plan description (or similar document) for each Benefit Plan for which such a summary plan description is required by applicable law or was otherwise provided to plan participants or beneficiaries and (iv) each trust agreement and insurance or annuity contract relating to any Benefit Plan. Each such Form 5500 and each such summary plan description (or similar document) was and is as of the date hereof true, complete and correct in all material respects, except for those forms and descriptions that would not reasonably be expected to have a ARIS Material Adverse Effect.

    (b) Each Benefit Plan has been administered in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA and the Code. There are no investigations by any governmental agency, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights to or claims for benefits under any Benefit Plan that would reasonably be expected to cause a ARIS Material Adverse Effect.

    (c) None of the Benefit Plans (i) constitutes a "multiemployer plan," as defined in Section 3(37) of ERISA or (ii) has been or is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

    (d) All contributions to, and benefit payments from, the Benefit Plans required to be made in accordance with the terms of the Benefit Plans have been timely made. All such contributions to, and payments from, the Benefit Plans, except those payments to be made from any trust qualified under Section 501(c) of the Code or any third-party insurance company, for any period ending before the Effective Time that are not yet, but will be, required to be made, will be properly accrued and reflected in financial statements of ARIS referred to in
Section 3.4.

    (e) Each Benefit Plan that is a Pension Plan (hereinafter a "ARIS Pension Plan") that is intended to be a tax-qualified plan has been the subject of a determination letter from the Internal Revenue Service to the effect that such ARIS Pension Plan is qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked and revocation has not been threatened; no circumstances exist that would adversely affect the tax-qualification of such ARIS Pension Plan; and such ARIS Pension Plan has not been amended since the effective date of its most recent determination letter in any respect that could be reasonably expected to materially adversely affect its qualification, materially increase its cost or require security under Section 307 of ERISA. ARIS has delivered to CIBER a copy of the most recent determination letter received with respect to each ARIS Pension Plan for which such a letter has been issued; a copy of any pending application for a determination letter and a list of all ARIS Pension Plan amendments as to which a favorable determination letter has not yet been received.

    (f) No "prohibited transaction" (as defined in Section 4975 of the Code or
Section 406 of ERISA) has occurred that involves the assets of any Benefit Plan; no prohibited transaction has occurred that could subject ARIS, any of its employees or a trustee, administrator or other fiduciary of any trust created under any Benefit Plan to the tax or sanctions on prohibited transactions imposed by Section 4975 of the Code or Title I of ERISA; and neither ARIS nor any trustee, administrator or other fiduciary of any Benefit Plan nor any agent of any of the foregoing has engaged in any transaction or acted in a manner that could, or has failed to act so as to, subject ARIS or any trustee, administrator or other fiduciary to liability for breach of fiduciary duty under ERISA other than for prohibited transactions or liabilities that would not reasonably be expected to have a ARIS Material Adverse Effect.

    (g) The list of Welfare Plans in SCHEDULE 3.20 discloses whether each Welfare Plan is (i) unfunded, (ii) funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Code, or other funding mechanism or (iii) insured. Each such Welfare Plan may be amended or terminated without ARIS having a ARIS Material Adverse Effect at any time after the Effective Time. ARIS complies in all material respects with the applicable requirements of Section 4980B(f) of the Code with respect to each Benefit Plan that is a group health plan, as such term is defined in
Section 5000(b)(1) of the Code.

    (h) No compensation payable by ARIS to any of its employees, officers or directors under any existing contract, Benefit Plan or other employment arrangement or understanding (including by reason of the transactions contemplated hereby) will be subject to disallowance under Section 162(m) of the Code.

    (i) Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of ARIS or any of its Subsidiaries or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(l) of the Code).
SCHEDULE 3.20 sets forth (i) the maximum amount that could be paid to each executive officer of ARIS as a result of the transactions contemplated by this Agreement under all employment, severance and termination agreements, other compensation arrangements and Benefit Plans currently in effect and (ii) the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for each such executive officer calculated as of the date of this Agreement.

    Section 3.21 PROXY STATEMENT/ PROSPECTUS. None of the information supplied or to be supplied by ARIS for inclusion or incorporation by reference in
(i) the Form S-4, as it may be amended from time to time, will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and
(ii) the Proxy Statement/Prospectus, as it may be amended from time to time, to be sent to the shareholders of ARIS in connection with the meeting of ARIS's shareholders to consider the adoption of this Agreement shall not, on the date the Proxy Statement/Prospectus is first mailed to ARIS's shareholders, at the time of the ARIS Shareholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the ARIS Shareholders' Meeting which has become false or misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to ARIS or any of its affiliates, officers or directors should be discovered by ARIS which should be set forth in an amendment to the Form S-4 or a supplement to the Proxy Statement/ Prospectus, ARIS shall promptly inform CIBER. Notwithstanding the foregoing, ARIS makes no representation or warranty with respect to any information supplied by CIBER which is contained in any of the foregoing documents.

    Section 3.22 STATE TAKEOVER STATUTES. The board of directors of ARIS has approved the Merger, this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, this Agreement, and the transactions contemplated hereby and thereby the provisions of RCW 23B.19.010 through 23B.19.040 of the WBCA to the extent, if any, such sections are applicable to the Merger, this Agreement, and the transactions contemplated hereby and thereby. To ARIS's knowledge, no other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement, or the transactions contemplated hereby and thereby.

    Section 3.23 BUSINESS RELATIONS. Neither ARIS nor any of its Subsidiaries have received from any material customer or supplier of ARIS or any of its Subsidiaries notice that such customer or supplier intends to change its business relationship with ARIS or any of its Subsidiaries in any material respect after consummation of the transactions contemplated by this Agreement.

    Section 3.24 BANK ACCOUNTS. Attached hereto as SCHEDULE 3.24 is a list of all banks or other financial institutions with which ARIS or any of its Subsidiaries have an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

    Section 3.25 DISCLOSURE. To ARIS's knowledge, no representation or warranty by ARIS in this Agreement and no statement contained in any document, certificate or other writing (including, without limitation, any business plan) prepared by ARIS or its representatives and furnished by ARIS to CIBER pursuant to the provisions hereof, affirmatively misstates a material fact or omits a material fact, necessary for such document, certificate or writing, to be accurately and completely responsive in all material respects to the purpose identified by CIBER to ARIS for which such information was furnished by ARIS to CIBER.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF CIBER

    Except as otherwise set forth in the section of the disclosure schedule of the same section number heading in the CIBER Disclosure Schedules, CIBER hereby represents and warrants to ARIS as follows:

    Section 4.1 ORGANIZATION. CIBER is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. CIBER and its Subsidiaries are duly qualified and/or licensed, as may be required, and in good standing in each of the jurisdictions in which the nature of the business conducted by them or the character of the property owned, leased or used by them makes such qualification and/or licensing necessary, except where the failure to be so qualified and as licensed would not have a CIBER Material Adverse Effect.

    Section 4.2  CAPITALIZATION.

    (a) At March 31, 2001:

        (i) CIBER's authorized capital stock consists of (x) 100,000,000 shares of CIBER Common Stock, par value $.01 per share, of which 59,582,000 shares were issued and outstanding and (y) 5,000,000 shares of preferred stock, $.01 par value per share, no shares of which are issued and outstanding;

        (ii) There were outstanding stock options to purchase an aggregate of 5,796,315 Shares of CIBER Common Stock.

    (b) When issued in conjunction with this Agreement and after consideration is received therefor, the Shares to be issued to Shareholders pursuant to
Section 2.3 will be duly authorized, validly issued, fully paid and non-assessable.

    Section 4.3  AUTHORITY RELATIVE TO THIS AGREEMENT; NON-CONTRAVENTION.

    (a) CIBER has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by CIBER, the performance by CIBER of its obligations hereunder and the consummation by CIBER of the transactions contemplated herein have been duly authorized by the board of directors of CIBER, and no other corporate proceedings on the part of CIBER are necessary to authorize the execution and delivery of this Agreement, the performance by CIBER of its obligations hereunder and the consummation by CIBER of the transactions contemplated hereby. This Agreement has been duly executed and delivered by CIBER and constitutes a valid and binding obligation of CIBER, enforceable against CIBER in accordance with its terms.

    (b) Except as set forth in SCHEDULE 4.3, neither the execution and delivery of this Agreement by CIBER, nor the consummation by CIBER of the transactions contemplated herein, nor compliance by CIBER with any of the provisions hereof will (i) conflict with or result in any breach of the certificate of incorporation or by-laws of CIBER (ii) result in a violation or breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of CIBER, or result in the loss of a material benefit under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which CIBER is a party or by which CIBER or any of its properties or assets may be bound, or any permit, concession, franchise or license applicable to them or their respective properties or assets, or (iii) subject to compliance with the statutes and regulations referred to in subsection (c) below, conflict with or violate any judgment, ruling, order, writ, injunction, decree, law, statute, rule or regulation applicable to CIBER or any of its properties or assets, other than any such event described in items (ii) or (iii) that would not reasonably be expected
(x) to prevent the consummation of the transactions contemplated hereby or
(y) to have a CIBER Material Adverse Effect.

    (c) Except for the filing of the Articles of Merger and Plan of Merger with the Secretary of State of the State of Washington, the filing of the Certificate of Merger and Plan of Merger with the Secretary of State of the State of Delaware, and any such filings as may be required by the Exchange Act, the HSR Act, and any foreign antitrust law a regulation, no action by CIBER or any governmental authority is necessary for CIBER's execution and delivery of this Agreement or the consummation by CIBER of the transactions contemplated hereby, except where the failure to obtain or take such action would not reasonably be expected (i) to prevent the consummation of the transactions contemplated hereby or (ii) to have a CIBER Material Adverse Effect.

    (d) Except for any action contemplated by subsection (c) above, no consents, approvals, orders, registrations, declarations, filings or authorizations are required on the part of CIBER for or in connection with the execution and delivery of this Agreement or the consummation by CIBER of the transactions contemplated hereby.

    Section 4.4 SEC REPORTS AND FINANCIAL STATEMENTS. Since January 1, 1998, CIBER has filed with the SEC all CIBER SEC Reports required to be filed by CIBER with the SEC. As of their respective dates, the CIBER SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder applicable to such CIBER SEC Reports and, except to the extent that information contained in any CIBER SEC Report has been revised or superseded by a later CIBER SEC Report filed and publicly available prior to the date of this Agreement (a "CIBER Filed SEC Document"), none of the CIBER SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CIBER included in the CIBER SEC Reports which are publicly available prior to the date of this Agreement, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and presented fairly the consolidated financial position of CIBER and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the CIBER SEC Reports, neither CIBER nor any of the CIBER

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Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of CIBER and its consolidated Subsidiaries or in the notes thereto and which, individually or in the aggregate, would reasonably be expected to have a CIBER Material Adverse Effect. None of the CIBER Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Sections 12 or 15 of the Exchange Act.

    Section 4.5 LITIGATION. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which CIBER or any of its Subsidiaries has received any notice of assertion nor, to CIBER's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against CIBER or any of its Subsidiaries which reasonably would be likely to have a CIBER Material Adverse Effect to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

    Section 4.6 STATEMENTS; PROXY STATEMENT/PROSPECTUS. None of the information supplied or to be supplied by CIBER for inclusion or incorporation by reference in the ARIS Proxy Statement shall, at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, CIBER makes no representation or warranty with respect to any information supplied by ARIS or any of its representations for inclusion in the Proxy Statement/Prospectus.

    Section 4.7 BROKER'S OR FINDER'S FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or authorized to act on behalf of CIBER who might be entitled to any fee or commission from ARIS in connection with the transactions contemplated by this Agreement.

    Section 4.8 TAX STATUS. Neither CIBER nor any of its affiliates has taken or agreed to take any action or is aware of any condition that would prevent ARIS from treating the transactions provided for herein as a reorganization described in Section 368(a)(1)(A) of the Code.

                                   ARTICLE V
                         COVENANTS AND OTHER AGREEMENTS

    Section 5.1 CONDUCT OF BUSINESS BY ARIS. ARIS covenants and agrees that, prior to the Effective Time, unless CIBER shall otherwise agree in writing or except in connection with the transactions contemplated by this Agreement:

        (a) The business of ARIS shall be conducted in the ordinary and usual course of business, consistent with past practices, and ARIS shall use its reasonable best efforts to (i) maintain and preserve intact ARIS's business organization, (ii) keep available the services of its officers and employees, and (iii) maintain significant beneficial business relationships with suppliers, contractors, distributors, customers, licensors, licensees and others having business relationships with it.

        (b) Without limiting the generality of the foregoing subsection (a), ARIS shall not, directly or indirectly:

           (i) sell, lease, transfer, mortgage or otherwise encumber, subject to any lien or otherwise dispose of any of its properties or assets, except in the ordinary course of its business, except for the sale of the Real Property as contemplated in Section 3.14(c);

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           (ii) amend or propose to amend its articles of incorporation or by-laws, reincorporate in any jurisdiction, dissolve, liquidate or merge with any entity (whether or not ARIS is the survivor);

          (iii) split, combine or reclassify any outstanding shares of, or interests in, its capital stock;

           (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of capital stock of ARIS or any options, warrants or rights to acquire capital stock of ARIS;

           (v) sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that (1) ARIS may issue ARIS Common Stock (x) upon the valid exercise of ARIS options outstanding as of the date of this Agreement and
       (y) pursuant to the ARIS Employee Stock Purchase Plan, and (2) ARIS may, in the ordinary course of business and consistent with past practices and at the fair market value on the date of grant, grant options under its stock option plans to purchase no more than a total of 90,000 shares of ARIS Common Stock to current employees of the ARIS and the employees hired by ARIS after the date of this Agreement);

           (vi) modify the terms of any existing Indebtedness or incur any Indebtedness or issue any debt securities, except Indebtedness incurred in the ordinary course of business, other than extending ARIS'S existing line of credit on the same terms as the current line of credit;

          (vii) assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or make any material loans or advances or capital contributions to, or investments in, any other person;

         (viii) authorize, recommend or propose any material change in its capitalization, or any release or relinquishment of any material contract right or effect or permit any of the foregoing;

           (ix) adopt or establish any new employee benefit plan or amend in any material respect any employee benefit plan or, increase the compensation or fringe benefits of any employee or pay any benefit not consistent with any existing employee benefit plan except in a manner consistent with ARIS's historical salary review procedures;

           (x) make any payments with respect to, enter into or amend any employment, consulting, severance or indemnification agreement with any director, officer or employee of ARIS, or any collective bargaining agreement or other obligation to any labor organization or employee;

           (xi) make any material tax election or settle or compromise any liability for Taxes;

          (xii) make or commit to make capital expenditures for acquisitions of other businesses, capital assets, properties, or intellectual property that exceed $250,000 in the aggregate;

         (xiii) make any changes in its reporting for Taxes or accounting procedures other than as required by GAAP or applicable law;

          (xiv) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent ARIS financial statements as disclosed on
       SCHEDULE 3.4 that were provided to CIBER

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       or incurred after the date of such financial statements in the ordinary course of business consistent with past practice; settle any litigation or other legal proceedings involving a payment of more than $50,000 in any one case by or to ARIS; or waive the benefits of, or agree to modify in any manner, any noncompetition, confidentiality, standstill or similar agreement to which ARIS is a party;

          (xv) write off any accounts or notes receivable except in the ordinary course of business consistent with past practices;

          (xvi) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to ARIS;

         (xvii) adopt any shareholder rights or similar plan or take any other action with the intention of, or which may reasonably be expected to have the effect of, damaging CIBER or ARIS; or

         (xviii) enter into, modify or authorize any contract, agreement, commitment or arrangement to do any of the foregoing.

        (c) ARIS shall promptly advise CIBER orally and in writing of any change or event having, or which would reasonably be expected to have, a ARIS Material Adverse Effect.

        (d) ARIS shall use reasonable best efforts to roll-up all of its Subsidiaries, except ARIS UK, LTD.

    Section 5.2 CONDUCT OF BUSINESS BY CIBER. CIBER covenants and agrees that, prior to the Effective Time, unless ARIS shall otherwise agree in writing or except in connection with the transactions contemplated by this Agreement:

    (a) The business of CIBER shall be conducted in the ordinary and usual course of business, consistent with past practices, and CIBER shall use its reasonable best efforts to (i) maintain and preserve intact CIBER's business organization, (ii) keep available the services of its officers and employees, and (iii) maintain significant beneficial business relationships with suppliers, contractors, distributors, customers, licensors, licensees and others having business relationships with it.

    (b) Without limiting the generality of the foregoing subsection (a), CIBER or any of its Subsidiaries shall not, directly or indirectly: (i) amend or propose to amend its articles of incorporation or by-laws, or reincorporate in any jurisdiction; (ii) split, combine or reclassify any outstanding shares of, or interests in, its capital stock; (iii) declare or pay any dividend on its capital stock, whether in cash, shares of capital stock or in kind; and
(iv) dissolve, liquidate or merge with any entity (whether or not CIBER is the survivor) if the resulting revenue or Tangible Net Worth is adversely affected by twenty percent (20%) or more.

    Section 5.3  PROXY MATERIAL; STOCKHOLDER MEETING.

    (a) ARIS shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of ARIS Common Stock to vote on a proposal to adopt this Agreement (the "ARIS Shareholders' Meeting"). The ARIS Shareholders' Meeting shall be held (on a date selected by ARIS in consultation with CIBER) as promptly as practicable. ARIS shall ensure that all proxies solicited in connection with the ARIS Shareholders' Meeting are solicited in compliance with all applicable Legal Requirements.

    (b) Subject to Section 5.3(c): (i) the Proxy Statement/Prospectus shall include a statement to the effect that the board of directors of ARIS recommends that ARIS's shareholders vote to adopt this Agreement at the ARIS Shareholders' Meeting (the recommendation of ARIS's board of directors that

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ARIS's shareholders vote to adopt this Agreement being referred to as the "ARIS
Board Recommendation"); and (ii) the ARIS Board Recommendation shall not be withdrawn or modified in a manner adverse to CIBER, and no resolution by the board of directors of ARIS or any committee thereof to withdraw or modify the ARIS Board Recommendation in a manner adverse to CIBER shall be adopted or proposed.

    (c) Notwithstanding anything to the contrary contained in Section 5.3(b), at any time prior to the adoption of this Agreement by the Required ARIS Shareholder Vote, the ARIS Board Recommendation may be withdrawn or modified in a manner adverse to CIBER if: (i) a proposal to acquire (by merger or otherwise) all of the outstanding shares of ARIS Common Stock is made to ARIS and is not withdrawn; (ii) ARIS provides CIBER with at least three (3) business days prior notice of any meeting of ARIS's board of directors at which such board of directors will consider and determine whether such offer is a Superior Proposal;
(iii) ARIS's board of directors determines in good faith (after consultation with its legal counsel and other appropriate advisers and based upon such information and opinions that it deems appropriate under the circumstances) that such offer constitutes a Superior Proposal; (iv) ARIS's Board of Directors determines in good faith to withdraw or modify the ARIS Board Recommendation is required in order for ARIS's Board of Directors to comply with its fiduciary obligations to ARIS's shareholders under applicable law; and (v) neither ARIS nor any of its Representatives shall have violated any of the restrictions set forth in Section 5.4.

    (d) ARIS's obligation to call, give notice of and hold the ARIS Shareholders' Meeting in accordance with Section 5.3(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Proposal or other Acquisition Proposal, or by any withdrawal or modification of the ARIS Board Recommendation.

    (e) Should the Proxy Statement/Prospectus be selected for review by the SEC, then each of ARIS and CIBER shall have the right to participate in the review process by, without limitation, (i) receiving both written and oral SEC comments, (ii) participating in the drafting of comment responses, and
(iii) approving the final response letter and any and all amendments to the Proxy Statement/Prospectus.

    Section 5.4 CONFIDENTIALITY. CIBER, on the one hand, and ARIS, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, including state and federal securities laws, rules and regulations, court process or pursuant to any listing agreement with any securities exchange. In the event the transactions contemplated herein are not consummated, CIBER, on the one hand, and ARIS, on the other hand, shall hold all information provided to each by the other in strict confidence, and shall not disclose or disseminate such information to anyone other than its employees, lenders, investors and professional advisors (such as financial consultants, accountants and counsel) with a need to know or as required by law.

    Section 5.5  EMPLOYEE MATTERS.

    (a) To the extent ARIS's employees accept employment from CIBER, such employees shall be able to participate in and, provided that ARIS's Benefit Plans are in compliance with the applicable regulations roll-over their retirement funds into, plans in which similarly situated CIBER employees are eligible to participate, and shall to the extent permitted by CIBER's plans, receive credit for years of service with ARIS for purposes of eligibility and vesting with respect to (i) such benefit plans, (ii) CIBER vacation accrual and
(iii) CIBER's employee stock purchase plan.

    (b) CIBER shall continue sponsorship of ARIS's 401(k) plan in its present form following the Effective Time until it is prepared to commence the process of merging ARIS's plan into CIBER's plan. ARIS's 401(k) plan shall be frozen to new contributions in preparation for the merger of the

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plans as of the date ARIS's employees first participate in CIBER's 401(k) plan regardless of the date the 401(k) plans are merged. ARIS employees shall be permitted to participate in CIBER's 401(k) plan as soon as practical after the Effective Time.

    (c) CIBER will make available a pool of non-statutory stock options to purchase 100,000 shares of CIBER Common Stock to be granted to certain employees of ARIS who accept employment with CIBER. Options to purchase such shares shall be granted at the Effective Time, or as soon thereafter as practicable, pursuant to agreements in the form attached hereto as EXHIBIT E (the "Option Agreements"). The employees who shall receive such options at the Closing shall be determined by mutual agreement of CIBER and ARIS prior to the Effective Time. The exercise price of options granted pursuant to this subsection will be the fair market value of the CIBER Closing Stock at the Effective Time. The options shall vest over a period of four (4) years.

    Section 5.6 HEALTH INSURANCE. From the Effective Time, CIBER shall, or shall cause the Surviving Corporation to, provide group health plan coverage as defined in Section 5000(b)(1) of the Code. Such coverage shall (i) cause any pre-existing conditions or limitations and eligibility waiting periods (only to the extent such limitations or waiting periods did not apply to the ARIS Employees under the Employee Plans) under any group health plans of CIBER or the Surviving Corporation to be waived with respect to the Company Employees and their eligible dependents and (ii) give each ARIS Employee credit for the plan year in which the Effective Time occurs toward applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Effective Time, and
(iii) comply with continuation of group coverage in accordance with the Consolidated Omnibus Reconciliation Act ("COBRA" and Section 4980B of the Code, and the Health Insurance Portability and Accounting Act ("HIPAA") in respect to each individual who was an employee of ARIS or a spouse or dependent of any such employee, who has subsequently become an employee of CIBER.

    Section 5.7  OTHER OFFERS.

    (a) From the date of this Agreement until the earlier of the termination of this Agreement or the Closing Date, no Restricted Person will, directly or indirectly (i) take any action to solicit, initiate or encourage any Acquisition Proposal, or (ii) subject, in the case of ARIS, to the fiduciary duties of its Board of Directors under applicable law as advised by counsel to ARIS, with a view to pursuing an Acquisition Proposal with any person (x) engage in negotiations with, or (y) disclose any nonpublic information relating to ARIS, or (z) afford access to the properties, books or records of ARIS to, any such person.

    (b) From the date of this Agreement until the earlier of the termination of this Agreement on the Closing Date, ARIS shall notify CIBER (in accordance with Section 8.3 hereof) promptly (and in any event within forty-eight hours) after receipt of an Acquisition Proposal, and shall in any such notice indicate in reasonable detail the identity of the Person making such Acquisition Proposal and the terms and conditions thereof. ARIS shall keep CIBER fully informed of the status and details (including amendments or proposed amendments) of any such Acquisition Proposal.

    Section 5.8  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    (a) All rights to indemnification existing in favor of those Persons who are, or were, directors and officers of the ARIS at or prior to the date of this Agreement (the "Indemnified Persons") shall survive the Merger and shall be observed by CIBER to the fullest extent permitted by Delaware law for a period of six years from the Effective Time.

    (b) From the Effective Time until the sixth anniversary of the Effective Time, CIBER shall maintain in effect, for the benefit of the Indemnified Persons with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the ARIS as of the date of this Agreement in the form disclosed by the ARIS to CIBER prior to the date of this Agreement (the "Existing Policy"); PROVIDED, HOWEVER, that in no event shall

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CIBER be required to pay an annual premium on such insurance policy that is greater than 150% of ARIS's current annual premiums paid by ARIS for such insurance policy (calculated on a cumulative basis giving credit to any prior year(s) in which such premiums are less than 150% of ARIS's current annual premiums); and PROVIDED FURTHER that if the annual premiums of such insurance exceed such amount, CIBER shall be obligated to obtain a policy with the greatest coverage available, for a cost not exceeding such amount.

    Section 5.9 STOCK EXCHANGE LISTING. CIBER shall use reasonable best efforts to cause the shares of CIBER Common Stock issued as Stock Consideration in the Merger to be approved for listing on the New York Stock Exchange subject to official notice of issuance, prior to the Effective Time.

    Section 5.10 FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, ARIS and CIBER shall and shall cause any appropriate other party to: (a) use all reasonable efforts to cooperate with one another in
(i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement.

    Section 5.11 SATISFACTION OF CONDITIONS. Subject to the terms and conditions of this Agreement, CIBER and ARIS will each use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to satisfy the conditions to the other party's obligation to consummate this Agreement. The parties each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transaction contemplated hereby in accordance with this Agreement.

    Section 5.12 APPLICATION OF RESTRICTIONS. ARIS shall take all necessary steps to avoid the application of the restrictions contained in section 23B.19.040 of the WBCA.

    Section 5.13 SURVIVAL. None of the representations and warranties made by ARIS or CIBER in this Agreement shall survive the Closing.

    Section 5.14 TAX-FREE REORGANIZATION. The parties hereto shall use all reasonable best efforts to cause the transactions contemplated hereby to be treated for all purposes and to be recognized as a reorganization under
Section 368(a)(1)(A) of the Code and any other applicable state or federal law.

    Section 5.15 SECTION 16b-3. Prior to the Effective Time, CIBER and ARIS shall take all such steps as may be required to cause and any other dispositions of capital stock of CIBER and ARIS (including derivative securities thereof) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, with respect to ARIS to be exempt under Rule 16b-3 of the 1934 Act.

    Section 5.16 PRESERVATION OF TAX BENEFIT. If CIBER determines, after consultation with its outside tax counsel, that the transaction contemplated hereby may not be recognized as a reorganization under Section 368(a)(1)(A) of the Code by reason of the value of the Stock Consideration, as measured by the anticipated closing price of a share of CIBER Common Stock on the Closing Date, CIBER and ARIS upon mutual agreement may, in their discretion, (a) increase the number of shares of CIBER included in the Stock Consideration and
(b) correspondingly decrease the amount of the Cash Consideration (but without decreasing the aggregate value of the Merger Consideration) to the extent CIBER reasonably deems necessary or appropriate to qualify the transaction as a reorganization under Section 368(a)(1)(A) of the Code.

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    Section 5.17  OFFICER'S CERTIFICATES.  ARIS shall use its reasonable best efforts to cause an officer of ARIS to provide a certificate containing customary representations, in a form provided by CIBER, as a basis for the tax opinion to be delivered by Davis Graham & Stubbs LLP to CIBER and CIBER shall use its reasonable best efforts to cause an officer of CIBER to provide a certificate containing customary representations, in a form provided by ARIS, as a basis for the tax opinion to be delivered by PricewaterhouseCoopers LLP to ARIS.

    Section 5.18 AFFILIATES. Not less than 30 days prior to the Effective Time, ARIS shall deliver to CIBER a letter identifying all persons who, in the opinion of ARIS, may be deemed at the time this Agreement is submitted for approval by the shareholders of ARIS, "affiliates" of ARIS for purposes of Rule 145 under the Securities Act, and such list shall be updated as necessary to reflect any changes from the date thereof. ARIS shall use reasonable best efforts to cause each person identified on such list delivered to CIBER not less than 15 days prior to the Effective Time, a written agreement in customary form.

    Section 5.19 MULTIPLE EMPLOYER PLAN. ARIS shall use its reasonable best efforts to spin off a plan for the Noetix Corporation employees from the ARIS 401(k) profit sharing plan prior to the Closing Date such that at the Closing Date no accounts for employees or former employees of Noetix shall be included in the ARIS 401(k) profit sharing plan; PROVIDED, HOWEVER, that if ARIS is not able to accomplish such a spin off prior to the Closing Date, then ARIS shall freeze the plan to future Noetix contributions on the Closing Date.

    Section 5.20 ARIS, UK LTD. ARIS shall use its reasonable best efforts to be current by the Closing Date in all of its statutory audit and tax filings in the United Kingdom with respect to ARIS, UK Ltd.

                                   ARTICLE VI
                                   CONDITIONS

    Section 6.1 CONDITIONS TO THE OBLIGATION OF EACH PARTY. Unless waived in writing by the parties, the obligations of each of ARIS and CIBER to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

        (a) This Agreement, and the consummation of the transactions contemplated by this Agreement shall have been approved and adopted by the requisite vote of the shareholders of ARIS as required by the WBCA and its articles of incorporation and by-laws.

        (b) No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Entity, nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, shall be in effect that would make the transactions contemplated by this Agreement, including the holding, directly or indirectly, by CIBER of any of the assets of ARIS, illegal or otherwise prevent the consummation of the transactions contemplated by this Agreement.

        (c) All waivers, consents, approvals and actions or non-actions of any Governmental Entity and of any other third party required to consummate the transactions contemplated by this Agreement shall have been obtained and shall not have been reversed, stayed, enjoined, set aside, annulled or suspended, except for such failures to obtain such waiver, consent, approval or action which would not be reasonably likely (x) to prevent the consummation of the transactions contemplated hereby or (y) to have a ARIS Material Adverse Effect or a CIBER Material Adverse Effect.

        (d) The Form S-4 Registration Statement shall be effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no proceeding for that

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    purpose shall have been initiated or be threatened, by the SEC with respect to the Form S-4 Registration Statement.

        (e) The waiting period applicable to the consummation of the Merger under the HSR Act, if applicable, shall have expired or been terminated and, on the Closing Date, there shall not be in effect any voluntary agreement between CIBER and the Federal Trade Commission or the Department of Justice pursuant to which CIBER has agreed not consummate the Merger for a period of time; any similar waiting period under any applicable foreign antitrust law or regulation shall have expired or been terminated; and any Consent required under any applicable foreign antitrust law or regulation shall have been obtained.

        (f) There shall not be pending or threatened any legal proceeding in which a Governmental Entity is or is threatened to become a party or is otherwise involved challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement.

    Section 6.2 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF ARIS. The obligations of ARIS to effect the transactions contemplated by this Agreement is also subject to the fulfillment at or prior to the Closing Date of the following conditions, unless such conditions are waived in writing by ARIS:

        (a) CIBER shall have performed or complied in all material respects with each obligation, agreement and covenant to be performed or complied with by it hereunder at or prior to the Closing Date.

        (b) The representations and warranties of CIBER in this Agreement shall be true and correct as if made on the Closing Date.

        (c) ARIS shall have received a certificate signed by an executive officer of CIBER certifying to the matters set forth in Sections 6.2(a),
    (b), (d) and (f).

        (d) The Shares shall have been approved for listing on the New York Stock Exchange subject to official notice of issuance.

        (e) ARIS shall have received the written confirmation of PricewaterhouseCoopers LLP, effective as of the Closing Date, to the effect that the transaction contemplated by this Agreement qualifies as a reorganization as described in Section 368(a)(1)(A) of the Code.

        (f) CIBER's Tangible Net Worth on the CIBER Final Closing Balance Sheet shall be at least ninety percent (90%) of its Tangible Net Worth on May 31, 2001.

    Section 6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF CIBER. The obligation of CIBER to effect the transactions contemplated by this Agreement are also subject to the fulfillment at or prior to the Closing Date of the following conditions, unless such conditions are waived in writing by CIBER:

        (a) ARIS shall have performed or complied in all material respects with each obligation, agreement and covenant to be performed and complied with by it hereunder at or prior to the Closing Date.

        (b) The representations and warranties of ARIS set forth in this Agreement shall be (i) in the case of representations and warranties qualified by materiality or Material Adverse Effect or the like, true and correct as of the Closing Date, and (ii) in the case of representations and warranties not so qualified, true and correct in all material respects as of the Closing Date, with the same force and effect as if made on the Closing Date, other than such representations and warranties as are made as of another date.

        (c) CIBER shall have received a certificate signed by an executive officer of ARIS, dated as of the Closing Date, certifying to the matters set forth in Sections 6.3(a), (b), (f), (g), and (h), and a certificate signed by the secretary of ARIS, dated as of the Closing Date, certifying the articles of incorporation, by-laws and resolutions of the ARIS directors and the holders of ARIS stock approving this Agreement and the transactions contemplated hereby.

        (d) There shall not be pending any legal proceeding in which, in the reasonable judgment of CIBER, there is a reasonable possibility of an outcome that would have a Material Adverse Effect on ARIS or on CIBER:
    (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement;
    (b) relating to the Merger and seeking to obtain from CIBER or any of its Subsidiaries, or ARIS any damages or other relief that may be material to CIBER; (c) seeking to prohibit or limit in any material respect CIBER's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of ARIS; (d) which would affect adversely the right of CIBER, or of ARIS, to own the assets or operate the business of ARIS; or (e) seeking to compel CIBER or ARIS, or any Subsidiary of CIBER or ARIS, to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions contemplated by this Agreement.

        (e) CIBER shall have received the opinion of Van Valkenberg Furber Law Group, P.L.L.C., ARIS's Counsel dated as of the Closing Date, in a form reasonably satisfactory to CIBER.

        (f) CIBER shall have received, effective as of the Closing Date, the resignations of each director of ARIS.

        (g) The appropriate executive officers of ARIS, on ARIS's behalf, shall have delivered to CIBER a certificate of non-foreign status under
    Section 1445 of the Code.

        (h) Holders of no more than 10% of the ARIS Stock shall have exercised their right to dissent to the Merger in accordance with the WBCA.

        (i) CIBER shall have received such other documents and instruments as may reasonably be required by CIBER to consummate the transactions contemplated by this Agreement.

        (j) CIBER shall have received written confirmation from Davis Graham & Stubbs LLP, effective as of the Closing Date, to the effect that the transaction contemplated by this Agreement qualifies as a reorganization as described in Section 368(a)(1)(A) of the Code.

        (k) ARIS shall not have suffered or incurred any ARIS Material Adverse Effect since March 31, 2001.

                                  ARTICLE VII
                                  TERMINATION

    Section 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time whether before or after approval of this Agreement and the transactions contemplated herein by the respective boards of directors or shareholders of the parties hereto:

        (a) by mutual written consent of CIBER and ARIS;

        (b) by either of CIBER or ARIS if the Closing Date shall not have occurred within 150 days from the date of this Agreement; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose breach of any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date;

        (c) by ARIS if CIBER shall have failed to perform in any material respect any of its representation, warranties, covenants or other agreements contained in this agreement;

        (d) by CIBER if ARIS shall have failed to perform in any material respect any of its representation, warranties, covenants or other agreements contained in this agreement;

        (e) by either CIBER or ARIS if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling each of the parties hereto shall use all reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

        (f) by ARIS or CIBER if (i) the ARIS Shareholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and ARIS's shareholders shall have voted on a proposal to adopt this Agreement, and (ii) this Agreement shall not have been adopted at such meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required ARIS Shareholder Vote; PROVIDED, HOWEVER, that a party shall not be permitted to terminate this Agreement pursuant to this
    Section 7.1(f) if the failure to obtain such shareholder approval is attributable to a failure on the part of such party to perform any material obligation required to be performed by such party at or prior to the Effective Time;

        (g) by CIBER if ARIS shall have breached Section 5.7(a);

        (h) by ARIS if the average of the daily closing prices of a share of CIBER Common Stock on the NYSE for the five (5) consecutive trading days ended three (3) days prior to the Closing Date is less than $4.00;

        (i) by ARIS if CIBER's Tangible Net Worth on the Final Closing Balance Sheet Date shall not be at least ninety percent (90%) of its Tangible Net Worth on May 31, 2001;

        (j) by CIBER if ARIS shall have suffered or incurred any ARIS Material Adverse Effect since March 31, 2001.

        (k) by CIBER if prior to the ARIS Shareholders' meeting, ARIS receives an Acquisition Proposal that it determines is a Superior Proposal in accordance with Section 5.3(c) and resolves to accept such Superior Proposal or the Board of Directors of ARIS (or a committee thereof) shall have withdrawn, modified or amended in any manner adverse to CIBER its approval or recommendation in favor of the Merger, or shall have recommended or approved an Acquisition Proposal or shall have resolved to do any of the foregoing.

    Section 7.2 EFFECT OF TERMINATION. Upon the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become null and void, PROVIDED, HOWEVER, that (i) this Section 7.2, Sections 7.3 and 5.4 and
Article VIII shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any material inaccuracy in or breach of any representation or any material breach of any warranty, covenant or other provision contained in this Agreement.

    Section 7.3  EXPENSES; TERMINATION FEE.  Except as set forth in this
Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that:

        (a) In the event that this Agreement is terminated by CIBER pursuant to Sections 7.1 (g) or (k), then ARIS shall pay to CIBER a termination fee of $1,500,000;

        (b) In the event this Agreement is terminated by ARIS pursuant to
    Section 7.1(i), then CIBER shall pay to ARIS a termination fee of $1,500,000;

        (c) If all of the conditions of Sections 6.1 and 6.3 shall have been satisfied and CIBER determines not to consummate all of the transactions contemplated by this Agreement, the parties agree that such action would cause actual injury to ARIS, the nature of which would be difficult to ascertain, and therefore CIBER would pay to ARIS liquidated damages in the amount of $2,500,000 as the sole and exclusive remedy of ARIS with respect to such action and otherwise with respect to this Agreement.

    If ARIS or CIBER fails to pay within three (3) business days any amount payable under this Section 7.3, then (i) the obligor party shall reimburse obligee party for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the obligee party of its rights under this Section 7.3, and
(ii) the obligor party shall pay to obligee party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid) at a rate per annum equal to 2% over the "prime rate" (as reported by the Wall Street Journal) in effect on the date such overdue amount was originally required to be paid.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    Section 8.1 INTERPRETATION; GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS. This Agreement shall be construed as though prepared by both parties hereto and shall be construed without regard to any presumption or other rule requiring construction against the party causing an agreement to be drafted. This Agreement shall be construed and governed by the laws of the State of Colorado (without giving effect to its principles of conflicts of laws). Notwithstanding anything to the contrary in the previous sentence, the duties of the Board of Directors of ARIS shall be construed and governed by the laws of the State of Washington. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must be brought against the applicable party in the courts of the State of Colorado or, if it has or can obtain jurisdiction, in the United States District Court for such state, and each party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in this section may be served on any party anywhere in the world, whether within or without the State of Colorado, and may also be served upon any party in the manner provided for giving notices to it or him in Section 8.4 below.

    Section 8.2 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; PROVIDED, HOWEVER, that no party may assign his, her or its rights or obligations under this Agreement without the prior written consent of the other parties, which consent shall not be unreasonably withheld.

    Section 8.3 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery, or first-class mail, certified or registered with return receipt requested, or by commercial overnight courier and shall be deemed to have been duly given upon hand delivery, delivery by commercial overnight courier to the address specified below, or deposit in the U.S. mail as provided above, addressed as follows:

       If to ARIS

       ARIS Corporation
       2229 112th Avenue NE
       Bellevue, WA 98004-2936
       Attention: Kendall W. Kunz
       Telephone: (425) 372-2704
       Facsimile: (425) 372-2798

       with a copy to (which shall not constitute notice):

       Van Valkenberg Furber Law Group, P.L.L.C.
       1325 Fourth Avenue, Suite 1200
       Seattle, WA 98101-2509
       Attention: Bradley B. Furber
       Telephone: (206) 464-0460
       Facsimile: (206) 464-2857

       If to CIBER:

       CIBER, Inc.
       5251 DTC Parkway, Suite 1400
       Greenwood Village, Colorado 80111
       Attention: David Durham
       Telephone: (303) 220-0100
       Facsimile: (303) 220-7100

       with a copy to (which shall not constitute notice):

       Davis Graham & Stubbs LLP
       1550 17th Street, Suite 500
       Denver, CO 80202
       Attention: John L. McCabe
       Telephone: (303) 892-9400
       Facsimile: (303) 893-1379

To such other address as to which notice is provided in accordance with this Section.

    Section 8.4 SEVERABILITY. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

    Section 8.5 THIRD-PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit nor confer any rights or remedies on any person other than the parties hereto and their respective heirs, successors and legal representatives.

    Section 8.6 FURTHER ASSURANCES. From time to time after the Closing Date, ARIS shall execute all such instruments as CIBER shall reasonably request in order more effectively to consummate this transaction contemplated by this Agreement to CIBER. The parties shall also execute and deliver to the appropriate other party such other instruments as may be reasonably required in connection with the performance of this Agreement and each shall take all further actions as may be reasonably required to carry out the transactions contemplated by this Agreement.

    Section 8.7 ENTIRE AGREEMENT; MODIFICATIONS. This Agreement represents the entire understanding between the parties with respect to the subject matter hereof and supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof. All modifications to this Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

    Section 8.8 HEADINGS. The section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

    Section 8.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, in original or by facsimile, any of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.

    Section 8.10 WAIVER. The waiver of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

    IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                                     CIBER, Inc.,
                                                     a Delaware corporation

                                                     By:                 /s/ DAVID DURHAM
                                                            -----------------------------------------
                                                     Name:                 David Durham
                                                            -----------------------------------------
                                                     Title:   Senior Vice President/Chief Financial
                                                                             Officer
                                                            -----------------------------------------

                                                     ARIS Corporation,
                                                     a Washington corporation

                                                     By:               /s/ KENDALL W. KUNZ
                                                            -----------------------------------------
                                                     Name:               Kendall W. Kunz
                                                            -----------------------------------------
                                                     Title:             President and CEO
                                                            -----------------------------------------

                                    ANNEX B
                OPINION OF FRIEDMAN BILLINGS & RAMSEY CO., INC.

                                                                   July 31, 2001

Board of Directors
Aris Corporation
2229 12th Avenue, NE
Bellevue, WA 98004-2936

Board of Directors:

    You have requested our opinion as to the fairness, from a financial point of view, to the shareholders (the "Shareholders") of Aris Corporation ("Aris" or the "Company") of the consideration to be paid to the Shareholders by Ciber, Inc. ("Ciber") in connection with the proposed acquisition (the "Transaction") of all of the outstanding securities of the Company. The Transaction will be made pursuant and subject to the Second Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") by and among the Company and Ciber. The consideration offered by Ciber in the Transaction for each issued and outstanding share of Company common stock, no par value ("Company Common Stock") will be (i) 0.22 shares of Ciber, par value $.01 (the "Ciber Common Stock") and (ii) $1.30 in cash, subject to adjustment as provided in the Merger Agreement (the "Consideration"). For purposes of this opinion, we have assumed, with your consent, that for the Shareholders, the Transaction will qualify as a tax-free reorganization under the United States Internal Revenue Code and that the Transaction will be accounted for as a purchase.

    Friedman, Billings Ramsey & Co., Inc. ("FBR") has been engaged by the Company to review the Transaction and to deliver to the board of directors of the Company an opinion regarding the fairness to the Shareholders, from a financial point of view, of the Consideration to be paid by Ciber in the Transaction. In connection with our review of the Transaction, and in arriving at our opinion, we have among other things:

    1. Reviewed the Merger Agreement and the financial terms and conditions set forth therein, as well as the schedules thereto;

    2. Reviewed the audited balance sheets of Ciber and Aris as of December 31, 2000, 1999 and 1998, respectively, and the audited results of operations and statements of cash flow for the years ended
       December 31, 2000, 1999 and 1998, respectively, accompanied in each case by the audit report thereon of Pricewaterhousecoopers LLP in the case of Aris, and KPMG LLP in the case of Ciber, and the unaudited balance sheets of Ciber and Aris as of March 31, 2001 and the related results of operations and statement of cash flows for the three-month period then ended;

    3. Reviewed other data relating to Ciber and Aris, including: certain internal financial statements and other financial and operating data, including certain financial forecasts and other forward-looking financial information, concerning Ciber and Aris, prepared by the management teams of the respective companies;

    4. Reviewed certain publicly available research estimates by research analysts regarding Aris and Ciber, respectively;

    5. Reviewed the reported stock price and trading activity for Aris Common Stock and Ciber Common Stock;

    6. Compared the financial performance and securities data of Aris and Ciber with that of certain other companies we deem comparable to Aris and Ciber whose securities are traded in public markets, which securities like many information technology services and Internet-related stocks have been and are likely to continue to be subject to significant short-term price and trading volatility;

    7. Compared the financial terms of the Transaction with the financial terms, to the extent publicly available, of other transactions that we deemed relevant;

    8. Participated in discussions and negotiations among representatives of Aris and Ciber and their advisors during the three weeks preceding the date hereof; and

    9. Made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

    In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company and Ciber or any other third party and have not independently verified any such information. We have not made an independent evaluation or appraisal of the assets or liabilities of either the Company or Ciber, and we have not been furnished with any such evaluation or appraisal.

    With respect to the financial projections provided to us by the Company and Ciber, we have assumed that such projections were prepared in good faith on reasonable bases reflecting management's' current best estimates and judgments of the Company's and Ciber's future financial performance as independent companies and as a combined company. This opinion is based substantially upon the financial projections and estimates described above. Further, without limiting the foregoing, we have assumed, without independent verification, that the historical and projected financial information provided to us by the Company and Ciber, respectively, accurately reflects the historical and projected operations of the Company and Ciber.

    We have made no independent investigation of any legal matters involving the Company or Ciber, and we have assumed the correctness of all legal advice given to you and us by counsel.

    Our opinion is based on market, economic, financial and other circumstances and conditions as they exist and can be evaluated as of the date of this letter, and any material change in such circumstances and conditions would require a reevaluation of this opinion, which we are under no obligation to undertake.

    We express no opinion as to the underlying business decision of the Company to effect the Transaction, the structure, or accounting treatment or taxation consequences of the Agreement or the availability or the advisability of any alternatives to the Transaction. FBR did not structure the Transaction or negotiate the terms of the Transaction. Further, we express no opinion as to the value of the Ciber Common Stock upon the consummation of the Transaction or the price at which the Ciber Common Stock will trade at any time. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to the Shareholders. We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the board of directors to approve or consummate the Transaction.

    We have been engaged by the Company in connection with the Transaction, and, for our rendering of this opinion, the Company will pay us a fee. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement including the rendering of this opinion and other matters.

    It is understood that this letter is for the information of the Company's board of directors in evaluating the Transaction. This opinion may not be used by the Company for any other purpose or reproduced, disseminated, quoted or referred to by the Company at any time, in any manner or for any purpose, in whole or in part, without our prior written consent, which shall not be unreasonably withheld, except that this opinion may be reproduced in full in, and references to the opinion and to FBR and its relationship with the Company (in each case in such form as FBR may approve) may be included in any proxy statement or prospectus relating to the Transaction that the Company or Ciber files with the United States Securities and Exchange Commission and distributes to Shareholders in connection with the Transaction. This letter should not be construed as creating any fiduciary duty on the part of FBR to any party.

    FBR, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, we may trade in the Company's securities for our own account and the accounts of our customers, and, accordingly, may at any time hold a long or short position in the Company's securities.

    Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid by Ciber in the Transaction is fair, from a financial point of view, to the Shareholders.

Very truly yours,
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
By:
/s/ PHILIP J. FACCHINA
-------------------------------------------
Philip J. Facchina
SENIOR MANAGING DIRECTOR, TECHNOLOGY AND GROWTH

                                    ANNEX C
                               CHAPTER 23B.13 RCW
                               DISSENTERS' RIGHTS

SECTION
-------
     23B.13.010         Definitions.
     23B.13.020         Right to dissent.
     23B.13.030         Dissent by nominees and beneficial owners.
     23B.13.200         Notice of dissenters' rights.
     23B.13.210         Notice of intent to demand payment.
     23B.13.220         Dissenters' notice.
     23B.13.230         Duty to demand payment.
     23B.13.240         Share restrictions.
     23B.13.250         Payment.
     23B.13.260         Failure to take action.
     23B.13.270         After-acquired shares.
     23B.13.280         Procedure if shareholder dissatisfied with payment or offer.
     23B.13.300         Court action.
     23B.13.310         Court costs and counsel fees.

RCW 23B.13.010 DEFINITIONS.

    As used in this chapter:

    (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

    (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

    (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

    (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

    (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

    (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

    (7) "Shareholder" means the record shareholder or the beneficial shareholder. [1989 c 165 s 140.]

RCW 23B.13.020. RIGHT TO DISSENT.

    (1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

        (a) Consummation of a plan of merger to which the corporation is a party
    (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

        (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

        (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

        (d) An amendment of the articles of incorporation that materially reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RCW 23B.06.040; or

        (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

    (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

    (3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

        (a) The proposed corporate action is abandoned or rescinded;

        (b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

        (c) The shareholder's demand for payment is withdrawn with the written consent of the corporation. [1991 c 269 s 37; 1989 c 165 s 141.]

RCW 23B.13.030. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

    (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

    (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

        (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

        (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote. [1989 c 165 s 142.]

RCW 23B.13.200. NOTICE OF DISSENTERS' RIGHTS.

    (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

    (2) If corporate action creating dissenters' rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after [the] effective date of such corporate action, shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RCW 23B.13.220. [1989 c 165 s 143.]

RCW 23B.13.210. NOTICE OF INTENT TO DEMAND PAYMENT.

    (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must

        (a) deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and

        (b) not vote such shares in favor of the proposed action.

    (2) A shareholder who does not satisfy the requirements of subsection
(1) of this section is not entitled to payment for the shareholder's shares under this chapter. [1989 c 165 s 144.]

RCW 23B.13.220. DISSENTERS' NOTICE.

    (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

    (2) The dissenters' notice must be sent within ten days after the effective date of the corporate action, and must:

        (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

        (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

        (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

        (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

        (e) Be accompanied by a copy of this chapter. [1989 c 165 s 145.]

RCW 23B.13.230. DUTY TO DEMAND PAYMENT.

    (1) A shareholder sent a dissenters' notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to

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be set forth in the dissenters' notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

    (2) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

    (3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter. [1989 c 165 s 146.]

RCW 23B.13.240 SHARE RESTRICTIONS.

    (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

    (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action. [1989 c 165 s 147.]

RCW 23B.13.250. PAYMENT.

    (1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

    (2) The payment must be accompanied by:

        (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

        (b) An explanation of how the corporation estimated the fair value of the shares;

        (c) An explanation of how the interest was calculated;

        (d) A statement of the dissenter's right to demand payment under RCW 23B.13.280; and

        (e) A copy of this chapter. [1989 c 165 s 148.]

RCW 23B.13.260. FAILURE TO TAKE ACTION.

    (1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

    (2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure. [1989 c 165 s 149.]

RCW 23B.13.270. AFTER-ACQUIRED SHARES.

    (1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters'

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notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

    (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280. [1989 c 165 s 150.]

RCW 23B.13.280. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

    (1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

        (a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

        (b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

        (c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

    (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares. [1989 c 165 s 151.]

RCW 23B.13.300. COURT ACTION.

    (1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    (2) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

    (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

    (4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

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    (5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

    (6) Each dissenter made a party to the proceeding is entitled to judgment
(a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270. [1989 c 165 s 152.]

RCW 23B.13.310. COURT COSTS AND COUNSEL FEES.

    (1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

    (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

        (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

        (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

    (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited. [1989 c 165 s 153.]

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                               ARIS CORPORATION

                 PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                              September 11, 2001

               SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kendall W. Kunz and Fred Schapelhouman, and each or both of them, proxies, with full power of substitution to vote all shares of stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Aris Corporation, to be held on Tuesday, September 11 at 10:00 a.m. at Aris Corporation Headquarters, 2229 112th Avenue NE, Bellevue, Washington and at any adjournment thereof, upon matters set forth in this Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus dated August 6, 2001, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE MERGER AS DESCRIBED IN ITEM 1.

                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                             FOLD AND DETACH HERE

                                                           Please mark your
                                                           votes as indicated
                                                           in this example   /X/

                                                           FOR  AGAINST  ABSTAIN
1.  TO APPROVE AND ADOPT THE AMENDED AND RESTATED          / /    / /      / /
    AGREEMENT AND PLAN OF MERGER PURSUANT TO WHICH
    ARIS CORPORATION SHALL MERGE WITH AND INTO CIBER, INC.


                                       Date: August  , 2001

                                       --------------------------------------
                                       Signatures(s) of Shareholder(s)

                                       --------------------------------------
                                       Print Name(s)

                                       (If signing as attorney, executor,
                                       trustee or guardian, please give your
                                       full title as such. If shares are held
                                       jointly, each holder should sign.)

                                       / / Check this box if you plan on
                                       attending the Annual Meeting of
                                       Shareholders in person.

                             FOLD AND DETACH HERE